As filed with the Securities and Exchange Commission on July 11, 2006.

Registration No. 333-134614

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	6361	54-1589611
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Gateway Centre Parkway

Richmond, Virginia 23235-5153

(804) 267-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michelle H. Gluck, Esquire

Executive Vice President, General Counsel and Corporate Secretary

LandAmerica Financial Group, Inc.

101 Gateway Centre Parkway

Richmond, Virginia 23235-5153

(804) 267-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

R. Brian Ball, Esquire Robert E. Spicer, Jr., Esquire Charles W. Kemp, Esquire Williams Mullen Two James Center 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991	Christopher D. Johnson, Esquire Christopher J. Miner, Esquire Squire, Sanders & Dempsey, L.L.P. Two Renaissance Square 40 North Central Avenue Phoenix, Arizona 85004-4498 (602) 528-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend a special meeting of the stockholders of Capital Title Group, Inc. to be held on August 10, 2006 at 10:00 a.m., local time, at 4909 East McDowell Road, Phoenix, Arizona 85008. At the special meeting, Capital Title’s stockholders will be asked to approve a proposed merger whereby Capital Title will become a wholly-owned subsidiary of LandAmerica Financial Group, Inc. Only holders of record of Capital Title common stock at the close of business on July 11, 2006, the record date for the special meeting, are entitled to vote at the special meeting.

In the merger, each share of Capital Title common stock that you own will be exchanged for either $8.00 cash or a portion of a share of LandAmerica common stock with a value of no more than $8.25 and no less than $7.75 based on the average closing price of LandAmerica common stock immediately prior to the merger.

You may elect whether to receive cash or LandAmerica common stock for each of your shares of Capital Title common stock; however, elections will be re-allocated as necessary so that 80% of the total number of outstanding shares of Capital Title common stock (including shares issued upon the exercise of options and warrants) will receive cash and the remaining 20% will receive LandAmerica common stock. Therefore, based on the elections made by all of the holders of Capital Title common stock, you may receive a different proportion of cash and/or stock than you elect. You will receive an election form in a separate mailing for you to indicate the number of your shares of Capital Title common stock with respect to which you prefer to receive either cash or LandAmerica common stock. You must sign the form and return it in the separate envelope provided so that it is received prior to the election deadline, which will be 5:00 p.m. Eastern time on the date that is five business days following the effective date of the merger.

We expect the merger to be a taxable transaction for U.S. federal income tax purposes. You may recognize gain or loss for tax purposes as a result of the merger.

The merger proposal is described in this proxy statement/prospectus. We encourage you to read this entire document carefully, including the “Risk Factors” section.

Your board of directors recommends that you vote for the merger. We need your vote to complete the merger. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your proxy card or vote in person, the effect will be to vote against the merger.

You can and should obtain current market price quotations for shares of LandAmerica common stock and Capital Title common stock, which are listed on the New York Stock Exchange and The Nasdaq National Market under the symbols “LFG” and “CTGI,” respectively.

Donald R. Head

Chairman of the Board

President and Chief Executive Officer

Capital Title Group, Inc.

An investment in LandAmerica common stock in connection with the merger involves certain risks and uncertainties. See “Risk Factors” beginning on page 21 of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. It is illegal to tell you otherwise.

This proxy statement/prospectus is dated July 12, 2006 and is being first mailed to Capital Title stockholders on or about July 13, 2006.

CAPITAL TITLE GROUP, INC.

14648 North Scottsdale Road, Suite 125

Scottsdale, Arizona 85254

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON August 10, 2006

YOU ARE HEREBY NOTIFIED of and invited to attend a special meeting of stockholders of Capital Title Group, Inc., a Delaware corporation, to be held on Thursday, August 10, 2006 at 10:00 a.m., local time, at 4909 East McDowell Road, Phoenix, Arizona 85008, for the purpose of considering and voting upon the following:

1.	A proposal to approve and adopt the Agreement and Plan of Merger dated as of March 28, 2006, by and among Capital Title Group, Inc., LandAmerica Financial Group, Inc. and CTG Acquisition Corporation, a wholly-owned subsidiary of LandAmerica, and the transactions contemplated thereby. The merger agreement provides that CTG Acquisition Corporation will merge with and into Capital Title, upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the accompanying proxy statement/prospectus. (See Proposal I.)

2.	A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting, as more fully described in the accompanying proxy statement/prospectus. (See Proposal II.)

Our board of directors has determined that the terms of the merger are fair to and in the best interests of Capital Title and our stockholders, has approved and adopted the merger agreement and the related transactions, and unanimously recommends that our stockholders vote “FOR” the approval and adoption of the merger agreement and the related transactions.

Our board of directors has fixed the close of business on July 11, 2006 as the record date for determination of our stockholders entitled to receive notice of and to vote at the special meeting. The special meeting may be adjourned or postponed from time to time upon approval of our stockholders without any notice other than by announcement at the special meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed special meeting.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to approve and adopt the merger agreement and the related transactions. Failure to return a properly executed proxy card, or to vote at the special meeting, will have the same effect as a vote against the merger agreement and the transactions contemplated thereby.

Capital Title stockholders who do not vote in favor of approving the merger agreement and who otherwise comply with the requirements of Delaware law will be entitled to appraisal rights. A summary of the applicable Delaware law provision, including the requirements a Capital Title stockholder must follow in order to exercise his or her appraisal rights, is contained in the accompanying proxy statement/prospectus. A copy of the Delaware law provision relating to appraisal rights is attached as Annex D to the proxy statement/prospectus.

Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by your board of directors, in the enclosed envelope, whether or not you expect to attend the special meeting. You may revoke the proxy at any time before its exercise by delivering to us a written notice of revocation, delivering to us a duly executed proxy card bearing a later date or by voting in person at the special meeting.

By Order of the Board of Directors

Mark C. Walker
July 13, 2006	Secretary

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT/PROSPECTUS CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

VOTING ELECTRONICALLY OR BY TELEPHONE

As a Capital Title Group, Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on August 9, 2006.

To vote your proxy by Internet:

Log on to www.continentalstock.com and have your proxy card available when you access the site. Follow the prompts to vote your shares.

To vote your proxy by Phone:

Dial 1-866-894-0537 and have your proxy card available when you call. Follow the voting instructions to vote your shares.

If your shares are held by a broker, bank or other holder of record, please refer to your voting card or other information forwarded by that entity to determine whether you may vote by telephone or electronically on the Internet, following the instructions on the card or other information provided by the record holder.

If you do not vote in favor of approval of merger agreement and you strictly comply with the procedures set forth in Section 262 of the Delaware General Corporation Law, you will be entitled to obtain payment in cash of the fair market value of your shares of Capital Title common stock under applicable provisions of Delaware law. A copy of the applicable Delaware statutory provisions is included as Annex D to this document, and a summary of these provisions can be found in the section titled “—Appraisal Rights” beginning on page 38.

PROXY STATEMENT OF CAPITAL TITLE GROUP, INC

PROSPECTUS OF LANDAMERICA FINANCIAL GROUP, INC.

Annex A	—	Agreement and Plan of Merger dated as of March 28, 2006, by and among LandAmerica Financial Group, Inc., CTG Acquisition Corporation and Capital Title Group, Inc.

Annex B	—	Form of Shareholder Voting Agreement

Annex C	—	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the Board of Directors of Capital Title Group, Inc.

Annex D	—	Appraisal Rights: Section 262 of the Delaware General Corporation Law

- ii -

ADDITIONAL INFORMATION

This document, which is sometimes referred to as this proxy statement/prospectus, constitutes a proxy statement of Capital Title to Capital Title stockholders with respect to the solicitation of proxies for the special meeting described within and a prospectus of LandAmerica for the shares of LandAmerica common stock that LandAmerica will issue to Capital Title stockholders in the merger. This proxy statement/prospectus incorporates certain business and financial information about LandAmerica and Capital Title from other documents filed with the Securities and Exchange Commission (the “SEC”) that is not included in or delivered with this proxy statement/prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” beginning on page 81. You also may obtain documents incorporated by reference in this document, other than certain exhibits to those documents, by requesting them in writing or by telephone from the appropriate company at the following addresses:

LandAmerica Financial Group, Inc. 101 Gateway Centre Parkway Richmond, Virginia 23235 Attention: General Counsel Telephone: (804) 267-8000	Capital Title Group, Inc. Investor Relations 4909 East McDowell Road Phoenix, Arizona 85008 Telephone: (602) 225-0504

You also may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from The Altman Group, Inc., the proxy solicitor for the merger, at the following address and telephone number:

The Altman Group, Inc.

1200 Wall Street West

3rd Floor

Lyndhurst, NJ 07071

Telephone: (800) 499-8410

You will not be charged for any of these documents that you request. Capital Title stockholders requesting documents should do so by August 2, 2006 in order to receive them before the stockholder meeting.

In “Questions and Answers About the Merger and the Stockholder Meeting” and in the “Summary” below, we highlight selected information from this proxy statement/prospectus. However, we may not have included all of the information that may be important to you. To better understand the merger agreement and the merger, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that we have incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 81.

QUESTIONS AND ANSWERS

ABOUT THE MERGER AND THE STOCKHOLDER MEETING

Q:	Why is Capital Title proposing this transaction?

A:	We believe the proposed merger is in the best interests of Capital Title and its stockholders. Our board of directors believes that combining with LandAmerica provides increased value to our stockholders and also provides those stockholders who elect to receive LandAmerica common stock in the merger the possibility to participate in the opportunities for growth offered by the combined company. These anticipated benefits depend on several factors, including the ability to obtain the necessary approvals for the merger and on other uncertainties. See “Risk Factors” beginning on page 21.

You should review the reasons for the merger described in greater detail under the caption “Capital Title’s Reasons for the Merger and the Capital Title Board’s Recommendation” beginning on page 43.

Q:	When and where is the stockholder meeting?

A:	The special meeting is scheduled to take place on Thursday, August 10, 2006, at 10:00 a.m., local time, at 4909 East McDowell Road, Phoenix, Arizona 85008.

Q:	What does the board of directors recommend?

A:	The board of directors of Capital Title has unanimously approved the merger agreement. The board recommends that stockholders vote “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby.

Q:	What will Capital Title stockholders receive for their stock?

A:	For each share of Capital Title common stock that you own, you may request to receive:

(1)	$8.00 in cash; or

(2)	a portion of a share of LandAmerica common stock with a value of no more than $8.25 and no less than $7.75 based on the average closing price of LandAmerica common stock immediately prior to the merger. The actual portion of a share to be received in exchange for each share of Capital Title is described in greater detail under the caption “Merger Consideration” beginning on page 33.

You may elect to receive cash or LandAmerica common stock for each of your shares of Capital Title common stock; however, elections will be re-allocated as necessary so that 80% of the total number of outstanding shares of Capital Title common stock (including shares issued upon the exercise of options and warrants) will receive cash and the remaining 20% will receive LandAmerica common stock. Therefore, based on the elections made by all of the holders of Capital Title common stock, you may receive a different proportion of cash and/or stock than you elected. This re-allocation mechanism is more fully described in this proxy statement/prospectus under the caption “Cash or Common Stock Election; Transmittal of Shares” beginning on page 34 and “Allocation and Proration Procedures” beginning on page 35.

Q:	What must stockholders do to elect to receive cash or LandAmerica common stock?

A:	To elect to receive cash or LandAmerica common stock for any or all of your shares of Capital Title common stock, you must indicate in the place provided on the election form, which you will receive in a separate mailing, the number of shares with respect to which you prefer to receive cash or stock, sign the form, and return the form in the separate envelope provided so that it is received prior to the election deadline, which is 5:00 p.m. Eastern time on the date that is five business days following the effective date of the merger. If the merger occurs, Capital Title will promptly make a public announcement of this fact.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of LandAmerica common stock with respect to some or all of your shares of Capital Title common stock;

•	to elect to receive cash with respect to some or all of your shares of Capital Title common stock; or

•	to indicate that you make no election, and thus have no preference, with respect to some or all of your shares of Capital Title common stock.

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Capital Title common stock. See “Cash or Common Stock Election; Transmittal of Shares” beginning on page 34.

Q:	Can I revoke or change my election after I mail my form of election?

A:	Yes. You may revoke or change your election at any time before the election deadline. You can do this by sending a written notice of such revocation or change in your election to the exchange agent at the address contained on the election form.

If you revoke your election form and then do not re-submit an election form that is timely, you will be deemed to have indicated that you are making no election with respect to your shares of Capital Title common stock.

Q:	Are stockholders guaranteed to receive the amount of cash or LandAmerica common stock that they request on their election form?

A:	No. The merger agreement provides that the number of shares of Capital Title common stock to be exchanged for cash and LandAmerica common stock will be 80% and 20%, respectively, of the total number of shares of Capital Title common stock outstanding prior to the merger. It is possible, therefore, that if you elect cash for all or a portion of your shares of Capital Title common stock, you could receive a different proportion of stock and cash than you elected.

In addition, in the event that the average closing price of LandAmerica common stock immediately prior to the merger is less than or equal to $55.52, a price that is 85% of the average closing price immediately prior to the date the merger agreement (March 28, 2006), then Capital Title may terminate the merger agreement unless either (i) the parties agree to adjust the mixture of cash and stock to be paid as merger consideration or (ii) LandAmerica elects to pay all of the merger consideration in cash. LandAmerica nevertheless may elect to pay all of the merger consideration in cash in such a situation even if Capital Title does not intend to terminate the merger agreement.

Q:	If I make an election to receive cash, under what circumstances will my election be re-allocated?

A:	Because the merger agreement provides that the number of shares of Capital Title common stock to be exchanged for cash will equal 80% of the total number of shares of Capital Title common stock outstanding prior to the merger, your election will be re-allocated if the total cash elections exceed 80%. In that circumstance, you will receive a combination of cash and LandAmerica common stock following a pro rata adjustment of all elections for cash in order to keep within this 80% cash limitation.

Q:	If I make an election to receive LandAmerica common stock, under what circumstances will my election be re-allocated?

A:

Because the merger agreement also provides that the number of shares of Capital Title common stock to be exchanged for LandAmerica common stock will equal 20% of the total number of shares of Capital Title common stock outstanding prior to the merger, your election may be re-allocated if the total stock elections exceed 20%. In that circumstance, you will receive a combination of cash and LandAmerica common stock following a pro rata adjustment of all elections for LandAmerica common stock in order to keep within this 20% stock limitation.

Q:	What happens if I do not make an election or my election form is not received timely?

A:	If the number of shares of Capital Title common stock electing to receive cash is more than 80% of the total number of shares of Capital Title common stock outstanding prior to the merger, you will receive shares of LandAmerica common stock.

If the number of shares of Capital Title common stock electing to receive LandAmerica common stock is more than 20% of the total number of shares of Capital Title common stock outstanding prior to the merger, you will receive cash.

In any other event, you will receive cash or LandAmerica common stock based on the amount of each such type of consideration remaining after allocations are made to shares of Capital Title common stock that made an election.

Q:	How will I receive my shares of LandAmerica common stock or cash?

A:	After receiving the proper documentation from you and determining the proper allocations of cash and LandAmerica common stock to be paid to the stockholders of Capital Title, the exchange agent will forward to you the cash and/or LandAmerica common stock to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found under the caption “Cash or Common Stock Election; Transmittal of Shares” beginning on page 34.

Stockholders will not receive any fractional shares of LandAmerica common stock. Instead, they will receive cash, without interest, for any fractional share of LandAmerica common stock that they might otherwise have been entitled to receive based on the average closing price of LandAmerica common stock immediately prior to the date that the merger occurs.

Q:	When will we complete the merger?

A:	We intend to complete the merger as soon as possible. To complete the merger, we must obtain the approval of Capital Title stockholders, regulatory approvals and satisfy or waive all other closing conditions under the merger agreement. We anticipate the merger will be completed in the third quarter of 2006. However, we cannot assure you when or if the merger will occur.

The regulatory approvals are described under “Regulatory Approvals” beginning on page 58.

Q:	What should I do now?

A:	Mail your signed proxy card in the enclosed return envelope or vote by telephone or the Internet as soon as possible so that your shares may be represented at the stockholder meeting. It is important that the proxy card be received as soon as possible and in any event before the stockholder meeting.

In addition, you should make an election as indicated on the election form, sign the form, and return the form along with the other required documents in the separate envelope provided so that it is received prior to the election deadline. See “Cash or Common Stock Election; Transmittal of Shares” beginning on page 34.

Q:	Can I change my vote after I mail my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the stockholder meeting. If you are a holder of record of Capital Title shares on the record date, you can do this in any one of three ways:

•	First, you can send a written notice to Capital Title stating that you would like to revoke your proxy;

•	Second, you can complete and submit a new proxy card. If you vote your proxy electronically through the Internet or by telephone, you can change your vote by submitting a different vote through the Internet or by telephone, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	Third, you can attend the stockholder meeting and vote in person. Simply attending the stockholder meeting, however, will not revoke your proxy.

If you choose to change your vote by sending a written notice or submitting a new proxy card, you must submit your notice of revocation or your new proxy card to Capital Title prior to the stockholder meeting. Your submissions must be mailed to the Corporate Secretary of Capital Title at the address listed on page 30. The latest dated and signed proxy actually received by this addressee before the special meeting will be counted, and any earlier proxies will be considered revoked.

If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change or revoke your vote.

Q:	Who will be soliciting proxies?

A:	In addition to solicitation of proxies by officers, directors and employees of Capital Title, Capital Title has engaged a professional proxy solicitation firm, The Altman Group, Inc., to assist it in soliciting proxies.

Q:	What if I do not vote or I abstain from voting?

A:	If you do not vote or you abstain from voting, your failure to vote or abstention will have the effect of a vote against the items being considered.

Q:	If my shares are held by my broker in “street name,” will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. If you hold your shares of Capital Title common stock in “street name” (i.e., your bank or broker holds your shares for you), you should receive instructions regarding election procedures directly from your bank or broker. You should follow the directions provided by your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares, which will have the effect of a vote against the items being considered. If you have any questions regarding these procedures, you should contact your bank or broker directly, or you may contact Capital Title or the Altman Group at the addresses or telephone numbers listed on page 6.

Q:	Will I be able to sell the shares of LandAmerica common stock that I receive in the merger?

A:	Yes, in most cases. The shares of LandAmerica common stock to be issued in the merger will be registered under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and listed on the New York Stock Exchange. However, certain stockholders who are deemed to be “affiliates” of LandAmerica or Capital Title under the Securities Act (generally, directors, executive officers and stockholders of LandAmerica or Capital Title holding more than 10% of the outstanding shares of common stock) must abide by certain transfer restrictions under the Securities Act.

Q:	What are the tax consequences of the merger to me?

A:	We expect that the merger will be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss as a result of the merger in an amount equal to the amount of cash or the fair market value of LandAmerica shares you receive, less your adjusted tax basis in the Capital Title common stock you surrender in the merger. We strongly encourage you to consult your own tax advisor to determine the tax consequences of the merger that are particular to you. For greater detail, see “Certain Federal Income Tax Consequences of the Merger” beginning on page 62.

Q:	Will I continue to receive future dividends?

A:

Before completion of the merger, Capital Title may, but is not obligated to, pay cash dividends on Capital Title shares. Receipt of a dividend will not reduce your per share merger consideration. After completion of the merger, you will be entitled only to dividends declared on any shares of LandAmerica common stock you receive in the merger. See “Price Range of Common Stock and Dividends” beginning on page 13.

Q:	Do I have dissenters’ or appraisal rights with respect to the merger?

A:	Yes. Under Delaware law, you have the right to dissent from the merger and, in lieu of receiving the merger consideration, obtain payment in cash of the fair value of your shares of Capital Title common stock as determined by the Delaware Chancery Court. To exercise appraisal rights, you must strictly follow the procedures prescribed by Section 262 of the Delaware General Corporation Law. See “Appraisal Rights” beginning on page 38. In addition, the full text of the applicable provisions of Delaware law is included as Annex D to this proxy statement/prospectus.

Q:	What happens if I sell my shares of Capital Title common stock before the special meeting?

A:	The record date for the special meeting is July 11, 2006, which is earlier than the date of the special meeting. If you hold your shares of Capital Title common stock on the record date you will retain your right to vote at the special meeting. If you transfer your shares of Capital Title common stock after the record date but prior to the date on which the merger is completed, you will lose the right to receive the merger consideration for shares of Capital Title common stock and any dividends that have a record date after the date on which you transfer your shares. The right to receive the merger consideration will pass to the person who owns your shares of Capital Title common stock when the merger is completed.

Q:	What will happen to my Capital Title shares after completion of the merger?

A:	Upon completion of the merger, your shares of Capital Title common stock will be canceled and will represent only the right to receive your portion of the merger consideration (or the fair value of your Capital Title common stock if you seek appraisal rights) and any declared but unpaid dividends that you may be owed. In addition, trading in shares of Capital Title common stock on the Nasdaq National Market will cease and price quotations for shares of Capital Title common stock will no longer be available.

Q:	Who should Capital Title stockholders call with questions?

A:	If you have more questions about the merger you should contact:

Capital Title Group, Inc.

Investor Relations

4909 East McDowell Road

Phoenix, Arizona 85008

Phone Number: (602) 225-0504

or

The Altman Group, Inc.

1200 Wall Street West

3rd Floor

Lyndhurst, NJ 07071

Phone Number: (800) 499-8410

SUMMARY

This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the merger and the other matters to be considered at the stockholder meeting. See “Where You Can Find More Information” beginning on page 81. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page 33)

We have attached the merger agreement to this proxy statement/prospectus as Annex A. Please read the merger agreement. It is the legal document that governs the merger.

In the merger, LandAmerica will acquire Capital Title by means of the merger of CTG Acquisition Corporation, a wholly-owned subsidiary of LandAmerica, with and into Capital Title. Capital Title will survive the merger as a wholly-owned subsidiary of LandAmerica.

Each share of Capital Title common stock outstanding immediately prior to the merger will be converted on the effective date of the merger into the right to receive either cash or shares of LandAmerica common stock as further described below. We expect to complete the merger in the third quarter of 2006 following receipt of all regulatory approvals, although there can be no assurance when or if the merger will be completed.

Capital Title’s Reasons for the Merger (page 43)

The board of directors of Capital Title believes that the merger is fair to and in the best interests of the company and unanimously recommends that you vote “FOR” the proposal to approve the proposed merger.

In reaching its determination to recommend approval of the merger, the board of directors of Capital Title considered a variety of factors, including the following material factors:

•	the best interests of Capital Title and its stockholders;

•	Capital Title’s business plan;

•	a review of the possible alternatives to a sale of Capital Title;

•	the presentation by Houlihan Lokey Howard & Zukin, its analysis of the value of Capital Title and its opinion that the merger consideration was fair from a financial point of view to the common stockholders of Capital Title taken as a whole;

•	the ability to complete the merger;

•	the terms of the merger agreement;

•	the current and prospective environment in which Capital Title operates, including economic conditions and the competitive environment of the title industry;

•	the interest of Capital Title’s officers and directors that are different from or in addition to the interests of Capital Title stockholders generally; and

•	the judgment and advice of Capital Title’s senior management.

What Capital Title Stockholders Will Receive (page 33)

Upon the effective date of the merger, each of your shares of Capital Title common stock will automatically be converted into the right to receive either $8.00 cash or a portion of a share of LandAmerica common stock with a value of no more than $8.25 and no less than $7.75 based on the average closing price of LandAmerica common stock immediately prior to the merger. The initial exchange rate, which is subject to adjustment, is 0.122 of a share of LandAmerica common stock per share of Capital Title common stock. The actual portion of a share to be received in exchange for each share of Capital Title common stock is described in greater detail under the caption “Merger Consideration” beginning on page 33.

After aggregating the portions of a share of LandAmerica common stock you are to receive, you will receive each of the whole shares of LandAmerica common stock you are entitled to receive and cash, without interest, for any fractional share of LandAmerica common stock that you might otherwise have been entitled to receive. The amount of cash you will receive for any fractional share is based on the average closing price of LandAmerica common stock immediately prior to the date that the merger occurs.

To elect to receive cash or LandAmerica common stock for any or all of your shares of Capital Title common stock, you must indicate in the place provided on the election form, which you will receive in a separate mailing, the number of shares with respect to which you prefer to receive cash or LandAmerica common stock, sign the form, and return the form in the separate envelope provided so that it is received prior to the election deadline, which is 5:00 p.m., Eastern time, on the date that is five business days following the effective date of the merger. If the merger occurs, Capital Title will promptly make a public announcement of this fact.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of LandAmerica common stock with respect to some or all of your shares of Capital Title common stock;

•	to elect to receive cash with respect to some or all of your shares of Capital Title common stock; or

•	to indicate that you make no election, and thus have no preference, with respect to some or all of your shares of Capital Title common stock.

If you do not submit an election form and the other required documents prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Capital Title common stock.

The merger agreement provides that the mixture of the aggregate merger consideration that LandAmerica will pay to the stockholders of Capital Title will be 20% in the form of shares of LandAmerica common stock and 80% in the form of cash. Because of this limitation, if you elect to receive cash, your election may be re-allocated if the total cash elections exceed 80% of the total number of shares of Capital Title common stock at the time of the merger. Conversely, if you elect to receive LandAmerica common stock, your election may be re-allocated if the total stock elections exceed 20% of the total number of shares of Capital Title common stock at the time of the merger. If you make no election or your election is received after the election deadline, then you will receive (i) cash if the number of stock elections exceed the 20% limitation, (ii) LandAmerica common stock if the number of cash elections exceed the 80% limitation or (iii) if neither limitation is exceeded, cash or LandAmerica common stock based on the amount of each such type of consideration remaining after allocations are made to shares of Capital Title common stock that made a timely election.

In addition, in the event that the average closing price of LandAmerica common stock immediately prior to the merger is less than or equal to $55.52, a price that is 85% of the average closing price immediately prior to the date the merger agreement, then Capital Title may terminate the merger agreement unless either (i) the parties agree to adjust the mixture of cash and LandAmerica common stock to be paid as merger consideration or (ii) LandAmerica elects to pay all of the merger consideration in cash. LandAmerica nevertheless may elect to pay all of the merger consideration in cash in such a situation even if Capital Title does not intend to terminate the merger agreement.

Appraisal Rights (page 38)

Under Delaware law, Capital Title stockholders are entitled to appraisal rights in connection with the merger. Any Capital Title stockholder of record who objects to the merger may elect to have his or her shares of Capital Title common stock appraised under the procedures of Delaware law and to be paid the fair value of his or her shares. The appraised value will not include any value arising from the merger, but may include a fair rate of interest. It is possible that the fair value determined may be more or less than the merger consideration. These procedures require, among other things, that a dissenter:

•	file with Capital Title a written demand for appraisal of the stockholder’s shares prior to the vote on the merger proposal;

•	not vote in favor of the merger; and

•	continuously hold his or her Capital Title common stock through the effective time of the merger.

If you fail to comply with any of these conditions and the merger is completed, you will lose your appraisal rights with respect to your shares of Capital Title common stock. See the relevant sections of Delaware law attached as Annex D to this proxy statement.

Capital Title Recommendation (page 43)

The board of directors of Capital Title believes that the merger is fair to Capital Title’s stockholders and in their best interests. Capital Title’s board unanimously recommends that stockholders vote “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby.

Opinion of Capital Title’s Financial Advisor (page 43)

Houlihan Lokey Howard & Zukin delivered a written opinion to the Capital Title board of directors that, as of March 24, 2006, the merger consideration is fair to the common stockholders of Capital Title from a financial point of view. We have attached this opinion to this proxy statement/prospectus as Annex C. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Houlihan Lokey Howard & Zukin in providing its opinion.

Accounting Treatment (page 60)

The merger will be accounted for under the purchase method of accounting.

Certain Federal Income Tax Consequences (page 62)

We expect that the merger will be a taxable transaction to Capital Title’s stockholders for U.S. federal income tax purposes. In general, you will recognize gain or loss as a result of the merger in an amount equal to the amount of cash or the fair market value of LandAmerica shares you receive, less your adjusted tax basis in the Capital Title common stock you surrender in the merger. Stockholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Capital Title common stock. Stockholders of Capital Title are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page 64)

LandAmerica Financial Group, Inc.

101 Gateway Centre Parkway

Richmond, Virginia 23235

(804) 267-8000

Headquartered in Richmond, Virginia, LandAmerica is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 900 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America and Europe. LandAmerica is recognized on Fortune magazine’s 2006 list of America’s most admired companies.

As of March 31, 2006, LandAmerica reported, on a consolidated basis, total assets of approximately $3,604.2 million, total liabilities of approximately $2,328.0 million and total stockholders’ equity of approximately $1,276.2 million.

Capital Title Group, Inc.

14648 North Scottsdale Road, Suite 125

Scottsdale, Arizona 85254

(480) 624-4200

Capital Title offers title insurance and escrow services, real estate appraisal and valuation, flood zone determinations, and other related services to residential and commercial customers in the real estate and mortgage lending industries throughout the United States. Capital Title currently operates approximately 140 branch offices and employs approximately 2,500 individuals located in Arizona, California, Nevada, Pennsylvania and Texas. Capital Title is also licensed to issue and underwrite title insurance policies in Arizona, California, Florida, Nevada, New York, Pennsylvania and Texas through its subsidiary United Capital Title Insurance Company.

As of March 31, 2006, Capital Title reported, on a consolidated basis, total assets of approximately $174.9 million, total liabilities of approximately $62.4 million and stockholders’ equity of approximately $112.5 million.

The Stockholder Meeting (page 30)

The special meeting of Capital Title’s stockholders will be held on August 10, 2006 at 10:00 a.m., local time, at 4909 East McDowell Road, Phoenix, Arizona 85008. At the special meeting, you will be asked:

•	to approve the merger agreement and the transactions contemplated thereby (See Proposal I); and

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the matter to be considered by the stockholders at the meeting (See Proposal II).

Record Date; Vote Required (pages 31 and 32)

You can vote at the special meeting of Capital Title stockholders if you owned shares of Capital Title common stock at the close of business on the record date, which is July 11, 2006. On that date, Capital Title had 30,469,138 shares of common stock outstanding and entitled to vote. You can cast one vote on each proposal for each share of Capital Title common stock that you owned on that date.

The approval of the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Capital Title’s outstanding shares entitled to vote at the meeting.

Approval of the adjournment of the meeting requires the affirmative vote of the holders of a majority of the shares present or represented at the meeting, whether or not a quorum is present.

Voting Agreement (page 53)

In connection with the merger agreement, the directors and executive officers of Capital Title entered into a voting agreement with LandAmerica and CTG Acquisition Corporation, which generally requires such directors and executive officers to vote “FOR” the merger. As of July 11, 2006, the record date, the directors and executive officers beneficially owned 3,656,677 outstanding shares of Capital Title common stock. These shares represented approximately 12% of the total issued and outstanding shares of Capital Title common stock on the record date.

Conditions to Completion of the Merger (page 54)

The obligations of LandAmerica and Capital Title to complete the merger depend on a number of conditions being met. These include:

•	Capital Title’s stockholders’ approval of the merger agreement and the related transactions; and

•	approval of the merger by the necessary federal and state regulatory authorities.

Where the law permits, either of us could choose to waive a condition to our obligation to complete the merger although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 58)

The merger cannot be completed unless it is approved by various state insurance regulatory authorities and other governmental and banking agencies and the applicable filing requirements and waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 and the related rules and regulations have been satisfied.

As of the date of this proxy statement/prospectus, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 has expired, but we have not yet received all of the required regulatory approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

Termination of the Merger Agreement; Expenses (page 56)

LandAmerica and Capital Title can mutually agree at any time to terminate the merger agreement without completing the merger, even if the Capital Title stockholders have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in a number of other situations, including:

•	the final denial of a required regulatory approval;

•	the failure of Capital Title to obtain the required stockholder vote;

•	an unremedied breach of the merger agreement by the other party, so long as the party that is seeking to terminate the merger agreement has not itself breached the merger agreement; or

•	the failure to complete the merger by December 31, 2006, so long as the party seeking to terminate the merger agreement has not, as a result of its breach of the merger agreement, caused the failure to complete the merger.

In addition, LandAmerica can decide to terminate the merger agreement if Capital Title breaches certain terms of the merger agreement relating to the seeking of approval of the merger by the Capital Title’s stockholders. Capital Title, on the other hand, can decide to terminate the merger agreement if the average closing price of LandAmerica common stock immediately prior to the merger is less than or equal to $55.52, a price that is 85% of the average closing price immediately prior to the date the merger agreement, unless either (i) the parties agree to adjust the mixture of cash and LandAmerica common stock to be paid as merger consideration or (ii) LandAmerica elects to pay all of the merger consideration in cash.

The merger agreement also provides that, if (i) Capital Title terminates the merger agreement in order to pursue an alternative offer from another party and such a transaction consummates within one year from the termination of the merger agreement, (ii) an offer from another party has been made and Capital Title consummates such a transaction within one year of (A) either party’s termination of the merger agreement due to a failure to consummate the merger by December 31, 2006, (B) either party’s termination of the merger agreement if the required vote of Capital Title’s stockholders was not obtained at the special meeting of Capital Title’s stockholders, or (C) LandAmerica’s termination of the merger agreement due to Capital Title’s uncured breach of the merger agreement, which breach would result in a failure of any of the closing conditions to the merger or (iii) LandAmerica terminates the merger agreement due to Capital Title’s unremedied breach of certain terms of the merger agreement relating to the seeking of approval of the merger by Capital Title’s stockholders, Capital Title will pay LandAmerica a termination fee of $15.0 million.

Waiver and Amendment (page 57)

We may jointly amend the merger agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement.

Interests of Directors and Officers in the Merger that Differ from the Interests of Capital Title Stockholders (page 51)

Some of the directors and officers of Capital Title have interests in the merger that differ from, or are in addition to, their interests as stockholders of Capital Title. These interests exist because of, among other things, employment agreements that Donald R. Head and Mark C. Walker have entered into with Capital Title, rights of the directors and officers of Capital Title to indemnification and insurance following the merger and the vesting of outstanding stock options and warrants.

The members of Capital Title’s board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

Stock Options and Warrants (page 61)

Capital Title has agreed to contribute any cash proceeds from the exercise of any outstanding options and warrants to purchase Capital Title common stock that occur prior to the effective time of the merger to the cash component of the merger consideration. This contribution will offset the cash payments to be paid by LandAmerica for the additional shares of Capital Title common stock that will be issued upon the exercise of such options and warrants. Any such outstanding options and warrants that are not exercised prior to the effective time of the merger will expire and be cancelled at that time.

Material Differences in the Rights of LandAmerica Stockholders and Capital Title Stockholders (page 72)

The rights of LandAmerica stockholders are governed by Virginia law and by its articles of incorporation and bylaws. The rights of Capital Title stockholders are governed by Delaware law and by its certificate of incorporation and bylaws. Upon completion of the merger, the rights of the LandAmerica stockholders, including former stockholders of Capital Title, will be governed by Virginia law, and the articles of incorporation and bylaws of LandAmerica.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

LandAmerica common stock is traded on the New York Stock Exchange under the symbol “LFG.” The closing sale price reported for LandAmerica common stock on March 28, 2006, the last trading date preceding the public announcement of the merger agreement, was $67.08. Capital Title common stock is traded on The Nasdaq National Market under the symbol “CTGI.” The closing sale price reported for Capital Title common stock on March 28, 2006, the last trading date preceding the public announcement of the merger agreement, was $6.02.

The following table sets forth for the periods indicated the high and low prices per share of LandAmerica and Capital Title common stock as reported on the New York Stock Exchange and The Nasdaq National Market, along with the quarterly cash dividends per share declared.

	LandAmerica			Capital Title
	Sales Price		Cash Dividend Declared	Sales Price		Cash Dividend Declared
	High	Low		High	Low
2004
First Quarter	$57.73	$40.84	$0.10	$5.44	$3.99	$0.02
Second Quarter	46.20	35.51	0.10	4.45	3.46	0.02
Third Quarter	46.05	36.00	0.15	5.22	3.86	0.02
Fourth Quarter	57.57	45.70	0.15	5.75	4.72	0.02

2005
First Quarter	$56.04	$46.50	$0.15	$6.55	$5.10	$0.02
Second Quarter	60.28	47.99	0.15	7.47	4.97	0.02
Third Quarter	67.15	58.00	0.18	8.40	6.50	0.02
Fourth Quarter	70.09	54.84	0.18	7.30	5.34	0.02

2006
First Quarter	$69.50	$60.14	$0.18	$7.85	$5.20	$0.02
Second Quarter	71.04	61.08	0.18	7.76	7.37	—
Third Quarter	65.76	63.75	—	7.72	7.59	—
(through July 7, 2006)

LandAmerica’s dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends to holders of LandAmerica common stock will be at the discretion of the board of directors, will be subject to contractual restrictions contained in LandAmerica’s loan agreement, as described below, and will be dependent upon LandAmerica’s future earnings, financial condition, capital requirements and other factors.

Because LandAmerica is a holding company, its ability to pay dividends depends largely on the earnings of, and cash flow available from, its subsidiaries. Certain of LandAmerica’s title insurance subsidiaries are subject to regulations that require the maintenance of minimum amounts of statutory surplus, restrict the amount of ordinary dividends that can be paid to LandAmerica and restrict the amount of extraordinary dividends that can be paid to LandAmerica without prior regulatory approval. In June 2006, LandAmerica completed the process of redomesticating its three principal title insurance subsidiaries, Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company from the States of Pennsylvania, Virginia and Arizona, respectively, to the State of Nebraska. Under Nebraska insurance laws and regulations, approximately $100 million of the net assets of LandAmerica’s consolidated insurance subsidiaries are available during the remainder of 2006 for ordinary dividends, loans or advances to LandAmerica. The redomestication of these subsidiaries is expected to increase the amount of surplus that is available to pay dividends to LandAmerica in the future, subject to any approval that may be required by the Nebraska Department of Insurance.

LandAmerica may pursue redomestication of certain other of its title insurance subsidiaries in the future. At the time the redomestication of any title insurance subsidiary becomes effective, the ability of that subsidiary to pay dividends to LandAmerica will be governed by Nebraska laws and regulations rather than its former state of domicile.

In addition to regulatory restrictions, LandAmerica’s ability to declare dividends is subject to restrictions under a revolving credit agreement, as amended, between LandAmerica and a syndicate of banks led by SunTrust Bank, that generally limit the aggregate amount of all cash dividends and stock repurchases by LandAmerica to 50% of its cumulative consolidated net income arising after December 31, 2002. As of December 31, 2005, approximately $123.8 million was available for the payment of dividends by LandAmerica under the revolving credit agreement. Management of LandAmerica does not believe that the restrictions contained in the revolving credit agreement will, in the foreseeable future, adversely affect its ability to pay cash dividends at the current dividend rate.

The following table sets forth historical per share market values for LandAmerica common stock and Capital Title common stock (i) on March 28, 2006, the last trading day prior to public announcement of the merger agreement, and (ii) on July 7, 2006 the most recent practicable date before the printing and mailing of this proxy statement/prospectus. The table also shows the equivalent pro forma market value of Capital Title common stock on March 28, 2006 and July 7, 2006, assuming an election and/or receipt of stock consideration.

The equivalent pro forma market value of Capital Title common stock is obtained by multiplying the historical market price of LandAmerica common stock by the applicable exchange rate. For purposes of determining the equivalent pro forma market value and the applicable exchange rate, we have assumed that the average closing price of a share of LandAmerica common stock is equal to the historical market price on March 28, 2006 and July 7, 2006. Accordingly, the pro forma market value (i) on March 28, 2006 is determined by multiplying $67.08 by the exchange rate of 0.122, and (ii) on July 7, 2006 is determined by multiplying $65.37 by the exchange rate of 0.122.

The historical market prices represent the last sale prices on or before the dates indicated. The average closing price of LandAmerica common stock used to determined the exchange rate and the market price may be higher or lower than the closing prices of LandAmerica common stock on the dates shown in the table and, therefore, the market value of the LandAmerica common stock that you receive may be higher or lower than the equivalent pro forma market value shown in the table.

	Historical Market Price
	LandAmerica Financial Group, Inc.	Capital Title Group, Inc.	Capital Title Group, Inc. Equivalent Pro Forma Market Value
March 28, 2006	$67.08	$6.02	$8.18
July 7, 2006	$65.37	$7.70	$7.98

In the event that the average closing price of LandAmerica common stock immediately prior to the merger multiplied by the initial exchange rate of 0.122 is more than $8.25, then the exchange rate will be adjusted so that it reflects at the time of the merger a value of $8.25 per share of Capital Title common stock. In the event the average closing price of LandAmerica common stock immediately prior to the merger multiplied by the initial exchange rate of 0.122 is less than $7.75, then the exchange rate will be adjusted so that it reflects at that time a value of $7.75 per share of Capital Title common stock.

Once the merger is completed, there will be no further public market for Capital Title common stock.

COMPARATIVE UNAUDITED PER SHARE DATA

We have summarized below historical per share information for LandAmerica and Capital Title and additional information as if the companies had been combined for the periods shown, which we refer to as “pro forma” information. The pro forma information is based upon the assumption that all options and warrants to purchase shares of Capital Title common stock are exercised, that the total number of shares of Capital Title common stock outstanding immediately prior to the completion of the merger will be 33,510,763 and that the LandAmerica average closing price will be $67.08, the same as the closing price of LandAmerica common stock on the last trading day preceding the public announcement of the merger agreement, such that the exchange rate would be 0.122 shares of LandAmerica common stock for each share of Capital Title common stock.

The exchange rate of 0.122 of a share is used for illustrative purposes only and the actual exchange rate to be used in the merger may differ from the exchange rate used for illustrative purposes. For a description of the manner in which the exchange rate may be adjusted, see “Merger Consideration” beginning on page 33.

We expect that both LandAmerica and Capital Title will incur merger and integration charges as a result of the merger. We also anticipate that the merger will provide the combined company with financial benefits that may include reduced operating expenses. The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any of these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The information in the following table is based on, and you should read it together with, the historical financial information and the notes thereto for LandAmerica and Capital Title incorporated by reference into, or contained in, this proxy statement/prospectus.

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
LandAmerica Financial Group, Inc. historical data:
Basic earnings per common share	$9.45	$0.81
Diluted earnings per common share	$9.29	$0.78
Dividends declared on common stock	$0.66	$0.18
Book value per common share	$73.94	$74.01
Capital Title Group, Inc. historical data:
Basic earnings per common share	$0.86	$0.02
Diluted earnings per common share	$0.79	$0.02
Dividends declared on common stock	$0.08	$0.02
Book value per common share	$3.83	$3.82
Pro forma combined data:(1)
Basic earnings per common share(2)(3)	$9.61	$0.65
Diluted earnings per common share(2)(3)	$9.45	$0.63
Dividends declared on common stock	$0.66	$0.18
Book value per common share(3)(4)	$73.41	$73.47
Pro forma combined equivalent data:(5)
Basic earnings per common share	$1.17	$0.08
Diluted earnings per common share	$1.15	$0.08
Dividends declared on common stock	$0.08	$0.02
Book value per common share	$8.96	$8.96

(1)	The pro forma combined amounts for the year ended December 31, 2005 have been developed from the audited consolidated financial statements of LandAmerica and Capital Title contained in each company’s respective Annual Report on Form 10-K as of and for the year ended December 31, 2005. The pro forma combined amounts for the three months ended March 31, 2006 have been developed from the unaudited consolidated financial statements of LandAmerica and Capital Title contained in each company’s respective Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2006. The annual and quarterly reports of LandAmerica and Capital Title for the periods ended December 31, 2005 and March 31, 2006, respectively, are incorporated by reference into this proxy statement/prospectus.

(2)	Shares used to calculate unaudited pro forma combined earnings per share were computed by adding 0.8 million shares assumed to be issued in the merger in exchange for the outstanding Capital Title shares at December 31, 2005 and March 31, 2006, respectively, to LandAmerica’s weighted average shares outstanding for the respective periods.
(3)	The pro forma combined earnings per share reflects the impact of the cash consideration and additional borrowings of approximately $100 million and the related amortization of associated debt issue costs, which resulted in pre-tax decrease to investment income of $3.7 million and $1.1 million and an increase to interest expense of $6.9 million and $1.7 million for the year ended December 31, 2005 and three months ended March 31, 2006, respectively. LandAmerica has calculated the cost of the borrowings needed to complete the transaction using an interest rate of approximately 6.75% per annum. The final financing of the cash portion of the transaction may differ from these preliminary adjustments. The cost of the borrowings may be different based on changes in market rates and LandAmerica may choose to repay any such additional borrowings with cash from operations, net securities maturities or future market borrowings.
(4)	The pro forma combined net book value per share is computed by dividing the pro forma combined shareholders’ equity by the pro forma number of shares of LandAmerica common stock outstanding as of December 31, 2005 and March 31, 2006, respectively, assuming the merger had occurred as of that date. The pro forma book value includes a non-recurring compensation charge of $3.0 million after taxes in connection with the acceleration of Capital Title’s unvested stock options which will be fully exercised upon completion of the merger.
(5)	The Capital Title pro forma combined equivalent data is calculated by multiplying the pro forma combined data amounts by the exchange ratio of 0.122 shares of LandAmerica’s common stock for each share of Capital Title common stock converted in the merger.

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth certain summary historical consolidated financial information for LandAmerica and Capital Title. The balance sheet data and income statement data of each of LandAmerica and Capital Title as of and for the five years in the period ended December 31, 2005 are taken from the audited consolidated financial statements of LandAmerica and Capital Title, respectively. The balance sheet data and income statement data for the three-month periods ended March 31, 2005 and 2006 were derived from LandAmerica’s and Capital Title’s unaudited consolidated financial statements.

The following information should be read in conjunction with LandAmerica’s and Capital Title’s historical financial statements, and the related notes, contained in the annual reports, quarterly reports and other information that LandAmerica and Capital Title has filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 81.

LANDAMERICA FINANCIAL GROUP, INC.

Summary Consolidated Financial Data

	Year Ended December 31,									Quarter Ended March 31, (unaudited)
	2005		2004(1)		2003(1)		2002(1)	2001(1)		2006	2005(1)
	(Amounts in thousands except per share amounts and segment statistics)
Operating Data:
Operating revenues	$3,866,681		$3,444,541		$3,345,402		$2,533,544	$2,119,474		$902,359	$813,453
Net investment and other income	88,738		71,750		52,087		51,691	50,789		29,636	21,348
Net realized investment gains	4,177		5,794		8,513		1,315	214		868	783
Total revenue	3,959,596		3,522,085		3,406,002		2,586,550	2,170,477		932,863	835,584
Income before income taxes	261,356		264,965		313,433		224,837	105,793		18,488	53,794
Income tax expense	95,690		93,416		110,593		78,693	37,969		4,786	20,601
Net income	165,666	(2)	171,549	(3)	202,840	(4)	146,144 (5)	67,824	(6)	13,702 (7)	33,193	(8)
Net cash flows (used in) provided by operating activities	422,539		256,596		317,654		236,402	137,594		(43,842)	16,762
Net cash flows provided by (used in) investing activities	(526,395)		(479,667)		(388,355)		(185,197)	(95,560)		36,591	(14,029)
Net cash flows (used in) provided by financing activities	120,014		243,181		81,109		(44,427)	3,385		(16,997)	3,716
Per Share Data:
Net income per common share — Diluted	$9.29		$9.39		$10.88		$7.87	$3.64		$0.78	$1.85
Weighted average shares outstanding — Diluted	17,840		18,264		18,636		18,580	18,617		17,461	17,962
Dividends per common share	$0.66		$0.50		$0.34		$0.24	$0.20		$0.18	$0.15

	Year Ended December 31,					Quarter Ended March 31, (unaudited)
	2005	2004(1)	2003(1)	2002(1)	2001(1)	2006	2005(1)
	(Amounts in thousands except per share amounts and segment statistics)
Balance Sheet Data (end of period):
Total assets	$3,695,074	$3,264,875	$2,710,092	$1,905,137	$1,700,059	$3,604,215	$3,249,125
Notes payable	479,303	465,429	327,358	188,476	208,595	473,338	466,492
Stockholder’s equity	1,278,519	1,197,729	1,065,772	874,194	741,275	1,276,244	1,213,412
Segment statistics (unaudited):
Closed orders	975,000	918,500	1,110,200	873,800	760,200	188,300	195,100
Average revenue per closed order	$1,657	$1,522	$1,238	$1,253	$1,340	$1,810	$1,582

(1)	The consolidated financial statements for the years ended December 31, 2004, 2003, 2002 and 2001 and quarter ended March 31, 2005, were restated as a result of management’s identification of an error in the liability for policy and contract claims (“claims reserve”) calculation. The cumulative effect of the error as of December 31, 2001 was an increase to stockholders’ equity of $13.8 million. LandAmerica has determined when a new claims system was implemented in 1999, there was a misinterpretation of the data in a new report generated from the new system that caused data regarding claims paid to be reported to its actuaries without the appropriate reduction for recoveries. See Note 1 to the Consolidated Financial Statements in LandAmerica’s Form 10-Q for the quarter ended March 31, 2006 and Form 10-K for the year ended December 31, 2005 for information related to the restatement.
(2)	In 2005, LandAmerica (1) recorded the recognition of deferred income of $33.8 million, or $20.0 million after taxes, (2) recorded the write-off of intangible and other long-lived assets of $39.1 million, or $23.2 million after taxes, and (3) incurred legal and settlement costs of $22.6 million, or $15.4 million after taxes.
(3)	In 2004, LandAmerica (1) incurred litigation settlement costs of $9.2 million, or $5.9 million after taxes, (2) amended its pension plan effective December 31, 2004 to cease future accruals resulting in a curtailment gain of $4.8 million, or $3.1 million after taxes, (3) recorded exit and termination costs of $6.5 million, or $4.2 million after taxes, and (4) recorded title plant impairments of $5.0 million, or $3.2 million after taxes.
(4)	In 2003, LandAmerica recorded exit and termination costs of $0.3 million or $0.2 million after taxes. Additionally, LandAmerica recorded title plant impairments of $4.9 million, or $3.2 million after taxes.
(5)	In 2002, LandAmerica recorded exit and termination costs of $13.4 million or $8.7 million after taxes.
(6)	In 2001, LandAmerica reassessed the carrying value of intangibles and capitalized software, which resulted in charges to earnings of $51.4 million, or $32.9 million after taxes.
(7)	Results for the quarter ended March 31, 2006 included an asset write-off of $9.7 million, or $6.3 million after taxes, primarily related to the sale of LandAmerica’s headquarters building.
(8)	Results for the quarter ended March 31, 2005 included $25.8 million, or $15.5 million after taxes, of tax and flood deferred revenue acceleration.

CAPITAL TITLE GROUP, INC.

Summary Consolidated Financial Data

	Year Ended December 31,					Quarter Ended March 31, (unaudited)
	2005	2004	2003	2002	2001	2006	2005
	(Amounts in thousands except per share amounts and segment statistics)
Operating Data:
Title service revenue, net	$202,173	$170,888	$160,745	$81,239	$41,161	$41,771	$43,447
Escrow and related fees	111,691	92,469	85,080	42,632	20,468	21,663	27,194
Appraisal service revenue(1)	29,588	17,885	—	—	—	6,211	6,663
Other income	36,752	19,059	13,985	8,486	5,049	9,603	7,180
Total revenue	380,204	300,301	259,810	132,357	66,678	79,248	84,484
Income before income taxes	36,908	25,678	27,453	12,283	5,838	1,011	3,565
Income tax expense(2)	15,830	10,090	10,893	5,001	768	440	1,434
Net income	21,078	15,588	16,560	7,282	5,070	571	2,131
Dividends on preferred stock	1,401	1,405	1,401	403	—	—	345
Earnings attributable to common shares	19,677	14,183	15,159	6,879	5,070	571	1,786
Net cash flows (used in) provided by operating activities	38,836	22,928	26,357	15,650	9,674	(9,020)	2,002
Net cash flows used in investing activities	(19,494)	(46,665)	(21,929)	(17,885)	(583)	(2,204)	(254)
Net cash flows provided by (used in) financing activities	28,366	14,212	(3,741)	14,173	(2,190)	(18,896)	(1,386)
Per Share Data:
Net income per common share — Diluted	0.79	0.64	0.77	0.38	0.28	0.02	0.07
Weighted average shares outstanding —Diluted	24,963	22,258	19,755	18,121	18,031	30,122	24,014

	Year Ended December 31,					Quarter Ended March 31, (unaudited)
	2005	2004	2003	2002	2001	2006	2005
	(Amounts in thousands except per share amounts and segment statistics)
Balance Sheet Data (end of period):
Total assets	$203,875	$146,083	$101,686	$83,287	$21,025	$174,951	$141,951
Long term debt	17,784	23,176	13,520	16,542	3,083	16,402	21,869
Redeemable preferred stock(3)	17,516	17,516	17,516	17,516	—	—	17,516
Stockholders’ equity	111,220	57,603	35,431	19,452	11,104	112,532	59,380
Title and Escrow Services segment statistics (unaudited):
Opened orders	380,039	367,186	382,249	185,349	110,620	79,334	94,280
Closed orders	238,193	237,406	246,261	122,471	69,320	45,369	53,621
Average revenue per closed order	$1,186	$1,033	$998	$1,011	$889	$1,281	$1,125
Percent of premium directly written(4)	83%	78%	82%	36%	N/A	83%	83%

(1)	Appraisal service revenue was a new revenue stream in 2004, resulting from providing appraisal services to customers through Nationwide, Capital Title’s subsidiary acquired in 2004.
(2)	The availability of net operating loss carryforwards resulted in a lower tax provision in 2001 than would be expected based on statutory income tax rates. The net operating loss carryforwards were fully utilized in 2001.
(3)	Preferred stock was non-convertible and could be redeemed after 2023 for $17.5 million. The preferred stock had an 8% cumulative dividend, payable quarterly. This preferred stock was redeemed for $17.5 million on January 2, 2006 with a portion of the proceeds from a secondary offering completed in November 2005.
(4)	Represents the percentage of title insurance premiums from policies Capital Title issued through its insurance underwriting subsidiary, which was acquired in September 2002. This percentage declined in 2004 resulting from the acquisition of Nationwide Appraisal, which had historically utilized third-party title insurance underwriters exclusively for the title policies it issued. During 2004, United Capital Title Insurance Company, Capital Title’s title insurance underwriter, commenced efforts to become licensed in additional states in order to capture more of the premiums resulting from title policies it issues.

RISK FACTORS

You should carefully read and consider the following risk factors concerning LandAmerica, Capital Title and the merger before you decide whether to vote to approve the merger and/or the other matters to be considered and voted upon at the stockholder meeting.

Risks Associated with the Merger

Capital Title will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, partners, regulators and customers may have an adverse effect on Capital Title and potentially on LandAmerica. These uncertainties may impair Capital Title’s ability to attract, retain and motivate key personnel until the merger is consummated, and could cause customers and others that deal with Capital Title to defer decisions concerning Capital Title, or to seek to change existing business relationships with Capital Title. Employee retention may be particularly challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with LandAmerica. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with LandAmerica, LandAmerica’s business following the merger could be harmed. In addition, the merger agreement restricts Capital Title from making certain acquisitions and taking other specified actions until the merger occurs. These restrictions may prevent Capital Title from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “Conduct of Business Pending the Merger” beginning on page 59 for a description of the restrictive covenants applicable to Capital Title.

Completion of the merger is conditioned upon the receipt of all governmental authorizations, consents, orders and approvals, including the required approvals from various state banking and insurance regulators. Capital Title and LandAmerica have filed all of the required applications or notices necessary to complete the merger with each of the applicable regulatory authorities. Neither Capital Title nor LandAmerica can be sure as to whether or when regulatory approval will be obtained or that the regulatory approval will be obtained without conditions. Such conditions may delay completion of the merger, exposing you to the risks and uncertainties described above for a longer period of time, or may be detrimental to Capital Title or LandAmerica.

The shares of LandAmerica common stock to be received by Capital Title stockholders as a result of the merger will have different rights from the shares of Capital Title common stock.

Capital Title stockholders will become LandAmerica stockholders and their rights as stockholders will be governed by the certificate of incorporation and by-laws of LandAmerica and Virginia corporate law. The rights associated with Capital Title common stock are different from the rights associated with LandAmerica common stock. See the section of this proxy statement/prospectus titled “Comparative Rights of Stockholders” beginning on page 72 for a discussion of the different rights associated with LandAmerica common stock.

Capital Title stockholders may receive merger consideration that is inconsistent with their elections.

Although Capital Title stockholders will be able to elect to receive cash or LandAmerica common stock for each of their shares, the merger agreement provides that, except in certain situations, 80% of the total number of outstanding Capital Title shares will receive cash and 20% will receive a portion of a share of LandAmerica common stock. Because of this limitation, if you elect to receive cash, your election may be re-allocated if the total cash elections exceed 80% of the total number of shares of Capital Title common stock at the time of the merger. Conversely, if you elect to receive LandAmerica common stock, your election may be re-allocated if the total stock elections exceed 20% of the total number of shares of Capital Title common stock at the time of the merger.

In addition, in the event that the average closing price of LandAmerica common stock immediately prior to the merger is less than or equal to $55.52, a price that is 85% of the average closing price immediately prior to the date the merger agreement, then Capital Title may terminate the merger agreement unless either (i) the parties agree to adjust the mixture of cash and stock to be paid as merger consideration or (ii) LandAmerica elects to pay all of the merger consideration in cash. LandAmerica nevertheless may elect to pay all of the merger consideration in cash in such a situation even if Capital Title does not intend to terminate the merger agreement.

For a more detailed description of the merger consideration, see “Merger Consideration” beginning on page 33.

Fluctuations in the trading price of LandAmerica common stock after the exchange rate has been set will change the value of the shares of LandAmerica common stock you receive in the merger.

Once the average closing price of LandAmerica common stock immediately prior to the merger is determined and the exchange rate is set, the market value of the LandAmerica common stock that you receive in the merger will increase or decrease depending on the direction of the price movement of the LandAmerica common stock. Also, after the merger, the market value of LandAmerica common stock may decrease and be lower than the LandAmerica average closing price used in calculating the exchange rate in the merger.

The integration of the operations of LandAmerica and Capital Title may be more difficult than anticipated.

LandAmerica and Capital Title expect the combined company to realize cost savings and other financial and operating benefits from the merger, but there can be no assurance regarding when or the extent to which the combined company will be able to realize these benefits. The merger involves the integration of certain operations of two companies that have previously operated independently from each other. The companies have a number of systems, many of which may be dissimilar, which must be integrated or, in some places, replaced. Additionally, both companies rely on key employees and difficulties in integrating Capital Title and LandAmerica could adversely affect employee satisfaction and turnover. Difficulties associated with integrating LandAmerica and Capital Title would have an adverse effect on LandAmerica’s ability to realize the expected financial and operational benefits of the merger.

The merger with Capital Title may distract management of LandAmerica from its other responsibilities.

The acquisition of Capital Title could cause the management of LandAmerica to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of LandAmerica. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely effect the business and earnings of LandAmerica.

Capital Title’s stockholders will have less influence as stockholders of LandAmerica than as stockholders of Capital Title.

Capital Title’s stockholders currently have the right to vote in the election of the board of directors of Capital Title and on other matters affecting Capital Title. When the merger occurs, each Capital Title stockholder that receives shares of LandAmerica common stock will become a stockholder of LandAmerica with a percentage ownership of the combined organization that is much smaller than the stockholder’s percentage ownership of Capital Title. In fact, it is expected that the former stockholders of Capital Title as a group will own less than 5% of the outstanding shares of LandAmerica immediately after the merger. Because of this, Capital Title’s stockholders will have less influence on the management and policies of LandAmerica than they now have on the management and policies of Capital Title.

Directors and officers of Capital Title have interests in the merger that differ from the interests of non-director or non-management stockholders.

Some of the directors and officers of Capital Title have interests in the merger that differ from, or are in addition to, their interests as stockholders of Capital Title generally. These interests exist because of, among other things, employment agreements that Donald R. Head and Mark C. Walker have entered into with Capital Title, rights of the directors and officers of Capital Title to indemnification and insurance following the merger and the vesting of outstanding stock options and warrants. Although the members of each of LandAmerica’s and Capital Title’s board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger, you should understand that some of the directors and officers of Capital Title will receive benefits or other payments in connection with the merger that you will not receive. See “Interests of Certain Persons in the Merger” beginning on page 51.

Risks Related to the Business of LandAmerica

LandAmerica’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions.

The demand for LandAmerica title insurance and other real estate transaction products and services is dependent upon, among other things, the volume of commercial and residential real estate transactions, including mortgage refinancing transactions. The volume of these transactions has historically been influenced by factors such as interest rates and the state of the overall economy. When interest rates are increasing or during an economic downturn or recession, real estate activity typically declines and LandAmerica tends to experience lower revenue and profitability. Foreign hostilities could change the demand for real estate transactions. The cyclical nature of LandAmerica’s business has caused fluctuations in revenue and profitability in the past and is expected to do so in the future. In addition, changes in interest rates may have an adverse impact on our return on invested cash, the market value of its investment portfolio and interest paid on its bank debt.

LandAmerica’s operating revenue for the year ended December 31, 2005 increased by 12.3 percent over the prior year, primarily due to a favorable mortgage interest rate environment and strong commercial transactions. While in 2005 mortgage interest rates continued to remain at relatively low levels, LandAmerica has experienced a decline in refinancing transactions since the third quarter of 2003 when mortgage interest rates began to moderately increase. For fiscal year 2006, LandAmerica expects that the level of refinancing transactions will be substantially below the levels experienced in recent years.

LandAmerica is subject to government regulation.

LandAmerica is subject to federal and state laws and regulations that are administered and enforced by insurance regulators and other governmental authorities. These laws and regulations are generally intended for the protection of policyholders and consumers rather than security holders. The nature and extent of these laws and regulations vary from jurisdiction to jurisdiction, and their applicability varies from subsidiary to subsidiary, but typically involve:

•	prior approval of the acquisition and control of an insurance company or of any company controlling an insurance company;

•	regulation of certain transactions, including dividend payments, entered into by an insurance company with any of its affiliates;

•	approval of premium rates for insurance;

•	standards of solvency and minimum amounts of capital surplus that must be maintained;

•	limitations on types and amounts of investments;

•	restrictions on the size of risks that may be insured by a single company;

•	licensing of insurers, agents, inspectors, appraisers, home warranty, loan subservicing and other companies and/or employees and independent contractors;

•	deposits of securities for the benefit of policyholders;

•	approval of policy forms;

•	methods of accounting;

•	establishing reserves for losses and loss adjustment expenses;

•	regulation of underwriting, marketing and business practices;

•	regulation of reinsurance;

•	regulation of escrow accounts;

•	regulation regarding the use of personal information; and

•	filing of annual and other reports with respect to financial condition and other matters.

Centennial Bank, a California industrial bank LandAmerica acquired in November 2003, is subject to regulation and supervision by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions. Banking regulations are intended primarily to protect depositors and the federal deposit insurance funds and not shareholders. Regulatory requirements affect, among other things, LandAmerica’s banking subsidiary’s practices, capital level, investment practices, dividend policies and growth.

These laws and regulations are subject to change and may impede, impose burdensome conditions on, or cause rate adjustments or other actions that could materially and adversely affect LandAmerica’s business, operating results and financial condition. In addition, state regulatory examiners perform periodic examinations of insurance companies. LandAmerica can make no assurances regarding the potential impact of state or federal laws, regulations, policies or interpretations that may change the nature or scope of title insurance or other regulation.

Heightened regulatory scrutiny of LandAmerica and the title insurance industry could materially and adversely affect its business, operating results, and financial condition.

LandAmerica is and has in the past been subject to information requests and subpoenas from various regulatory authorities relating to investigations of our business practices and the title insurance industry. Multiple states are specifically investigating captive reinsurance, a practice where the reinsurer is owned by another entity who helps place the initial request for title insurance. The Government Accountability Office is studying the title insurance product, market, pricing, business practices, and potential regulatory changes. Multiple states have announced their intent to examine pricing levels and competition in the title insurance industry with a view to determining whether prices are too high, and if so, to implement rate reductions. Rate reductions for LandAmerica title insurance products could result in decreased levels of revenue. If LandAmerica fails to reduce its staffing and other costs to a level consistent with decreased revenues, there could be a material and adverse effect on its business, operating results, and financial condition. Any restrictions imposed or actions taken by states with respect to LandAmerica or the title insurance industry in general may adversely affect LandAmerica’s business, operating results, and financial condition.

LandAmerica may not be able to fuel its growth through acquisitions.

LandAmerica’s growth has been facilitated by acquisitions, which may or may not be available on acceptable terms in the future, and which, if consummated, may or may not be advantageous to LandAmerica. While LandAmerica expects to continue making acquisitions or entering into joint ventures as part of our long-term business strategy to expand the services it provides and their distribution, no assurances can be given that it will do so or that it will continue to acquire businesses at the levels previously experienced. LandAmerica may not be able to identify suitable acquisition candidates or complete acquisitions on satisfactory terms. LandAmerica’s competitors also have adopted the strategy of expanding and diversifying through acquisitions, and as a result, it may be forced to pay more to acquire companies.

LandAmerica’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition.

LandAmerica’s acquisitions and joint ventures may or may not be outside of our traditional business operations. The process of integrating any acquired business involves a number of special risks, including its inexperience in managing businesses that provide products and services beyond its traditional business; new regulatory requirements; diversion of management’s attention; failure to retain key acquired personnel (resulting from changes in compensation, reporting relationships, future prospects, or the direction of the business); increased costs to improve managerial, operational, financial and administrative systems; legal liabilities; amortization of acquired intangible assets; and failure in the implementation of controls, procedures and policies appropriate for a larger public company that the acquired business lacked prior to acquisition. In addition, there can be no assurance that acquired businesses will achieve anticipated levels of revenue, earnings or performance. LandAmerica’s failure to manage acquisitions successfully could materially and adversely affect its business, operating results, and financial condition.

Regulatory non-compliance, fraud or defalcations by LandAmerica’s title insurance agents or employees could adversely affect its business, operating results, and financial condition.

LandAmerica’s title insurance agents are entities that often represent more than one title insurance underwriter and operate their businesses independently, but subject to various underwriting guidelines from their title underwriter(s). In addition to potential liability on policies written by LandAmerica agents, governmental authorities or litigants may seek to assign liability to LandAmerica for the actions of its agents in circumstances where they were acting outside the scope of their authority as agents. In certain circumstances, LandAmerica may incur losses for the fraud, defalcation, regulatory noncompliance and other misconduct of its agents and employees. To the extent that any loss is substantial, there could be a material adverse effect on its business, operating results, and financial condition.

Competition in LandAmerica’s industry affects its revenue.

The business of providing real estate transaction products and services is very competitive. Competition for residential title insurance business is based primarily on price and quality of service. With respect to national and regional mortgage lenders, service quality includes a large distribution network and the ability to deliver a broad array of real estate services quickly, efficiently and through a single point of contact. Competition for commercial title business is based primarily on price, service, expertise in complex transactions and the size and financial strength of the insurer. Title insurance underwriters also compete for agents on the basis of service and commission levels. Although LandAmerica is one of the largest providers of real estate transaction products and services in the United States, four other companies — Fidelity National Title Group, Inc., The First American Corporation, Old Republic International Corporation and Stewart Information Services, Inc. — have the size, capital base and agency networks to compete effectively with its products and services. In addition, some of LandAmerica’s competitors may have, or will have in the future, greater capital and other resources than it. Competition among the major providers of real estate transaction products and services and any new entrants could materially and adversely affect LandAmerica’s business, operating results, and financial condition.

Significant industry changes and new product and service introductions require timely and cost-effective responses.

As a national provider of real estate transaction products and services, LandAmerica participates in an industry that is subject to significant change, frequent new product and service introductions and evolving industry standards. In addition, alternatives to traditional title insurance, such as lien protection products, have emerged in recent years. LandAmerica believes that our future success will depend on its ability to anticipate changes in technology and customer preferences and to offer products and services that meet evolving standards on a timely and cost-effective basis. The development and implementation of new products and services may require significant capital expenditures and other resources. There is a risk that customers may not accept LandAmerica’s new product and service offerings and LandAmerica may not successfully identify new product and service opportunities nor develop and introduce new products and services in a timely and cost-effective manner. In addition, products and services that LandAmerica’s competitors and other real estate industry participants develop or introduce may render certain of its products and services obsolete or noncompetitive. LandAmerica licenses software and technology from third parties, including some competitors, and incorporate it into or sell it in conjunction with LandAmerica’s own software products, some of which is critical to the operation of LandAmerica’s business. If any of the third party software vendors were to change product offerings, increase prices or terminate our licenses, LandAmerica might need to seek alternative vendors and incur additional internal or external development costs to ensure continued performance of its products. Such alternatives may not be available on attractive terms, or may not be as widely accepted or as effective as the software provided by LandAmerica’s existing vendors. If the cost of licensing or maintaining these third party software products or other technology significantly increases, LandAmerica’s gross margin levels could significantly decrease. Further, LandAmerica’s third party vendors may not have the capacity to develop and support software and systems that are necessary to process large volumes of transactions. In addition, interruption in functionality of LandAmerica’s products could adversely affect future sales of licenses and services. Advances in technology could also reduce the useful lives of its products, preventing it from recovering fully its investment in particular products and services. As a result, LandAmerica’s inability to anticipate industry changes and to respond with competitive and profitable products and services could materially and adversely affect its business, operating results, and financial condition.

LandAmerica’s litigation risks include substantial claims by large classes of claimants.

From time to time LandAmerica is involved in litigation arising in the ordinary course of its business. In addition, LandAmerica currently is and has in the past been subject to claims and litigation not arising in the ordinary course of business from large classes of claimants seeking substantial damages. Material pending legal proceedings not arising in the ordinary course of business are disclosed in LandAmerica’s filings with the SEC. See “Where You Can Find More Information” beginning on page 81. An unfavorable outcome in any class action suit or other claim, inquiry, investigation or litigation against LandAmerica could have a material adverse effect on its business, operating results, and financial condition.

Key accounting and essential product delivery systems are concentrated in a few locations.

LandAmerica’s corporate headquarters, accounting and technology operations are concentrated in Richmond, Virginia, and at its agency services center located in Louisville, Kentucky. These critical business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond our control. Although LandAmerica is upgrading its disaster recovery functionality and has prepared a business continuity plan, a catastrophic event that results in the destruction or disruption of any of its critical business operations or systems could severely affect its ability to conduct normal business operations and, as a result, there could be a material and adverse effect on its business, operating results, and financial condition.

Provisions of LandAmerica’s articles of incorporation and bylaws, its shareholder rights plan and applicable state corporation and insurance laws could limit another party’s ability to acquire LandAmerica and could deprive stockholders of the opportunity to obtain a takeover premium for shares of common stock owned by them.

Provisions in LandAmerica’s articles of incorporation and bylaws may make it difficult for another company to acquire it and for stockholders to receive any related takeover premium for its common stock. These provisions include, among other things:

•	a staggered board of directors in which the board of directors is divided into three classes, with one class elected each year to serve a three year term;

•	the absence of cumulative voting in the election of directors;

•	the removal of directors only for cause and only upon the affirmative vote of the holders of at least 80 percent of the outstanding shares entitled to vote;

•	a vote of at least 80 percent of the outstanding shares entitled to vote is required for the approval of a merger or consolidation with, or a sale, lease or exchange of substantially all our assets to, any shareholder that directly or indirectly owns or controls 10 percent or more of the voting power of LandAmerica; and

•	the ability of LandAmerica’s board of directors to issue up to 4,800,000 shares of preferred stock, the terms of which may be determined by its board of directors at the time of issuance without further action by stockholders. The issuance of any preferred stock could materially and adversely affect the rights of holders of its common stock and could reduce the value of its common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict its ability to merge with, or sell assets to, a third party. The ability of its board of directors to issue preferred stock could delay, discourage, prevent or make it more difficult or costly to acquire LandAmerica or effect a change in control in its board of directors.

In addition, LandAmerica’s board of directors has adopted a shareholder rights plan that could result in substantial dilution to persons or groups that acquire beneficial ownership of, or announce a tender offer for, 20 percent or more of its common stock. In connection with the rights plan, the board of directors has issued rights that attach to each share of common stock and authorized the issuance of 200,000 shares of Series A Junior Participating Preferred Stock. The shareholder rights plan expires on August 20, 2007.

The laws of Virginia also contain provisions designed to deter certain takeovers of Virginia corporations. The “affiliated transaction” provisions of Virginia law prohibit, subject to certain exceptions, a Virginia corporation from engaging in specified transactions with the beneficial owner of more than 10 percent of any class of the corporation’s voting securities for a period of three years following the date upon which the shareholder acquires the requisite number of securities. The types of transactions covered by the law include certain mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, dissolutions, reclassifications and recapitalizations.

Other provisions of Virginia corporation law generally deny voting rights to shares of a public corporation acquired in a “control share acquisition,” which is an acquisition by any person of beneficial ownership of shares that meet or exceed a specified threshold percentage (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors, unless approved by a majority vote of all outstanding shares other than those held by the acquiring person. Although LandAmerica’s articles of incorporation currently makes these provisions inapplicable to acquisitions of shares of its common stock, these provisions could become applicable in the future if an amendment to the articles of incorporation is approved by LandAmerica’s board of directors and stockholders.

Many state insurance regulatory laws intended primarily for the protection of policyholders contain provisions that require advance approval by state agencies of any change in control of an insurance company or insurance holding company that is domiciled (or, in some cases, doing business) in that state. Under such current laws, any future transaction that would constitute a change in control would generally require approval by the state insurance departments of California, Nebraska, New Jersey, Tennessee and Texas. Such a requirement could have the effect of delaying or preventing certain transactions affecting the control or the ownership of our common stock, including transactions that could be advantageous to LandAmerica shareholders.

LandAmerica’s future success depends on its ability to continue to attract and retain qualified employees.

LandAmerica’s success depends upon its ability to continue to attract and retain highly skilled technical, managerial, sales and marketing personnel. If its efforts in these areas are not successful, its costs may increase, development and sales efforts may be hindered and its customer service may suffer. Although LandAmerica invest significant resources in recruiting and retaining employees, there is intense competition for personnel in the title insurance industry. From time to time, LandAmerica experiences difficulties in locating enough highly qualified candidates in desired geographic locations, or with required industry-specific expertise.

LandAmerica’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition.

LandAmerica currently provides title insurance and other real estate transaction products and services in foreign countries. As of March 31, 2006, LandAmerica conducted business in a number of foreign markets, including Mexico, Canada, the Caribbean, Latin America, and Europe. In certain countries where LandAmerica does business, its products and services have a limited history and are not well-established. As a result, market acceptance of its products and services is uncertain, and LandAmerica may not be able to successfully implement its business plan. Government regulations may determine how LandAmerica operates in various countries, which could limit its growth and strategy plans. LandAmerica’s foreign businesses are subject to potential changes in political and economic conditions in the local markets in which they operate, which could adversely affect their performance. LandAmerica is also subject to foreign taxes in the countries in which it operates, and changes in tax laws or the interpretation of tax laws may reduce its earnings or may increase its tax cost.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains or incorporates by reference certain information that constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, these statements relate to the anticipated closing date of the merger, the expected cost savings and accretion to reported earnings that will be realized by the combined company from the merger, the expected pro forma effect of the merger, and plans and objectives of LandAmerica management for future operations of the combined organization following consummation of the merger. These forward-looking statements are generally identified by the use of words such as “anticipate,” “expect,” “believe,” “intend,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate” or similar expressions and may include discussions of future strategy. These forward-looking statements are based on current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different from any anticipated results, performance or achievements expressed or implied by such forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following:

•	the ability of Capital Title to obtain the required approval of its stockholders or the companies to obtain the required regulatory approvals for the merger;

•	the ability of the companies to consummate the merger;

•	the ability to successfully integrate Capital Title into LandAmerica following the merger;

•	a material adverse change in the financial condition, results of operations or prospects of either LandAmerica or Capital Title;

•	the ability to fully realize any cost savings and revenues or the ability to realize them on a timely basis;

•	the risk of customer attrition after the transaction is completed;

•	changes in general business and economic conditions that adversely affect the real estate market;

•	changes in mortgage interest rates and the level of mortgage activity;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and governmental regulation;

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the companies’ operations, pricing and services; and

•	the risk factors described on pages 21 to 28 of this proxy statement/prospectus.

Each of LandAmerica and Capital Title caution you not to place undue reliance on any forward-looking statements contained in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus as these statements speak only as of the date when made. LandAmerica and Capital Title undertake no obligation to update or clarify any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information about factors that could cause actual results to differ materially from those described in any forward-looking statement, please see the annual reports on Form 10-K and other filings made by LandAmerica and Capital Title with the SEC. See “Where You Can Find More Information” beginning on page 81.

All subsequent forward-looking statements attributable to LandAmerica or Capital Title or any person acting on their behalf relating to the merger and the transactions contemplated thereby are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE SPECIAL MEETING

General

This section contains information about the Capital Title special stockholder meeting that has been called to vote upon the matters described below.

We are mailing this proxy statement/prospectus to you, as a Capital Title stockholder, on or about July 13, 2006. Together with this proxy statement/prospectus, we also are sending to you a notice of the special meeting and a form of proxy that the Capital Title board is soliciting for use at the special meeting. The special meeting will be held on Thursday, August 10, 2006, at 10:00 a.m., local time, at 4909 East McDowell Road, Phoenix, Arizona 85008, unless postponed or adjourned to a later date.

Matters to Be Considered

At the special meeting, you will be asked:

•	to approve the Agreement and Plan of Merger, dated as of March 28, 2006, by and among Capital Title Group, Inc., LandAmerica Financial Group, Inc. and CTG Acquisition Corporation, and the transactions contemplated thereby (See Proposal I); and

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting (See Proposal II).

How to Vote Your Shares

Capital Title stockholders as of the record date may vote by one of the following methods:

•	By Mail. You may vote by completing, signing, dating and returning your proxy card in the enclosed pre-addressed envelope;

•	By Telephone. Dial 1-866-894-0537 and have your proxy card available when you call. Follow the voting instructions to vote your shares;

•	By Internet. Log on to www.continentalstock.com and have your proxy card available when you access the site. Follow the prompts to vote your shares; or

•	In Person. You may vote in person at the special meeting.

Proxies

The accompanying form of proxy is for use at the special meeting if you are unable or do not desire to attend in person. You may attend the special meeting even if you have previously delivered a proxy to us. You can revoke your proxy at any time before the vote is taken at the special meeting by submitting to Capital Title’s corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and electing to vote in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

Capital Title Group, Inc.

14648 North Scottsdale Road, Suite 125

Scottsdale, Arizona 85254

Attention: Corporate Secretary

If you vote your shares by telephone or via the Internet, you may revoke your prior telephone or Internet vote by:

•	subsequently recording a different vote by telephone or Internet;

•	signing and returning a proxy card after your last telephone or Internet vote; or

•	attending the special meeting and voting in person.

All shares represented by valid proxies that we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you make no specification on your returned proxy card, your proxy will be voted “FOR” the matters to be considered at the special meeting as described above.

Form of Election

You will receive the election form in a separate mailing. You should make an election as indicated on the form, sign the form, and return the form in the separate envelope provided so that it is received prior to the election deadline, which is 5:00 p.m., Eastern time, on the date that is five business days after the effective date of the merger. If the merger occurs, Capital Title will promptly make a public announcement of this fact.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of LandAmerica common stock with respect to some or all of your shares of Capital Title common stock;

•	to elect to receive cash with respect to some or all of your shares of Capital Title common stock; or

•	to indicate that you make no election, and thus have no preference, with respect to some or all of your shares of Capital Title common stock.

If the exchange agent does not receive an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Capital Title common stock. All elections must be made on the election form furnished to you, or on a facsimile of the election form. See “Cash or Common Stock Election” beginning on page 34 for the procedure to be followed to make an election.

Solicitation of Proxies

Capital Title will bear the entire cost of soliciting proxies from you, except that LandAmerica and Capital Title will pay their respective costs of the preparation and filing of this proxy statement/prospectus and other fees relating to the merger paid to the SEC. In addition to solicitation of proxies by mail, Capital Title will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the Capital Title common stock and secure their voting instructions, if necessary. Capital Title will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, Capital Title also may use several of its regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, the Internet, telegram, fax, letter or special delivery letter. Finally, Capital Title has retained a professional proxy solicitation firm, The Altman Group, Inc., to assist it in soliciting proxies. Capital Title will pay a retainer fee in the amount of $6,500 for such services, and Capital Title will also reimburse them for all costs and expenses in connection with this solicitation.

Record Date and Voting Rights

In accordance with Delaware law, Capital Title’s certificate of incorporation and bylaws and The Nasdaq National Market rules, Capital Title has fixed July 11, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting. Accordingly, you are only entitled to notice of, and to vote at, the special meeting if you were a record holder of Capital Title common stock at the close of business on the record date. At that time, 30,469,138 shares of Capital Title common stock were outstanding, held by approximately 282 holders of record. To have a quorum that permits the conduct of business at the special meeting, a majority of the shares of Capital Title common stock issued and outstanding on the record date must be present, whether in person or through the prior submission of a proxy. You are entitled to one vote for each outstanding share of Capital Title common stock you held as of the close of business on the record date.

Holders of shares of Capital Title common stock present in person at the special meeting but not voting, and shares of Capital Title common stock for which proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether a quorum for transacting business is present. Shares held in street name that have been designated by brokers on proxy cards as not voted (so-called “broker non-votes”) will not be counted as votes for or against any proposal. These broker non-votes, however, will be counted for purposes of determining whether a quorum exists.

Vote Required

The approval of the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Capital Title’s outstanding shares entitled to vote at the special meeting.

Approval of the adjournment of the meeting requires the affirmative vote of the holders of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the merger agreement and the transactions contemplated thereby require the affirmative vote of the holders of a majority of the outstanding shares of Capital Title common stock entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as votes against these matters. Accordingly, Capital Title’s board of directors urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

As of the record date, directors and executive officers of Capital Title beneficially owned 3,656,677 outstanding shares of Capital Title common stock, entitling them to exercise approximately 12% of the voting power of the Capital Title common stock entitled to vote at the special meeting. Each director and executive officer of Capital Title has executed a voting agreement that provides he will vote “FOR” approval of the merger agreement and the transactions contemplated thereby.

Recommendation of the Board of Directors

The board of directors of Capital Title has approved the merger agreement and the transactions contemplated thereby, including the merger. The Capital Title board believes that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and are in the best interests of, Capital Title and its stockholders and unanimously recommends that stockholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby.

PROPOSAL I — APPROVAL OF THE MERGER AND RELATED MATTERS

This summary of the material terms and provisions of the merger agreement and the voting agreement is qualified in its entirety by reference to such documents. The merger agreement and a form of the voting agreement are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus. We incorporate these documents into this summary by reference.

Merger

Subject to satisfaction or waiver of all conditions in the merger agreement, CTG Acquisition Corporation, a wholly-owned subsidiary of LandAmerica, will merge with and into Capital Title. Upon completion of the merger, Capital Title will continue as the surviving corporation as a wholly-owned subsidiary of LandAmerica.

Merger Consideration

Each share of Capital Title common stock will be converted in the merger into either:

•	$8.00 in cash; or

•	0.122 of a share of LandAmerica common stock, subject to adjustment, which we refer to as the exchange rate.

The exchange rate of 0.122 of a share of LandAmerica common stock was determined by dividing $8.00 by the average closing price of LandAmerica common stock immediately preceding the date of the merger agreement, but is subject to adjustment as more fully described below. To determine the “average closing price” of LandAmerica common stock at any given time, the average of the daily closing prices of LandAmerica’s common stock for the 15 trading days immediately preceding such time is used. The exchange rate will be adjusted, if necessary, to ensure that the value of the portion of a share of LandAmerica common stock received will be no more than $8.25 and no less than $7.75 based on the average closing price of LandAmerica common stock immediately prior to the merger. In particular, the exchange rate will be adjusted as follows:

•	in the event that the average closing price immediately preceding the effective time of the merger multiplied by the exchange rate of 0.122 is more than $8.25, then the exchange rate will equal $8.25 divided by the average closing price immediately preceding the effective time of the merger; or

•	in the event that the average closing price immediately preceding the effective time of the merger multiplied by the exchange rate of 0.122 is less than $7.75, then the exchange rate will equal $7.75 divided by the average closing price immediately preceding the effective time of the merger.

The following table illustrates the manner in which the exchange rate will be determined based on the average closing price of LandAmerica common stock immediately prior to the effective time of the merger.

If the average closing price of LandAmerica common stock is:	Then the exchange rate is:
Less than $63.53	More than 0.122; will be the portion of a share of LandAmerica common stock that has a value equal to $7.75 based on the average closing price of LandAmerica common stock.

From $63.53 to $67.62	0.122 of a share of LandAmerica common stock.

Greater than $67.62	Less than 0.122; will be the portion of a share of LandAmerica common stock that has a value equal to $8.25 based on the average closing price of LandAmerica common stock.

The following table sets forth information regarding the amount of the exchange rate and the value of the LandAmerica common stock based upon various assumptions as to the average closing price of LandAmerica common stock immediately prior to the effective time of the merger and the per share value of the cash component of the merger consideration:

LandAmerica Average Closing Price	Exchange rate	Value of Stock Consideration Per Share Based on LandAmerica Average Closing Price(1)	Cash Consideration Per Share
Less than $63.53	More than 0.122	$7.75	$8.00

From $63.53 to $67.62	0.122	From $7.75 to $8.25	$8.00

Greater than $67.62	Less than 0.122	$8.25	$8.00

(1)	Calculated by multiplying the average closing price of LandAmerica common stock by the resulting exchange rate. The actual value of the shares at the time LandAmerica stock certificates are delivered or the shares become available may be more or less than the amounts shown due to fluctuations in the market price of LandAmerica common stock between the effective time of the merger and the date of delivery.

The exchange rate and the $8.00 per share cash component of the merger consideration also are subject to appropriate adjustment if the number of shares of Capital Title common stock outstanding on a fully-diluted basis exceeds 33,510,763 at the effective time of the merger. The exchange rate also will be appropriately adjusted if, between the date of the merger agreement and the effective time of the merger, certain changes occur in the outstanding shares of capital stock of LandAmerica or securities convertible, exercisable or exchangeable into capital stock of LandAmerica (including by reason of any reclassification, recapitalization, stock split or similar change) or a record date with respect to any such event shall occur during such period.

The amount and nature of the merger consideration was established through arm’s-length negotiations between LandAmerica and Capital Title and their respective advisors and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “Background of the Merger” beginning on page 40. LandAmerica expects it will fund approximately 50% of the cash portion of the merger consideration from available cash and 50% from additional borrowings.

We cannot assure you that the current fair market value of LandAmerica common stock or Capital Title common stock will be equivalent to the fair market value of LandAmerica common stock or Capital Title common stock on the effective date of the merger.

Cash or Common Stock Election; Transmittal of Shares

Each person who, at the effective time of the merger, is a record holder of shares of Capital Title common stock will be entitled, with respect to each of such person’s shares, to make an unconditional election on or prior to the election deadline, which is 5:00 p.m., Eastern time, on the date that is five business days following the effective time of the merger, with respect to the cash or LandAmerica common stock that such holder elects to receive for each of his or her shares of Capital Title common stock. If the merger occurs, Capital Title will promptly make a public announcement of this fact.

Each election form will permit holders to make one of the following elections:

•	to elect to receive shares of LandAmerica common stock with respect to some or all of such holder’s shares of Capital Title common stock;

•	to elect to receive cash with respect to some or all of such holder’s shares of Capital Title common stock; or

•	to indicate that such holder makes no election, and thus has no preference, with respect to some or all of such holder’s shares of Capital Title common stock.

Each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee record holder will notify its respective nominee record holder of its election through proper instructions and documentation to be provided by the record holder. Nominee record holders who hold shares of Capital Title common stock on behalf of multiple beneficial owners will indicate how many of such shares that they hold made any of the three elections.

All elections must be made on the election form furnished to you in a separate mailing, or on a facsimile of the election form. Elections may be made by holders of Capital Title common stock by delivering the election form and the other required documents to the exchange agent, which is Computershare Trust Company, N.A. (formerly EquiServe Trust Company). For an election to be effective, an election form must be properly completed, signed and submitted in the return envelope and received by Computershare by the election deadline, and accompanied by:

•	the certificates representing the shares of Capital Title common stock as to which the election is being made or an appropriate guarantee of delivery of such certificates as set forth in such election form from a firm which is a member of a registered national securities exchange or of the NASDAQ or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the exchange agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery;

•	a properly completed and signed letter of transmittal, which you will receive in a separate mailing along with the election form; and

•	if you are an affiliate (as such term is used in Rule 145 under the Securities Act) of Capital Title, a properly completed and signed affiliate letter.

LandAmerica has the discretion, which it may delegate to the exchange agent, to determine whether any election form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in the election form. The good faith decision of LandAmerica (or the exchange agent) in such matters will be conclusive and binding. Neither LandAmerica nor the exchange agent is under any obligation to notify any person of any defect in an election form submitted to the exchange agent. The exchange agent will also be making the computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of Capital Title common stock in the absence of manifest error.

An election form may be changed if the record holder effectively revokes such holder’s election form in accordance with the procedures described on the election form and a new election form for such holder is received by the exchange agent prior to the election deadline. If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change or revoke your vote.

A stockholder who does not submit an election form to the exchange agent prior to the election deadline, including a holder who submits and then revokes such holder’s election form and does not re-submit an election form that is timely received by the exchange agent, or a holder who submits an election form without the other required documents, will be deemed to have indicated that such holder makes no election with respect to his or her shares of Capital Title common stock.

LandAmerica and Capital Title will use their reasonable best efforts to mail or otherwise make available an election form and letter of transmittal to all persons who have become stockholders of Capital Title between the record date of the special meeting and the effective time of the merger.

Allocation and Proration Procedures

The merger agreement provides that the mixture of the aggregate merger consideration that LandAmerica will pay to the stockholders of Capital Title will be 20% in the form of shares of LandAmerica common stock and 80% in the form of cash. Because of this limitation, if you elect to receive cash, your election may be re-allocated if the total cash elections exceed 80% of the total number of shares of Capital Title common stock at the time of the merger. Conversely, if you elect to receive LandAmerica common stock, your election may be re-allocated if the total stock elections exceed 20% of the total number of shares of Capital Title common stock at the time of the merger. If you make no election, then you will receive (i) cash if the number of stock elections exceed the 20% limitation, (ii) stock if the number of cash elections exceed the 80% limitation or (iii) if neither limitation is exceeded, cash or LandAmerica common stock based on the amount of each such type of consideration remaining after allocations are made to shares of Capital Title common stock that made an election.

The allocations and prorations of the elections that the stockholders of Capital Title common stock may make are described in detail in this section, and summarized in the following table. All percentages are based on the number of shares of Capital Title common stock outstanding immediately prior to the effective time of the merger.

Percentage of Elections	Effect on Elections for Cash Consideration	Effect on Elections for Stock Consideration	Effect on “No Elections”
Stock elections exceed 20%	no adjustment — right to receive cash, as elected	pro rata adjustments to each election to adjust total stock consideration down to 20% — right to receive stock and cash	right to receive cash

Cash elections exceed 80%	pro rata adjustments to each election to adjust total cash consideration down to 80% — right to receive stock and cash	no adjustment — right to receive stock, as elected	right to receive stock

Stock elections are less than or equal to 20% and cash elections are less than or equal to 80%	no adjustment — right to receive cash, as elected	no adjustment — right to receive stock, as elected	right to receive cash and stock

Within ten business days after the election deadline, the exchange agent, as directed by LandAmerica, will effect the allocation among holders of Capital Title common stock to receive shares of LandAmerica common stock or cash, in accordance with the election forms, as follows:

•	If the aggregate number of shares of Capital Title common stock with respect to which cash elections have been made exceeds the aggregate number of shares of Capital Title common stock that may be converted into the right to receive the aggregate amount of cash consideration (the “Aggregate Cash Shares”), then:

•	each share of Capital Title common stock with respect to which a stock election shall have been made shall be converted into the right to receive stock;

•	each share of Capital Title common stock with respect to which no election shall have been made (or deemed to have been made) shall be converted into the right to receive stock; and

•	each share of Capital Title common stock with respect to which a cash election shall have been made shall be converted into the right to receive: (x) the amount in cash, without interest, equal to the product of (A) the per share cash consideration and (B) a fraction (the “Cash Fraction”), the numerator of which shall be the Aggregate Cash Shares, and the denominator of which shall be the aggregate number of Capital Title shares with respect to which cash elections shall have been made, and (y) the number of LandAmerica shares equal to the product of (A) the per share stock consideration and (B) a fraction equal to one minus the Cash Fraction.

•	If the aggregate number of shares of Capital Title common stock with respect to which stock elections have been made exceeds the aggregate number of shares of Capital Title common stock that may be converted into the right to receive the aggregate amount of LandAmerica common stock consideration (the “Aggregate Stock Shares”), then:

•	each share of Capital Title common stock with respect to which a cash election shall have been made shall be converted into the right to receive cash;

•	each share of Capital Title common stock with respect to which a no election shall have been made (or deemed to have been made) shall be converted into the right to receive cash; and

•	each share of Capital Title common stock with respect to which a stock election shall have been made shall be converted into the right to receive: (x) the number of LandAmerica shares equal to the product of (A) the per share stock consideration and (B) a fraction (the “Stock Fraction”), the numerator of which shall be the Aggregate Stock Shares, and the denominator of which shall be the aggregate number of shares of Capital Title common stock with respect to which stock elections shall have been made, and (y) the amount in cash, without interest, equal to the product of (A) per share cash consideration and (B) a fraction equal to one minus the Stock Fraction.

•	In the event that neither of the above scenarios is applicable, then:

•	each share of Capital Title common stock with respect to which a cash election shall have been made shall be converted into the right to receive cash;

•	each share of Capital Title common stock with respect to which a stock election shall have been made shall be converted into the right to receive stock; and

•	each share of Capital Title common stock with respect to which no election shall have been made (or deemed to have been made) (the “Non-Electing Shares”), if any, shall be converted into the right to receive: (x) an amount in cash, without interest, equal to the product of (A) the per share cash consideration and (B) a fraction (the “Non-Election Fraction”), the numerator of which shall be the excess of (1) the Aggregate Cash Shares over (2) the sum of the aggregate number of Capital Title shares with respect to which a cash election shall have been made, and the denominator of which shall be the excess of (1) the aggregate number of shares of Capital Title stock outstanding immediately prior to the effective time of the merger (other than dissenting shares and shares held by Capital Title or its subsidiaries) over (2) the sum of the aggregate number of Capital Title shares with respect to which a cash election and a stock election shall have been made; and (y) the number of LandAmerica shares equal to the product of (A) the per share stock consideration and (B) a fraction equal to one minus the Non-Election Fraction.

In the event that the average closing price of LandAmerica common stock immediately prior to the merger is less than or equal to $55.52, a price that is 85% of the average closing price immediately prior to the date the merger agreement, then Capital Title may terminate the merger agreement unless either (i) the parties agree to adjust the mixture of cash and stock to be paid as merger consideration or (ii) LandAmerica elects to pay all of the merger consideration in cash. LandAmerica nevertheless may elect to pay all of the merger consideration in cash in such a situation even if Capital Title does not intend to terminate the merger agreement.

Manner and Basis of Converting Shares; Procedure; No Fractional Shares; Effect on Certificates

After properly surrendering Capital Title stock certificates to Computershare Trust Company, the LandAmerica exchange agent, each Capital Title stockholder will receive in exchange therefor cash to which such holder is entitled, certificates evidencing the number of whole shares of LandAmerica common stock to which such holder is entitled, any cash which may be payable in lieu of a fractional share of LandAmerica common stock, and any dividends or other distributions with respect to LandAmerica common stock with a record date after the effective time of the merger.

Each holder of shares of Capital Title common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of LandAmerica common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of LandAmerica common stock multiplied by (ii) the average closing price of a share of LandAmerica common stock immediately prior to the effective time of the merger.

After the effective time of the merger, each certificate formerly representing Capital Title common stock, until so surrendered and exchanged, will evidence only the right to receive, pursuant to an election to which such holder is entitled to make, the cash and the number of whole shares of LandAmerica common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of LandAmerica common stock and any dividend or other distribution with respect to LandAmerica common stock with a record date after the effective time of the merger. The holder of such unexchanged certificate will not be entitled to receive payment of any dividends or distributions payable on the LandAmerica common stock until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of LandAmerica common stock, will be paid without interest.

Appraisal Rights

Under Delaware law, Capital Title stockholders who comply with the applicable requirements of Delaware law will have the right to receive an appraisal of the value of their shares of Capital Title common stock in connection with the merger. We have included a copy of Section 262 of the Delaware General Corporation Law relating to appraisal rights as Annex D to this proxy statement/prospectus.

Under Delaware law, Capital Title stockholders are entitled to appraisal rights in connection with the merger. Any Capital Title stockholder of record who objects to the merger may elect to have his or her shares of Capital Title common stock appraised under the procedures of Delaware law and to be paid the fair value of his or her shares. The appraised value will not include any value arising from the merger, but may include a fair rate of interest. It is possible that the fair value determined may be more or less than the merger consideration.

Capital Title stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware General Corporation Law in order to perfect their rights. Capital Title will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Capital Title stockholder in order to dissent from the merger and perfect his or her appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. Under Section 262, Capital Title is required to notify stockholders not less than 20 days before the special meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with that notice.

THIS PROXY STATEMENT/PROSPECTUS CONSTITUTES CAPITAL TITLE’S NOTICE TO ITS STOCKHOLDERS OF THE AVAILABILITY OF APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER IN COMPLIANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.

If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D. If you fail to timely and properly comply with the requirements of Section 262, your appraisal rights under Delaware law may be lost. If you elect to demand appraisal of your shares of Capital Title common stock, you must satisfy each of the following conditions:

•

You must deliver to Capital Title a written demand for appraisal of your shares before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal under Section 262;

•	You must not vote in favor of the merger. A vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal; and

•	You must continuously hold your Capital Title common stock through the effective time of the merger.

If you fail to comply with any of these conditions and the merger is completed, you will lose your appraisal rights with respect to your shares of Capital Title common stock. All demands for appraisal should be addressed to:

Capital Title Group, Inc.

14648 North Scottsdale Road, Suite 125

Scottsdale, Arizona 85254

Attention: Corporate Secretary

and should be executed by, or on behalf of, the record holder of the shares of Capital Title common stock. The written demand must identify the Capital Title stockholder and state that the stockholder intends to demand appraisal of his or her shares of Capital Title common stock.

Within 10 days after the effective time of the merger, Capital Title must give written notice that the merger has been completed to each Capital Title stockholder who has properly sent a written demand for appraisal and who did not vote in favor of the merger.

Within 120 days after the effective time of the merger, either Capital Title or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all stockholders entitled to appraisal. Capital Title has no obligation to file such a petition in the event there are dissenting stockholders. If a petition is not filed within the 120-day period, all appraisal rights relating to Capital Title common stock will terminate.

At any time within 60 days after the effective time of the merger, any dissenting stockholder may withdraw the demand for appraisal. If a Capital Title stockholder withdraws his or her demand, the stockholder will only be entitled to receive the cash consideration of $8.00 per share of Capital Title common stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require the written approval of the surviving corporation. Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of Capital Title common stock with respect to which demands for appraisal have been received.

If a dissenting stockholder duly files a petition for appraisal with the Delaware Chancery Court and the petition is served on Capital Title, then Capital Title must file with the Delaware Chancery Court within 20 days after being served such petition a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Delaware Chancery Court is empowered to conduct a hearing upon the petition to determine those stockholders who have complied with Section 262 and who are entitled to the appraisal rights.

The Delaware Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Delaware Chancery Court may dismiss the proceedings as to such stockholder. After determination of the stockholders entitled to appraisal rights, the

Delaware Chancery Court will appraise the shares of Capital Title common stock and determine a fair rate of interest, if any, to be paid. Once the fair value is determined, Capital Title will pay all dissenting stockholders the appraised value of their shares together, with interest accrued thereon during the pendency of the proceeding, upon surrender by such holders of the certificates representing such shares.

Costs of the appraisal proceeding may be determined by the Delaware Chancery Court and charged to the parties as the Delaware Chancery Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder who has demanded appraisal rights will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective time of the merger).

In view of the complexity of Section 262, Capital Title stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

Background of the Merger

The board of directors of Capital Title in recent years considered the business of, and the prospects for, Capital Title, and, because it perceived the market value of Capital Title’s Common Stock to be undervalued, studied various strategic alternatives for increasing stockholder value. Among the strategic alternatives considered was a potential sale or merger of Capital Title to either a strategic or financial buyer. Capital Title engaged Miller Capital Corporation (“Miller”) to act as its financial advisor in connection with any possible strategic alternative and Miller has advised Capital Title in that regard.

Capital Title has, from time to time, had conversations, and engaged in negotiations, with other companies which have expressed interest in a possible acquisition of, or merger with, Capital Title. Such other companies have included strategic buyers and private equity investors. Negotiations with such companies, other than LandAmerica, did not result in an agreement to purchase Capital Title. The following is a brief discussion of certain events leading up to the contacts between Capital Title and LandAmerica and the contacts and negotiations that have occurred between Capital Title and LandAmerica.

Beginning in early 2005, Capital Title’s Board of Directors began serious discussions with Miller regarding soliciting interest of third parties in a potential sale or other transaction involving Capital Title. In connection with its evaluation of strategic alternatives, on February 18, 2005, the Board of Directors authorized Miller to seek indications of interest in a potential transaction for the acquisition of Capital Title.

From February 18, 2005 to May 18, 2005, Miller began contacting various potential transaction partners, including companies in the insurance industry, financial investors and potential strategic investors. During this time, Miller had initial discussions with respect to a potential acquisition of Capital Title with numerous potential transaction partners. As part of this process, on May 11, 2005, a representative of Miller met with a potential purchaser to discuss an acquisition of Capital Title.

On May 20, 2005, a representative of Miller attended a meeting of Capital Title’s board of directors and updated the board with respect to various discussions and negotiations Miller had engaged in with various parties interested in pursuing a transaction with Capital Title. The board of directors reviewed materials prepared by Miller regarding various transaction alternatives and background information on potential transaction partners. Representatives of Capital Title’s legal counsel, Squire, Sanders & Dempsey L.L.P. (which we refer to as “Squire Sanders”) attended this meeting and discussed various legal issues with respect to a potential transaction including regulatory approvals, due diligence and fiduciary duties of members of the board.

At the end of this meeting, the Capital Title board authorized Miller, Capital Title’s executive officers and Squire Sanders to engage in negotiations regarding the sale of Capital Title with the potential transaction partner Miller had met with on May 11, 2005. Additionally, the board formed a special committee of the board of directors, chaired by Stephen A McConnell, to retain a firm to provide a “fairness opinion” in connection with any potential merger.

From May 20, 2005 to May 25, 2005, Miller, Capital Title’s executive officers and Squire Sanders engaged in discussions and negotiations with a potential transaction partner, its financial advisors and legal counsel regarding a merger with Capital Title. As a result of these discussions, on May 25, 2005, the parties entered into a letter of intent with respect to the sale of Capital Title through a merger transaction.

The letter of intent provided for the parties to engage in negotiations of definitive merger agreements as well as conduct due diligence with respect to the transaction. Based on certain assumptions and conditions and subject to the completion of due diligence, the entering into definitive merger agreements and various potential adjustments, the letter of intent called for potential cash consideration of between $7.25 and $8.00 per share of Capital Title common stock.

On June 16, 2005, the special committee of the Capital Title board engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) to provide a fairness opinion with respect to any merger transaction.

From May 25, 2005 until June 30, 2005, the parties and their financial and legal advisors attempted to negotiate final merger terms including definitive agreements. As a result of these discussions, however, the parties were unable to reach final agreement and the parties terminated their discussions on June 30, 2005.

On July 14, 2005, a representative of Miller attended a meeting of the Capital Title board of directors and updated the board with respect to the termination of the previous negotiations and various strategic alternatives.

On January 4, 2006, representatives of Keefe, Bruyette & Woods, Inc. (“KBW”) contacted a representative of Miller to inquire if Capital Title would entertain a merger, sale or joint venture arrangement with their client in the title industry.

On January 5, 2006, a conference call was held with KBW representatives, LandAmerica’s Chief Financial Officer, G. William Evans, its Executive Vice President-Business Development, Jeffrey D. Vaughan and a Miller representative. It was concluded after the conference call that a follow up meeting would be scheduled on January 29, 2006, in Phoenix, Arizona to further discuss the various options of a sale, merger or joint venture relationship. On the 29th of January 2006, LandAmerica’s President and Chief Executive Officer, Theodore L. Chandler, Jr., Mr. Evans, and Mr. Vaughan and Capital Title’s Chief Executive Officer Donald R. Head, and its Chief Operating Officer and Chief Financial Officer Mark C. Walker and a Miller representative met to discuss the various opportunities.

On February 1, 2006, Capital Title retained Miller Capital Markets, LLC, (“MCM”) an affiliate of Miller Capital Corporation, as its exclusive investment banker to assist in negotiations and to advise the board of Capital Title regarding any potential transaction.

On February 1, 2006, Capital Title and LandAmerica entered into a confidentiality disclosure agreement in order to facilitate due diligence with respect to a potential merger transaction, following which the parties exchanged certain non-public information. Between February 1, 2006 and February 27, 2006, representatives from Capital Title and LandAmerica, including their respective financial and legal advisors, negotiated the terms of a potential merger.

Officers of Capital Title and its advisors negotiated various items, including the proposed purchase price with LandAmerica until a mutually satisfactory, nonbinding letter of intent was negotiated. A meeting of the board of directors of Capital Title was held on February 10, 2006 to review the proposal from LandAmerica. After consideration of the LandAmerica offer and various alternative strategic possibilities, the Capital Title board of directors concluded that the LandAmerica transaction was in the best interests of Capital Title’s stockholders, and it unanimously voted to accept the LandAmerica proposal. On February 27, 2006, Capital Title and LandAmerica executed a nonbinding term sheet providing for the negotiation and documentation of a definitive agreement to merge Capital Title with a subsidiary of LandAmerica for merger consideration of approximately $251.4 million, or $8.00 per share, subject to various adjustments.

On March 2, 2006, the special committee of the board of Capital Title engaged Houlihan Lokey to provide a fairness opinion with respect to the LandAmerica transaction.

On March 10, 2006, LandAmerica furnished to Capital Title a draft of a proposed merger agreement. Between March 10 and March 28, 2005, various discussions also took place between Williams Mullen, counsel to LandAmerica, and Squire Sanders, counsel to Capital Title, to negotiate and draft the definitive merger agreement as well as the voting agreement. During this time LandAmerica continued its diligence review on Capital Title, and the various officers and personnel of each company met or communicated to discuss in greater detail the business operations of Capital Title, including Capital Title’s agreements with third parties, its employees and its plans for conduct of its business through consummation of the proposed merger.

On the afternoon of March 24, 2006, the Capital Title board of directors met with senior management and its financial and legal advisors to review the proposed merger. At that meeting, Capital Title’s management provided an update on the status of discussions. Squire Sanders reviewed with the Capital Title board of directors the material terms of the proposed merger agreement. Representatives of MCM and Miller discussed the transaction and various alternatives. Houlihan Lokey gave a financial presentation and orally delivered its opinion as to the fairness of the merger consideration, from a financial point of view, to Capital Title stockholders subject to the assumptions, qualifications and limitations set forth in its opinion. The board of directors asked questions of Houlihan Lokey regarding its diligence review and analysis. After discussion and consideration of the factors described under “Capital Title’s Reasons for the Merger and the Capital Title Board’s Recommendation,” the Capital Title board of directors unanimously voted to approve the merger agreement and the transactions contemplated thereby and to call a special meeting of the stockholders to vote on the approval of the merger agreement.

Later that evening, Houlihan Lokey delivered its written opinion to the board of Capital Title as to the fairness of the merger consideration, from a financial point of view, to Capital Title stockholders. A copy of the Houlihan Lokey opinion is attached to this proxy statement/prospectus as Annex C.

On March 27, 2006, the LandAmerica board of directors met with its financial advisors and senior management to review the proposed merger. At that meeting, LandAmerica’s management summarized Capital Title’s business and the material terms of the proposed merger agreement and discussed the various rationales for the proposed merger. KBW presented its fairness opinion and described for and discussed with the LandAmerica board the analysis it conducted in reaching its conclusion. After discussion and consideration of the factors described under “LandAmerica’s Reasons for the Merger,” the LandAmerica board of directors determined that the proposed merger was in the best interest of LandAmerica and its stockholders and approved the merger agreement and the transactions contemplated thereby.

Between March 24, 2006 and March 28, 2006, the parties continued to negotiate minor revisions to the documentation. On the morning of March 28, 2006, the parties entered into the definitive merger agreement attached to this proxy statement/prospectus as Annex A. Before the market opened on the morning of March 29, 2006, the parties publicly announced that they had entered into a definitive merger agreement.

Capital Title’s Reasons for the Merger and the Capital Title Board’s Recommendation

The board of directors of Capital Title believes that the merger is in the best interest of Capital Title and its stockholders, and unanimously approved the merger agreement and recommends the approval of the merger agreement by Capital Title stockholders. In reaching this decision, the board of directors of Capital Title consulted with Capital Title management and with Capital Title’s financial and legal advisors and considered a variety of factors, including the following material factors:

•	Capital Title’s business plan as an independent company in the context of its assessment of Capital Title’s business, operations, financial position, personnel and prospects;

•	the implications of the merger for all of Capital Title’s constituents including its stockholders, employees, suppliers, customers, creditors and other with whom it deals;

•	a review of the possible alternatives to a sale of Capital Title, including the prospects of continuing to operate Capital Title as an independent company. The board considered the value to the stockholders of these alternatives, the timing and likelihood of achieving value from these alternatives, and the possibility that Capital Title’s future stock price might not have a value greater than the consideration to be paid in the merger;

•	the presentation by Houlihan Lokey, its analysis of the value of Capital Title and its opinion dated as of March 24, 2006 that, as of the date of the opinion, the merger consideration was fair from a financial point of view to the stockholders of Capital Title taken as a whole;

•	the ability to complete the merger, including, in particular, the likelihood of obtaining regulatory approval and the provisions of the merger agreement regarding LandAmerica’s and Capital Title’s obligations to pursue the regulatory approvals;

•	the terms of the merger agreement, as negotiated, including Capital Title’s ability to respond to, and to accept, an unsolicited alternative offer if consistent with the board of director’s fiduciary responsibilities and the requirement that it pay a termination fee in those circumstances;

•	the current and prospective environment in which Capital Title operates, including economic conditions and the competitive environment of the industry; and

•	the interest of Capital Title’s officers and directors that are different from or in addition to the interests of Capital Title stockholders generally; and

•	the judgment and advice of Capital Title’s senior management.

The above summary of the information considered and the factors discussed by the board of directors of Capital Title is not meant to be exhaustive, but includes the material matters considered by the board of directors. In reaching its determination to approve the merger agreement, the board of directors of Capital Title did not assign any relative or specific weight to the factors, and individual directors may have considered various factors differently. The board of directors of Capital Title considered all of the factors as a whole and considered the factors in their totality to be favorable to and to support the decision to approve the merger agreement and to recommend that Capital Title’s stockholders approve it. The Capital Title board of directors relied on the experience and expertise of Houlihan Lokey, its financial advisor, for quantitative analysis of the financial terms of the merger.

Opinion of Capital Title’s Financial Advisor

The board of directors of Capital Title formed a special committee for the purpose of retaining a financial advisor to render an opinion to its board of directors as to whether the consideration to be received by the stockholders of Capital Title in the proposed merger is fair to the stockholders of Capital Title from a financial point of view.

The special committee of the board of directors retained Houlihan Lokey Howard and Zukin Financial Advisors, Inc. (“Houlihan Lokey”) pursuant to a letter agreement dated March 2, 2006, based upon its experience in the valuation of businesses and their securities in connection with mergers, acquisitions, recapitalizations and similar transactions. Houlihan Lokey is a nationally investment banking firm that is recognized for its expertise in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business valuations and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

At the meeting of Capital Title’s board of directors on March 24, 2006, Houlihan Lokey made a presentation to the board in which it outlined its analysis of the proposed transaction. During this meeting, Houlihan Lokey reviewed with the board of directors certain financial analyses summarized below, and rendered its oral opinion (which was followed by the rendering of a written opinion later that day) to the board of directors that, on the basis of its analysis summarized below and subject to the limitations and assumptions described in its opinion and summarized below, as of March 24, 2006, the consideration to be received by the common stockholders of Capital Title in the transaction was fair to them from a financial point of view. We refer to the opinion issued by Houlihan Lokey on March 24, 2006 as the “Houlihan Lokey opinion” in this proxy statement/prospectus.

The full text of the Houlihan Lokey opinion, which describes, among other things, the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering the Houlihan Lokey opinion is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. The summary of the Houlihan Lokey opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Houlihan Lokey opinion. Capital Title stockholders are urged to read the Houlihan Lokey opinion carefully and in its entirety. The Houlihan Lokey opinion is not intended to be, and does not constitute, a recommendation to any Capital Title stockholder as to whether or not to support the merger and does not constitute a recommendation to any Capital Title stockholder as to how to vote on any matter relating to the transaction. The Houlihan Lokey opinion was furnished solely to the Capital Title board of directors for the purpose of evaluating the transaction.

While Houlihan Lokey rendered its opinion and provided certain analyses to Capital Title’s board of directors, the Houlihan Lokey opinion did not address: (i) the underlying business decision of Capital Title, Capital Title’s board, its security holders or any other party to proceed with or effect the merger, (ii) the fairness of any portion or aspect of the merger not expressly addressed in its opinion, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of Capital Title or any other party other than those set forth in its opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for Capital Title or any other party or the effect of any other transaction in which Capital Title or any other party might engage, (v) the tax or legal consequences of the merger to either Capital Title, their respective security holders, or any other party, (vi) whether any security holder should vote in favor of the merger, (vii) the mix of merger consideration that any of Capital Title’s stockholders elect to receive in connection with the merger, or (viii) how LandAmerica shares will trade once the merger is effectuated.

The terms of the transaction, including the type and amount of the consideration, were determined through negotiations between Capital Title and LandAmerica and were approved by the board of directors of each corporation. The decision to enter into the transaction was solely that of the board of directors and Houlihan Lokey has not expressed an opinion as to the merits of the decision by Capital Title to engage in the transaction. The Houlihan Lokey opinion and the presentation of Houlihan Lokey to the board of directors were only one of a number of factors taken into consideration by the board of directors in making its determination to approve the transaction.

As compensation to Houlihan Lokey for its services in connection with the rendering of the Houlihan Lokey opinion, Capital Title agreed to pay Houlihan Lokey a fee of $175,000 for its services. No portion of the Houlihan Lokey fee was contingent upon the conclusions reached in the Houlihan Lokey opinion. In addition, regardless of whether the transaction is consummated, Capital Title agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for its reasonable expenses.

In connection with the Houlihan Lokey opinion, Houlihan Lokey made such reviews, analyses and inquiries as Houlihan Lokey deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed Capital Title’s draft annual report on Form 10-K for the fiscal year ended December 31, 2005, which Capital Title’s management identified at the time as being the most current financial statements available; reviewed Capital Title’s annual report on Form 10-K for the fiscal year ended December 31, 2004; and reviewed Capital Title’s quarterly report on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	reviewed LandAmerica’s annual report on Form 10-K for the fiscal year December 31, 2005;

•	met with certain members of Capital Title’s management to discuss the operations, financial condition, future prospects and projected operations and performance of Capital Title and regarding the proposed merger; and spoke with representatives of Capital Title’s investment banker, financial advisor and counsel regarding the proposed merger and related matters;

•	visited Capital Title’s headquarters;

•	reviewed the draft merger agreement between Capital Title and LandAmerica, dated March 21, 2006;

•	reviewed forecasts and projections prepared by Capital Title’s management with respect to Capital Title for fiscal year ended December 31, 2006 and discussed forecasts of certain cost savings, operating efficiencies and other synergies expected by management of Capital Title and LandAmerica to result from the merger;

•	reviewed the historical market prices and trading volume for Capital Title’s and LandAmerica’s common stock as well as the common stock of other publicly traded companies that Houlihan Lokey deemed relevant for companies in related industries;

•	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed relevant and publicly available transaction prices and premiums paid in change of control transactions that Houlihan Lokey deemed relevant;

•	reviewed the Prospectus dated November 15, 2005 relating to a common stock offering of Capital Title’s shares;

•	reviewed presentations prepared by Ryan Beck & Co. relating to Capital Title’s November 15, 2005 common stock offering;

•	reviewed LandAmerica’s “Third Quarter 2005” presentation;

•	reviewed a Draft Indicative Offer Term Sheet dated February 21, 2006 and an Indicative Offer Term Sheet dated February 27, 2006 relating to the merger; and

•	conducted such other financial studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

For purposes of the Houlihan Lokey opinion, Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available to it, discussed with or reviewed by it, or publicly available, and does not assume any responsibility with respect to such data, material and other information.

In connection with its review, Houlihan Lokey considered financial forecasts and projections prepared by the management of Capital Title. For purposes of the Houlihan Lokey opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections were prepared on bases reasonably reflecting the best currently available estimates and judgments of the future financial results and condition of Capital Title and Houlihan Lokey expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based.

For purposes of the Houlihan Lokey opinion, Houlihan Lokey relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Capital Title or LandAmerica since the date of the most recent financial statements provided to Houlihan Lokey, and that there is no information or facts that would make the information reviewed by it incomplete or misleading. For purposes of the Houlihan Lokey opinion, Houlihan Lokey also relied upon and assumed that neither Capital Title nor LandAmerica is party to any material pending transaction (other than the merger), including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off. Further, Houlihan Lokey relied upon and assumed that the final forms of all draft documents identified above would not differ in any material respect from such draft documents to the extent that any such difference would affect the financial benefits to the common stockholders of Capital Title resulting from the transactions contemplated thereby.

For purposes of the Houlihan Lokey opinion, Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the draft Merger Agreement dated March 21, 2006 identified above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in a timely manner in accordance with the terms set forth in the agreements provided to Houlihan Lokey, without any adjustment to the aggregate merger consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). For purposes of the Houlihan Lokey opinion, Houlihan Lokey also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the disposition of any material portion of the assets of Capital Title or LandAmerica, or otherwise have an adverse effect on Capital Title or LandAmerica or the expected benefits of the merger.

Furthermore, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of Capital Title or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Furthermore, Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Capital Title or LandAmerica is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Capital Title or LandAmerica is a party or may be subject. The Houlihan Lokey opinion made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the merger or any alternatives to the merger, (b) negotiate the terms of the merger, or (c) advise any committee of the board of directors or any other party with respect to alternatives to the merger. The Houlihan Lokey opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the Houlihan Lokey opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date thereof. Houlihan Lokey did not consider, nor express any opinion with respect to, the prices at which the common stock of LandAmerica has traded or may trade subsequent to the disclosure or consummation of the merger. Houlihan Lokey further assumed that the common stock of LandAmerica to be issued in the merger to the stockholders of Capital Title will be listed on the New York Stock Exchange.

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In reaching its conclusion as to the fairness of the consideration to be received by the common stockholders of Capital Title and in its presentation to Capital Title’s board of directors, Houlihan Lokey did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, or portions of this summary, could create an incomplete, misleading and/or inaccurate view of the processes underlying the conclusions set forth in the Houlihan Lokey opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to LandAmerica, the proposed merger, industry performance, general business, economic, market and financial conditions and other matters. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of Capital Title are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses used by Houlihan Lokey in connection with the delivery of the Houlihan Lokey opinion to the board of directors. The financial analyses summarized below were based upon market prices as of March 22, 2006 unless otherwise noted. The financial analyses summarized below include information presented in tabular format. In order fully to understand the financial analyses used by Houlihan Lokey, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Consideration of any portion of such analyses and the factors considered, without consideration of all analyses and factors, could create a misleading or incomplete view of the process underlying the Houlihan Lokey opinion.

Public Market Approach

Houlihan Lokey reviewed the historical market price of Capital Title’s common stock over selected periods during the previous 12 months and reviewed publicly available SEC filings, news articles, and press releases relating to Capital Title. Over the 12 months prior to the Houlihan Lokey opinion, Houlihan Lokey observed that the market price of Capital Title’s common stock was within a trading range between a low of $5.19 per share and a high of $8.28 per share. Houlihan Lokey presented the stock trading information contained in the following table for the period ended March 22, 2006:

Closing price on March 22, 2006	$6.11
5 day closing average	$6.25
15 day closing average	$6.34
30 day closing average	$6.31
Trading average since secondary offering (November 15, 2005)	$6.02
52 week average	$6.53
52 week range	$5.19 - $8.28

Applying the per share trading information, Houlihan Lokey computed the market value of Capital Title’s equity as of March 15, 2006, using the treasury method:

(Amounts in millions, except price per share)

	As of 03/22/06	30 Trading Day Average	90 Trading Day Average	Pricing of Secondary Offering 11/15/2005
Stock Price	$6.11	$6.31	$6.03	$6.00
Diluted Shares Outstanding	30.740	30.828	30.704	30.690
Market Value of Equity	$187.824	$194.597	$185.160	$184.142

Based on this public market approach, Houlihan Lokey indicated that the per share value of Capital Title’s common stock was between $6.00 and $6.31 per share and that the total equity value of Capital Title’s equity was between $184.1 million and $194.6 million.

Market Multiple Approach

Houlihan Lokey compared financial information and valuation ratios relating to Capital Title to corresponding data and ratios from six publicly traded companies Houlihan Lokey deemed reasonably comparable to Capital Title. Houlihan Lokey deemed the selected companies to be comparable to Capital Title based on the industry in which Capital Title operates and its principal competitors. The group of comparable companies was Fidelity National Financial, Inc., First American Corporation, LandAmerica Financial Group, Inc., Stewart Information Services, Investors Title Company and Old Republic International Corporation.

Houlihan Lokey calculated certain financial ratios of the comparable companies based on the most recent publicly available information, including multiples of: (i) enterprise value to latest twelve months earnings before interest, taxes, depreciation and amortization (which is referred to as “EBITDA” in this proxy statement/prospectus) and enterprise value to next fiscal year projected EBITDA, (ii) ratio of stock price to book value for the last twelve months and for the next fiscal year projected ratio of stock price to book value (iii) ratio of stock price to net income for the last twelve months and for the next fiscal year projected ratio of stock price to net income. Enterprise value is calculated by adding an entity’s book value of existing net debt and preferred stock to its market value of equity.

The analysis showed that the multiples exhibited by the comparable companies were as follows:

	Enterprise Value/ EBITDA Latest Twelve Months	Price / Book Value Latest Twelve Months	Price/ Net Income Latest Twelve Months
Low	4.6x	0.90x	7.0x
High	7.0x	2.07x	9.7x
Median	4.8x	1.28x	8.2x
Mean	5.2x	1.33x	8.2x

Capital Title	4.5x	1.69x	8.7x

	Next Fiscal Year(1)	Next Fiscal Year(1)	Next Fiscal Year(1)
Low	5.1x	0.90x	9.5x
High	7.9x	2.07x	10.6x
Median	7.1x	1.28x	10.4x
Mean	6.7x	1.33x	10.2x

Capital Title(2)	4.4x	1.69x	8.3x

(1)	Projected financial figures gave consideration to several analyst reports.
(2)	Next Fiscal Year multiple derived from Capital Title estimate.

Houlihan Lokey derived equity value indications for Capital Title by applying a range of EBITDA multiples of 4.5x to 5.0x, a range of Net Income multiples of 8.5x to 9.5x and a range of book value multiples of 1.50x to 1.75x to latest twelve months operating results to projected next fiscal year operating results. In making these calculations, Houlihan Lokey took into account book value, outstanding debt and company estimates of the value of an investment in an unconsolidated affiliate and the remaining proceeds of $16.1 million resulting from a secondary offering by Capital Title in November 2005 and the redemption of Capital Title’s outstanding preferred stock in January 2006.

The resulting indications of the equity value of Capital Title ranged from approximately $6.45 per share to $7.43 per share and a total equity value range of $199.246 million to $232.020 million.

No company utilized in the comparable company analysis is identical to Capital Title. In evaluating the peer group, Houlihan Lokey made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. These other matters include the impact of competition on the business of Capital Title and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Capital Title or in the industry or financial markets in general.

Premiums Analysis

Houlihan Lokey analyzed premiums paid for control in change of control transactions within Capital Title’s industry during 2005 and noted that the 30-day mean and median premium for such transactions was 32.1% and 25.4% respectively. Houlihan Lokey then compared such industry premiums to the 30.9% premium, based on the Capital Title share price as of March 22, 2006, above the value that will be paid for Capital Title stock based on an $8.00 per share consideration price in connection with the proposed merger.

Comparable Transaction Approach

Houlihan Lokey reviewed eight merger and acquisition transactions that it deemed comparable to the merger. It selected these transactions by applying the following criteria:

•	transactions involving companies with primary SIC codes (industry-based codes assigned by the SEC) similar to that of Capital Title;

•	transactions in which the company being acquired had a business that Houlihan Lokey deemed similar to Capital Title’s;

•	transactions announced since January 1, 2003; and

•	transactions that were not share repurchases or acquisitions of a minority interest.

The following is a list of the comparable transactions, which Houlihan Lokey used in its analysis:

Announced	Seller	Unit Sold	Target Business Description	Buyer
07/25/05	Monroe Title Insurance Corporation		Provides title insurance services in New York.	Stewart Title Insurance Company

07/12/05	First Montana Title Co.		Provides title insurance services.	FMT of Billings LLS

05/09/05	Liberty Settlement Services		Provides title insurance services.	Silverado Financial Inc.

01/27/04	Nationwide Appraisal Services Corp.		Provides appraisal and valuation title services to customers in the mortgage lending and real estate industries.	Capital Title Group, Inc.

12/23/03	Pacific Northwest Title Holding Company		Offers title insurance and real estate information research services.	First American Corporation

10/27/03	The PMI Group, Inc.	American Pioneer Title Insurance Co.	Provides title insurance underwriting brokerage services.	Fidelity National Financial, Inc.

01/10/03	ANFI, Inc.		Provides title insurance services, as well as other real estate related financial and informational services.	Fidelity National Financial, Inc.

01/01/03	Land Title of Nevada Inc.		Provides title insurance.	Capital Title Group, Inc.

Houlihan Lokey calculated for each of the selected transactions: the ratio of enterprise value to EBITDA, the ratio of price to net income, and the ratio of price to book value. Houlihan Lokey compared the resulting multiples of selected valuation data to multiples derived from the implied range of values payable in the merger.

After observing certain quantitative and qualitative characteristics of the above eight comparable transactions including, but not limited to, size, profitability and business description, Houlihan Lokey selected multiples of enterprise value to EBITDA in the range of 4.5x to 5.0x, multiples of price to net income in the range of 8.0x to 9.0x, and multiples of price to book value in the range of 2.00x to 2.50x for the latest twelve months. While no one factor was determinative in the analysis, the quantitative considerations of the publicly-traded target companies involved in the selected transactions included an equity value range of $2.7 million to $165 million. The chart below summarizes the comparable transaction approach:

(figures in millions, except for ratios and percentages)

	Equity Price	Enterprise Value	Enterprise Value/ EBITDA	Price/ Earnings	Price/ Book Value	Earnings Margin
Low	$2.7	$2.7	4.4x	7.7x	2.18x	11.1%
High	$165.3	$168.2	8.3x	17.6x	2.18x	11.1%
Median	$26.3	$25.7	4.8x	9.2x	2.18x	11.1%
Mean	$48.9	$49.4	5.8x	10.9x	2.18x	11.1%

Based on the comparable merger transaction analysis, the indicated enterprise value ranges for Capital Title were between $6.93 and $8.18 per share and a total equity value of between $215.246 million and $257.020 million.

In evaluating the precedent transactions, Houlihan Lokey made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, such as the impact of competition on Capital Title and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Capital Title or the industry or in the financial markets in general.

Houlihan Lokey’s Conclusion

Based on the aforementioned methodologies together with adjustments that Houlihan Lokey deemed appropriate, Houlihan Lokey concluded that the consideration of $8.00 per share as provided for in the merger is within the range of the indications of value resulting from Houlihan Lokey’s analyses described above. Accordingly, Houlihan Lokey determined that, based upon and subject to the factors and assumptions set forth in the Houlihan Lokey opinion, and in reliance thereon, as of the date of the Houlihan Lokey opinion, the consideration to be received by the common stockholders of Capital Title in the merger is fair to them from a financial point of view.

LandAmerica’s Reasons for the Merger

On March 27, 2006, the board of directors of LandAmerica determined that the merger was in the best interests of LandAmerica and its stockholders after considering a number of factors, including the following:

•	Capital Title’s current structure, operating and growth strategies and historic results of operations;

•	The opportunities to add scale to LandAmerica’s business, particularly in the residential sale and resale business, and strengthen its underwriting business;

•	The ability to add a strong management team with a proven track record in revenue and earnings growth;

•	The expectation that synergies will produce annual run rate pretax cost reductions of approximately $12 million within one year after the closing of the merger;

•	The structure and terms of the merger, including the amount and type of the merger consideration to be paid by LandAmerica;

•	The expected accretion to the earnings per share of LandAmerica common stock and increased return on equity in the first year following the merger and in future periods;

•	Keefe, Bruyette & Wood’s financial analysis and opinion to LandAmerica’s board that, as of March 27, 2006, and subject to the assumptions made, matters considered and limitations on the review undertaken, the merger consideration to be paid by LandAmerica is fair from a financial point of view to LandAmerica; and

•	The potential risks and mitigating factors, including:

•	the potential diversion of management resources from operational matters and the opportunity costs associated with the merger prior to the completion or abandonment of the merger;

•	the risk that the merger will not be consummated despite the parties efforts to cause it to occur;

•	the risk that the potential benefits of the merger would not be realized;

•	the short term vulnerability to talent loss;

•	the risks of integration; and

•	the concentration of customers in Capital Title’s lender services group.

The foregoing discussion is not intended to be exhaustive, but LandAmerica believes it addresses the material factors considered by the LandAmerica board of directors in its consideration of the merger, including factors that may support the merger as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the LandAmerica board of directors did not believe it practical to quantify or otherwise assign relative weights to, and did not make specific assessments of, specific factors considered in reaching its determination.

Interests of Certain Persons in the Merger

Certain members of Capital Title’s management have interests in the merger in addition to their interests as stockholders of Capital Title. These interests are described below. In each case, the board of directors of Capital Title was aware of and considered these potential interests, among other matters, in approving the merger agreement and the transactions contemplated thereby.

Employment and Other Agreements for Certain Executive Officers of Capital Title

In conjunction with the merger agreement, two executive officers of Capital Title, Donald R. Head and Mark C. Walker, have agreed to enter into new employment agreements with Capital Title. These agreements will not be effective until the effective time of the merger. Until the effective time of the merger, Mr. Head’s and Mr. Walker’s current employment agreements will remain in full force and effect.

The new employment agreement with Donald R. Head is for a period of one (1) year, to take effect at the effective time of the merger. The agreement provides for Mr. Head to serve as the surviving company’s Chief Executive Officer. The employment agreement may be terminated by the surviving company for cause (as defined in the agreement), including upon (i) willful and substantial misconduct in the performance of his business duties, (ii) conviction for any felony or any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude, (iii) material breach of the agreement, (iv) commission of dishonest acts or fraudulent conduct or (iv) violation of LandAmerica’s Code of Business Conduct and Ethics. Under the terms of this employment agreement, Mr. Head will receive an annual base salary of $300,000, but will not be eligible for any bonus. Under Mr. Head’s current employment agreement with Capital Title, Mr. Head is entitled to receive certain severance benefits in the event of a merger by Capital Title. In exchange for his agreement to waive his rights to these severance payments under his current employment agreement, the surviving company will pay Mr. Head a lump sum in the amount of $600,000 upon termination of his current employment agreement.

The new employment agreement with Mark C. Walker is for a period of two years, to take effect at the effective time of the merger. The agreement provides for Mr. Walker to serve as the surviving company’s Executive Vice President and Chief Operating Officer. Under the terms of this employment agreement, Mr. Walker will receive an annual base salary of $250,000. Additionally, Mr. Walker will be eligible to receive a bonus of not less than $190,000 and not greater than $225,000 for the first twelve months of the agreement, and will thereafter be eligible to participate in the applicable management incentive plan sponsored by LandAmerica. The employment agreement may be terminated by the surviving company for cause (as defined in the agreement), including upon (i) willful and substantial misconduct in the performance of his business duties, (ii) conviction for any felony or any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude, (iii) material breach of the agreement, (iv) commission of dishonest acts or fraudulent conduct or (iv) violation of LandAmerica’s Code of Business Conduct and Ethics. If the employment agreement is terminated by the surviving company without cause, or by Mr. Walker for good reason (as defined in the agreement), Mr. Walker will be entitled to severance benefits. These benefits include payment of his base salary for the greater of the then remaining term of his employment or 26 weeks and an amount equal to the cost of 18 months of healthcare coverage premiums under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for him and his immediate family.

Treatment of Stock Options and Warrants

All options to purchase Capital Title common stock granted under Capital Title’s equity compensation plans that are outstanding immediately prior to the completion of the merger will vest and become fully exercisable for at least 30 days prior to the completion of the merger. See “Effect of the Merger on Stock Options and Warrants” beginning on page 61.

The following chart sets forth, as of July 11, 2006, the number of shares subject to unvested stock options held by Capital Title’s named executive officers and directors:

Name and Principal Position	Stock Options
Executive Officers:
Donald R. Head Chairman of the Board, President and Chief Executive Officer	0

Mark C. Walker Executive Vice President, Chief Operating Officer, Treasurer and Secretary	0

James C. Yeager Chief Financial Officer	15,000

Directors:
David C. Dewar	25,000
Terry S. Jacobs	25,000
Theo F. Lamb	25,000
Robert B. Liverant	25,000
Stephen A McConnell	25,000
Ben T. Morris	25,000

All executive officers and directors as a group	165,000

Indemnification of Directors and Officers

The merger agreement requires LandAmerica to maintain in effect for six years after the completion of the merger the current rights of Capital Title directors and officers to indemnification under Capital Title’s certificate of incorporation or bylaws. Upon completion of the merger, Capital Title will indemnify and hold harmless all past and present directors and officers of Capital Title and its subsidiaries in their capacities as such against all losses, claims, damages, liabilities, costs, fees and expenses or amounts paid in settlement (with LandAmerica’s consent, which shall not be unreasonably withheld) to the fullest extent permitted by applicable laws and the terms of Capital Title’s certificate of incorporation or bylaws.

The merger agreement also provides that LandAmerica will maintain for a period of six years after completion of the merger Capital Title’s current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, except that LandAmerica is not required to incur annual premium expense in excess of $290,000.

Voting Agreement

The following is a summary of the material terms of the voting agreement and is qualified by reference to the complete text of the form of voting agreement, which is incorporated by reference into this proxy statement/prospectus and attached to this proxy statement as Annex B.

In connection with the merger agreement, the directors and executive officers of Capital Title entered into a voting agreement with LandAmerica and CTG Acquisition Corporation. As of July 11, 2006, the record date, the directors and executive officers of Capital Title beneficially owned 3,656,677 outstanding shares of Capital Title common stock. These shares represented approximately 12% of the total issued and outstanding shares of Capital Title common stock on the record date.

Waiver of Rights and Restriction on Transfer

Under the voting agreement, the stockholders have agreed to waive their dissenters’ rights with respect to the merger.

Additionally, these stockholders have agreed not to:

•	offer to sell, sell, transfer, pledge, other otherwise dispose of or transfer any interest in or encumber with any lien any of their shares, options or warrants or any rights associated therewith;

•	grant any proxies or power of attorney or enter into a voting agreement, voting trust or other arrangement with respect to any of their shares, options or warrants;

•	enter into any contract, option or other arrangement with respect to the direct or indirect acquisition, sale, assignment or other transfer of any interest in or voting of any securities of Capital Title.

Voting of Shares

Under the voting agreement, these stockholders irrevocably and unconditionally agreed to vote or cause to be voted at any meeting of the stockholders of Capital Title, or in connection with any written consent of Capital Title’s stockholders, those shares which they continue to own through the date of the special meeting of the stockholders of Capital Title and any additional shares acquired by them prior to the record date of the special meeting as follows:

•	in favor of the adoption of the merger agreement; and

•	against any:

•	action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Capital Title under the merger agreement;

•	extraordinary corporate transaction involving Capital Title or any of its subsidiaries, other than the merger;

•	sale, lease or transfer of a material amount of assets, or a reorganization, recapitalization, dissolution or liquidation, of Capital Title or any of its subsidiaries;

•	change in a majority of the persons who constitute Capital Title’s board of directors;

•	change in the present capitalization of Capital Title or amendment to its articles of incorporation, bylaws or corporate structure or business; and

•	other action that is intended, or could reasonably be expected, to materially impede or delay, postpone or adversely affect the consummation of the merger.

These stockholders have also granted LandAmerica an irrevocable proxy and appointed any designee of LandAmerica to act as the stockholders’ agent and attorney-in-fact and to vote their shares until the termination of the voting agreement. Notwithstanding the provisions of the voting agreement to the contrary, nothing in the voting agreement limits the rights and obligations of a stockholder in his capacity as a director or officer of Capital Title from taking any action consistent with his fiduciary duties and no such action taken in that capacity will be deemed to be a breach of the voting agreement.

Termination of Voting Agreement

The voting agreement will terminate on the earliest of: (i) the termination of the merger agreement, (ii) the written agreement of LandAmerica and Capital Title to terminate the voting agreement and (iii) the date the merger becomes effective.

Conditions of the Merger

The respective obligations of LandAmerica and Capital Title to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•	The stockholders of Capital Title approve the merger agreement and the transactions contemplated thereby, as described in this proxy statement/prospectus, at the special meeting of stockholders for Capital Title;

•	All required approvals of regulatory authorities to consummate the transactions contemplated by the merger agreement are obtained, and all waiting periods required by law or regulation have expired;

•	The registration statement (of which this proxy statement/prospectus is a part) registering shares of LandAmerica common stock to be issued in the merger is declared effective and not subject to a stop order, threatened stop order or a similar action, suit, proceeding or investigation by the SEC;

•	The shares of LandAmerica common stock to be issued in connection with the merger shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance; and

•	There is no order, injunction or decree in effect that was issued by any court or agency of competent jurisdiction, or other legal restraint or prohibition, preventing the consummation of the merger, and no statute, rule, regulation, order or decree that has been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of the merger.

In addition to the mutual covenants described above, the obligation of LandAmerica and CTG Acquisition Corporation to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	Subject to a materiality standard set forth in the merger agreement, the representations and warranties of Capital Title made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and LandAmerica receives a certificate of the chief executive officer or chief financial officer of Capital Title to that effect;

•	Capital Title performs in all material respects all obligations required to be performed by it under the merger agreement prior to the effective time of the merger and delivers to LandAmerica a certificate of its chief executive officer or chief financial officer to that effect;

•	Squire, Sanders & Dempsey, L.L.P., counsel to Capital Title, delivers to LandAmerica an opinion, dated as of the effective time of the merger, acceptable to LandAmerica; and

•	Capital Title shall have obtained those consents or approvals required in order to permit the succession by Capital Title, as the surviving company, to any obligations, rights or interests of Capital Title, or any of its subsidiaries, under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, unless the failure to obtain such consents or approvals would not reasonably be expected to have a material adverse effect on Capital Title.

In addition to the mutual covenants described above, Capital Title’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	Subject to a materiality standard set forth in the merger agreement, the representations and warranties of CTG Acquisition Corporation and LandAmerica made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Capital Title receives a certificate of the chief executive officer or chief financial officer of LandAmerica to that effect;

•	LandAmerica performs in all material respects all obligations required to be performed by it under the merger agreement prior to the effective time of the merger and delivers to Capital Title a certificate of its chief executive officer or chief financial officer to that effect;

•	The shares of LandAmerica common stock to be issued in connection with the merger will be (i) duly authorized, validly issued, and fully paid and nonassessable, and issued free of preemptive rights and free and clear of all liens and encumbrances created by or through LandAmerica; and (ii) authorized for listing on the New York Stock Exchange, subject to official notice of issuance; and

•	Williams Mullen, counsel to LandAmerica, delivers to Capital Title an opinion, dated as of the effective time of the merger, acceptable to Capital Title.

Representations and Warranties

The merger agreement contains representations and warranties by LandAmerica, CTG Acquisition Corporation and Capital Title. These include, among other things, representations and warranties by LandAmerica (jointly with CTG Acquisition Corporation) and Capital Title to each other as to:

•      organization and good standing of each entity and its subsidiaries;

•      each entity’s capital structure;

•      each entity’s authority relative to the execution and delivery of, and performance of its obligations under, the merger agreement;

•      accuracy of documents, including financial statements and other reports, filed by each company with the SEC;

•      absence of material adverse changes and undisclosed liabilities since December 31, 2005;

•      consents and approvals required;

•      regulatory matters;

•      accuracy of information provided for the proxy statement/prospectus;

•      enforceability and absence of defaults under contracts and agreements;

•      absence of conflicts between each entity’s obligations under the merger agreement and its charter documents and material agreements;

•      litigation and related matters;

•      compliance with accounting controls; and

•      absence of brokerage commissions, except as disclosed for financial advisors.

Capital Title made additional representations and warranties to LandAmerica and CTG Acquisition Corporation as to:

•      bank accounts and investment securities;

•      real and personal property;

•      insurance matters;

•      compliance with laws;

•      material contracts;

•      ownership of assets;

•      intellectual property;

•      accuracy of documents, including financial statements and other reports, filed by Capital Title with the applicable regulatory authority including the Federal Trade Commission, Department of Justice, Bureaus of Insurance, The Nasdaq Stock Market, and other federal and state regulatory agencies;

•      accounts receivable;

•      absence of obligations to register securities;

•      labor matters;

•      receipt of fairness opinion;

•      taxes and tax regulatory matters;

•      environmental matters;

•      compliance with the Sarbanes-Oxley Act;

•      the existence of certain material interests of affiliates and management;

•      employee benefit plans and related matters; and

•      derivative contracts.

Termination of the Merger Agreement

The merger agreement may be terminated in writing at any time prior to the effective date of the merger, whether before or after approval by Capital Title’s stockholders, upon approval by the board of directors of each of LandAmerica and Capital Title.

Either of LandAmerica or Capital Title, without the consent of the other, may terminate the merger agreement:

•	if any governmental authority that must grant approval to LandAmerica or Capital Title, respectively, has denied approval of the merger and such denial has become final and nonappealable or any governmental authority of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement;

•	if the stockholders of Capital Title fail to approve the merger at the special meeting;

•	in the event of a material breach (not cured within 45 days after written notice or that cannot be cured within such time period) of any representation, warranty, covenant or other agreement contained in the merger agreement by the non-terminating party, which breach would result in a failure of a condition to closing, so long as the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement; or

•	the failure to complete the merger by December 31, 2006, so long as the party seeking to terminate the merger agreement has not, as a result of its breach of the merger agreement, caused the failure to complete the merger.

LandAmerica also may terminate the merger agreement if the board of directors of Capital Title:

•	fails to include a recommendation to its stockholders to approve the merger agreement and the transactions contemplated thereby;

•	breaches the obligations set forth in the merger agreement relating to obtaining stockholder approval; or

•	in a manner adverse to LandAmerica,

•	withdraws, modifies or qualifies, or proposes to withdraw, modify or qualify, its recommendation,

•	takes any public action or makes any public statement in connection with the Capital Title stockholders’ meeting inconsistent with such recommendation,

•	recommends any alternative proposal made by another party to acquire a significant interest of Capital Title, or

•	resolves to take any such action.

Capital Title also may terminate the merger agreement if the average closing price of LandAmerica common stock immediately prior to the merger is less than or equal to $55.52, a price that is 85% of the average closing price immediately prior to the date the merger agreement, unless either:

•	the parties agree to adjust the mixture of cash and stock to be paid as merger consideration; or

•	LandAmerica elects to pay all of the merger consideration in cash.

Effect of Termination; Termination Fee

If the merger agreement is validly terminated, it will become void without any liability on the part of any party unless such party intentionally breached any provision of the merger agreement. However, certain provisions of the merger agreement, including, among others, those provisions relating to expenses and termination fees, will continue in effect notwithstanding the termination of the merger agreement.

Capital Title has agreed to pay a termination fee to LandAmerica equal to $15.0 million if:

•	Capital Title terminates the merger agreement in order to pursue an offer from another party and a transaction with such party is consummated within one year from the termination of the merger agreement;

•	an offer from another party has been made and Capital Title consummates a transaction with such party within one year of

•	either party’s termination of the merger agreement due to a failure to consummate the merger by December 31, 2006 or to obtain approval of the merger by the stockholders of Capital Title, or

•	LandAmerica’s termination of the merger agreement due to Capital Title’s breach of the merger agreement; or

•	LandAmerica terminates the merger agreement due to Capital Title’s breach of certain terms of the merger agreement relating to seeking the approval of the merger by the Capital Title’s stockholders (unless the failure to seek approval was a result of the occurrence of a material adverse effect at LandAmerica).

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be (i) waived by the party benefiting by the provision, except any provision that, if not satisfied, would result in a violation of law or regulation, or (ii) amended or modified by an agreement in writing between the parties to the extent permitted by law.

Indemnification; Directors’ and Officers’ Insurance

LandAmerica has agreed to indemnify the directors and officers of Capital Title after the merger and to obtain directors’ and officers’ liability insurance for the directors and officers of Capital Title as described under “Interests of Certain Persons in the Merger — Indemnification of Directors and Officers” beginning on page 52.

Acquisition Proposals

Capital Title has agreed that it and its subsidiaries will not, and that it will cause its and its subsidiaries’ officers, directors, employees, agents and advisors not to, solicit, initiate, encourage, take any action or facilitate the submission of a third party’s (other than LandAmerica’s) proposal to acquire the stock or assets of Capital Title or other business combination transactions with Capital Title, unless the Capital Title board of directors concludes in good faith, after consultation with and consideration of the advice of outside counsel, that the failure to enter into such discussions or negotiations or resolving to accept such acquisition proposal, would constitute a breach of its fiduciary duties to stockholders under applicable law. Capital Title shall give LandAmerica 10 days written notice before it recommends a third party proposal to Capital Title’s stockholders. Such notice shall advise LandAmerica that Capital Title intends to recommend the third party proposal to its stockholders and the reasons for such recommendation. If the board of directors of Capital Title is obligated by its fiduciary duties to accept a third party proposal that it believes is superior to LandAmerica’s offer set forth in the merger agreement, Capital Title is obligated to pay to LandAmerica a termination fee equal to $15.0 million. See “Effect of Termination; Termination Fee” beginning on page 57.

Closing Date; Effective Time

The merger will become effective on the date and at the time the certificate of merger has been accepted for filing with the Delaware Secretary of State. Unless otherwise agreed upon by LandAmerica and Capital Title, the effective time of the merger will occur no later than the third business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over the transactions contemplated under the merger agreement and (ii) the date on which the stockholders of Capital Title approve the transactions contemplated by the merger agreement.

Regulatory Approvals

Under the merger agreement, LandAmerica and Capital Title have agreed to cooperate to obtain all necessary actions or nonactions, waivers, consents and approvals from any governmental authority necessary to complete the merger. The required regulatory approvals include approvals under United States antitrust laws and regulations as well as by various state insurance regulators and state banking regulators, as described below.

Antitrust Laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, the proposed merger may not be completed until required notifications and information have been furnished to the Department of Justice and the Federal Trade Commission and the specified waiting period has expired. On April 20, 2006, each of Capital Title and LandAmerica made filings with the Department of Justice and the Federal Trade Commission and the applicable waiting period expired on May 22, 2006.

At any time before or after the consummation of the merger, the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Capital Title and LandAmerica. At any time before or after the consummation of the merger, and notwithstanding that the Hart-Scott-Rodino Antitrust Improvements Act waiting period has expired, any state could take action under state antitrust laws as it deems necessary or desirable in the public interest. This action could include seeking to enjoin the consummation of the merger or seeking divestiture of Capital Title or businesses of Capital Title or LandAmerica.

State Insurance and Banking Laws and Regulations. Capital Title and LandAmerica are subject to extensive regulation under state insurance laws and regulations. Capital Title, LandAmerica and their subsidiaries hold registrations, approvals, licenses or permits in each jurisdiction in which they conduct business. In each of these jurisdictions, regulatory requirements must be complied with in order for us to complete the merger. Generally, regulatory authorities have broad discretion in denying or granting approvals.

In connection with the merger, Capital Title and LandAmerica must seek the approval of the California Insurance Commissioner, as well as insurance regulators in Arizona, Nevada, and Pennsylvania. Additionally, consents will also be needed from state banking regulatory authorities relating to escrow agency licenses of Capital Title subsidiaries in Arizona and Nevada. The merger cannot take place until the necessary regulatory approvals have been received and any waiting periods required by law have expired. Capital Title and

LandAmerica have filed all of the required applications or notices necessary to complete the merger with each of the applicable regulatory authorities. We cannot be sure whether or when regulatory approval will be obtained or that the regulatory approval will be obtained without conditions that are detrimental to Capital Title or LandAmerica.

Third-party Approvals. Capital Title is a party to a number of loan agreements, lease agreements and other agreements. The completion of the merger may require that Capital Title obtain the consent of, or waiver from, the other parties to certain of those agreements. Pursuant to the merger agreement, Capital Title has agreed to use its commercially reasonable best efforts to obtain all consents, approvals and waivers from third parties necessary for completion of the merger. LandAmerica’s obligation to complete the merger is conditioned upon Capital Title obtaining such third party consents, approvals or waivers.

Conduct of Business Pending the Merger

Prior to the effective time of the merger, Capital Title has agreed to:

•	conduct its business in the usual, regular and ordinary course consistent with past practice;

•	use its reasonable best efforts to maintain and preserve its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees;

•	continue its executive and organization liability insurance policy; and

•	except as required by law or regulation, take no action that would adversely affect or materially delay any consent from any regulatory authority or other approvals required for the consummation of the transactions contemplated by the merger agreement or Capital Title’s or LandAmerica’s ability to perform its covenants and agreements under the merger agreement.

Capital Title also agreed in the merger agreement not to take, or to permit any of its subsidiaries to take, certain actions until the merger became effective, without the written consent of LandAmerica. Capital Title agreed not to:

•	change, delete or add any provision of or to the certificate of incorporation or bylaws of Capital Title;

•	except for the issuance of Capital Title common stock pursuant to the terms of the options and warrants outstanding as of the date of the merger agreement, change the number of shares of the authorized, issued or outstanding capital stock of Capital Title, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Capital Title;

•	declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Capital Title, except for certain scheduled quarterly cash dividends that are consistent with past practices;

•	incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice (provided, however, that the aggregate obligations for borrowed money do not exceed $18,000,000);

•	except in certain exigent circumstances, make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $350,000, other than pursuant to binding commitments existing on December 31, 2005 that have been disclosed to LandAmerica and other than expenditures necessary to maintain existing assets in good repair;

•	sell, transfer, convey or otherwise dispose of any real property or interest therein;

•	except as disclosed to LandAmerica, (i) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; (ii) enter into any new, or amend or extend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; (iii) alter the terms of any existing incentive bonus or commission plan; (iv) adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; (v) grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; (vi) grant any material increase in fees or other increase in compensation or in other benefits to any of its directors; or (vii) effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

•	enter into or extend any material agreement, lease or license relating to real property, personal property or data processing having a term of more than three years or payments exceeding $10,000 per month;

•	acquire the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (i) any internal reorganization or consolidation involving existing subsidiaries of Capital Title, which has been approved in advance in writing by LandAmerica or (ii) foreclosures in the ordinary course of business;

•	take any action that is intended or may reasonably be expected to result in any of the mutual conditions to the merger not being satisfied (See “Conditions of the Merger” beginning on page 54);

•	purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than one year; or

•	commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Capital Title or any of its subsidiaries for material money damages or material restrictions upon any of their operations.

Accounting Treatment

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Capital Title, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill. Financial statements of LandAmerica issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Capital Title. The operating results of Capital Title will be reflected in LandAmerica’s consolidated financial statements from and after the date the merger is consummated.

Management and Operations after the Merger

No changes in the management of LandAmerica will occur as a result of the merger. The surviving corporation following the merger will be a wholly-owned subsidiary of LandAmerica, and Donald R. Head and Mark C. Walker will serve as the surviving corporation’s Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively. Additionally, Mr. Head will become an executive vice president of LandAmerica.

Resales of LandAmerica Common Stock

The shares of LandAmerica common stock to be issued to stockholders of Capital Title under the merger agreement will have been registered under the Securities Act and will be freely tradeable without restriction by holders who will not be affiliates of LandAmerica after the merger and who were not deemed to be “affiliates” of Capital Title under the Securities Act on the date of the special meeting.

All directors and executive officers of Capital Title are considered affiliates of Capital Title for this purpose. They may resell shares of LandAmerica common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each Capital Title director and each other person deemed to be an affiliate will enter into an agreement with LandAmerica providing that the person will not transfer any shares of LandAmerica common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any LandAmerica common stock.

Effect of the Merger on Stock Options and Warrants

Capital Title has agreed to contribute the proceeds from the exercise of any outstanding stock options and warrants to purchase Capital Title common stock prior to the effective time of the merger to the cash component of the merger consideration. This contribution will offset the cash payments to be paid by LandAmerica for the additional shares of Capital Title common stock that will have been issued upon the exercise of such options and warrants.

Capital Title also has agreed to provide a notice of cancellation to holders of all of its outstanding stock options and warrants for Capital Title common stock, and thus cancel such warrants, prior to or at the effective time of the merger. Any such outstanding options and warrants that are not exercised prior to the effective time of the merger will expire and be cancelled at that time.

Under the terms of Capital Title’s 1996 Stock Option Plan (which provides for the grant of options to employees) and Non-Employee Directors Stock Option Plan (which provides for the grant of options to non-employee directors), the board of directors may, in connection with a merger of Capital Title, determine to give all option holders the right to exercise any option issued under the plans, including options which are not yet vested. The board of directors of Capital Title has determined to give all holders of outstanding options under these plans this right. The board is obligated under the terms of each plan to notify option holders that all outstanding options under the plan will be exercisable for a period of at least 30 days, running from the date of this notice. Accordingly, the board will notify each option holder that their options will be fully exercisable for a period of at least 30 days from the date of notice sometime prior to the consummation of the merger. The board of directors plans to have this exercise period to terminate as close as possible to, or on, the anticipated effective date of the merger. All outstanding options and rights to exercise any options under the 1996 Stock Option Plan and the Non-Employee Directors Stock Option Plan will terminate upon the end of the exercise period.

As of July 11, 2006, 194,672 warrants to purchase Capital Title common stock were outstanding. All are currently exercisable in accordance with their terms. Under the terms of the warrants, in the case of a merger of Capital Title, holders of warrants are entitled to 20 days prior notice of any record date relating to determining rights to vote on the merger. Additionally, in connection with any such merger whereby stockholders of Capital Title will be entitled to receive cash or shares or other property as merger consideration, each warrant holder shall also have the right to receive, upon exercise of its warrant, the merger consideration. Under the terms of the warrants, the holders of warrants must exercise their warrants at least five calendar days prior to the effective date of a merger (which is referred to in the warrants as the “Extraordinary Transaction Election Date”). If the holder of a warrant does not exercise its warrants prior to this Extraordinary Transaction Election Date, the warrant will terminate as of that date and the holder will forfeit all of its rights under the warrants.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary sets forth the material U.S. federal income tax consequences of the merger to the holders of Capital Title common stock. The tax consequences under state, local and foreign laws are not addressed in this summary. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only stockholders who are citizens or residents of the United States who hold their Capital Title common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entities); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; foreign holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; holders of Capital Title stock options, stock warrants or debt instruments; and holders subject to the alternative minimum tax.

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Opinions of counsel are not binding on the Internal Revenue Service.

Consequences to Capital Title Stockholders

In General. It is expected that the merger will be a fully taxable transaction (rather than a tax-free reorganization) for U.S. federal income tax purposes. Consequently, a holder of Capital Title common stock will generally recognize gain or loss as a result of the merger in an amount equal to the amount of cash plus the fair market value (determined at the time of the exchange) of LandAmerica common stock received by such holder, less the holder’s adjusted tax basis in the Capital Title common stock surrendered in the merger.

Except as discussed below, any gain or loss recognized by a holder of Capital Title common stock as a result of the merger will be a capital gain or loss if the Capital Title common stock is held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. To the extent that cash or LandAmerica stock is considered to be received in exchange for services or property, other than solely for Capital Title common stock, such holder may be required to recognize gain at ordinary income tax rates.

Taxation of Capital Gain. Any capital gain recognized by a holder of Capital Title common stock under the above discussion will be long-term capital gain if the holder has held the Capital Title common stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%. Short-term capital gains are taxed at ordinary income tax rates. The deductibility of capital losses may be subject to certain limitations.

Basis in LandAmerica Common Stock. Each holder’s tax basis in LandAmerica common stock received in the merger will be the fair market value of the stock at the time of the exchange.

Holding Period of LandAmerica Common Stock. The holding period of LandAmerica common stock received in the merger will begin at the time of the exchange.

Backup Withholding and Reporting Requirements

Holders of Capital Title common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28%. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the election form and the transmittal letter, or (b) otherwise proves to LandAmerica and its exchange agent that the holder is exempt from backup withholding.

Holders of Capital Title common stock may be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

Appraisal Rights

Under Delaware law, holders of Capital Title common stock have the right to dissent from the merger and receive payment in cash for the fair market value of their Capital Title common stock. See “Appraisal Rights” beginning on page 38. If a holder of Capital Title common stock receives a cash payment upon the exercise of such appraisal rights, the holder generally will recognize gain or loss equal to the amount of cash received, less the holder’s adjusted tax basis in the Capital Title common stock. Holders of Capital Title common stock who exercise appraisal rights are urged to consult their own tax advisors.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Capital Title common stock. We strongly encourage stockholders of Capital Title to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT LANDAMERICA AND CAPITAL TITLE

LandAmerica

LandAmerica was incorporated under the laws of the Commonwealth of Virginia on June 24, 1991. It is a holding company and operates through its subsidiaries. LandAmerica’s principal executive offices are located at 101 Gateway Centre Parkway, Richmond, Virginia 23235-5153, and its telephone number is (804) 267-8000. LandAmerica maintains an internet website at www.landam.com.

LandAmerica provides products and services used to facilitate the purchase, sale, transfer, and financing of residential and commercial real estate. These products and services are provided to a broad based customer group including lenders, developers, real estate agents, attorneys, and property buyers and sellers through more than 900 company-owned offices and a network of 10,000 active agents. LandAmerica is one of the largest title insurance underwriters in the United States based on title premium revenue. It also conducts business in Mexico, Canada, the Caribbean, Latin America and Europe.

In addition to its core business of providing title insurance, LandAmerica provides a range of other products and services for residential and commercial real estate transactions, including title search, examination, escrow and closing. Home inspections and warranties are available for residential real estate transactions. For commercial real estate transactions, LandAmerica provides property appraisal and valuation, building and site assessments and other due diligence services, survey coordination, construction disbursement, coordination of national multi-state transactions, tax-deferred real property exchanges pursuant to Section 1031 of the Internal Revenue Code, commercial mortgage loans and Uniform Commercial Code products insuring personal property. Specialized services, such as real estate tax processing, flood zone certifications, consumer mortgage credit reporting, default management services, and mortgage loan subservicing, are provided primarily to its mortgage lending customers.

LandAmerica’s principal business operations are organized under three primary operating segments: Title Operations, Lender Services and Financial Services. Prior to 2004, LandAmerica primarily operated in the title insurance business. In 2004, it expanded the breadth of services provided to the mortgage lending community.

As of March 31, 2006, LandAmerica reported, on a consolidated basis, total assets of approximately $3,604.2 million, total liabilities of approximately $2,328.0 million and stockholders’ equity of approximately $1,276.2 million.

This proxy statement/prospectus incorporates by reference LandAmerica’s annual report on Form 10-K for the year ended December 31, 2005 and certain other documents and reports filled with the SEC. See “Where You Can Find More Information” beginning on page 81.

Capital Title

Capital Title offers title insurance and escrow services, real estate appraisal and valuation, flood zone determinations, and other related services to residential and commercial customers in the real estate and mortgage lending industries throughout the United States. It currently operates approximately 140 branch offices and employs approximately 2,500 individuals located in Arizona, California, Nevada, Pennsylvania and Texas. Capital Title is also licensed to issue and underwrite title insurance policies in Arizona, California, Florida, Nevada, New York, Pennsylvania and Texas through its subsidiary, United Capital Title Insurance Company. Through acquisitions and the expansion of existing operations, Capital Title has achieved substantial growth during the last several years. Capital Title’s revenue increased from $66.7 million in 2001 to $380.2 million in 2005.

Historically, Capital Title offered traditional title insurance and escrow services to local and regional customers in the residential resale and refinance sectors of the market. Beginning with the acquisition of

Nationwide Appraisal Services in May 2004 and the development of its lender services segment, Capital Title significantly expanded its ability to provide additional settlement services to real estate lenders and mortgage brokers nationwide. As a result, Capital Title provides a comprehensive suite of real estate settlement services including appraisal, flood zone determination, foreclosure services, credit evaluation and other related services. The growth of this segment through subsequent acquisitions and organic growth has enabled Capital Title to:

•	expand its geographic footprint to offer real estate services on a nationwide basis;

•	diversify its customer base by targeting national real estate lenders and mortgage brokers, in addition to its traditional focus on real estate agents and regional lenders in the Southwestern United States;

•	serve as the exclusive provider of information services in closing a real estate transaction;

•	better market its traditional title insurance and escrow services by entering a real estate transaction at an earlier point in the process; and

•	increase revenue opportunities for each transaction without significantly increasing fixed costs.

As of March 31, 2006, Capital Title reported, on a consolidated basis, total assets of approximately $174.9 million, total liabilities of approximately $62.4 million and stockholders’ equity of approximately $112.5 million.

The principal executive offices of Capital Title are located at 14648 North Scottsdale Road, Suite 125, Scottsdale, Arizona 85254, telephone number (480) 624-4200. Capital Title maintains an internet website at www.capitaltitlegroup.com.

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 11, 2006, the beneficial ownership of shares of common stock of Capital Title by (i) each person known by it to beneficially own more than 5% of Capital Title’s common stock, (ii) each director, (iii) each named executive officer and (iv) all of Capital Title’s directors and executive officers as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished to Capital Title by the persons listed below. Except as otherwise indicated, each stockholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

Name and Address(1)	Number of Shares Beneficially Held		Percent of Ownership(2)
Directors and Executive Officers
Donald R. Head	1,482,880	(3)	4.9%
Mark C. Walker	258,000	(4)	0.8%
James C. Yeager	10,000	(6)	0.0%
David C. Dewar	85,000	(5)	0.3%
Terry S. Jacobs	35,000	(6)	0.1%
Theo F. Lamb	1,561,723	(5)	5.1%
Robert B. Liverant	195,000	(5)	0.6%
Stephen A McConnell	177,037		0.6%
Ben T. Morris	122,037	(5)	0.4%
All directors and executive officers as a group (9 persons)	3,926,677		12.8%

Non-management 5% Stockholders
Wellington Management Company, LLP(7)	3,859,500		12.7%

(1)	The persons named in the table have sole voting and dispositive power with respect to all shares of Capital Title common stock beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable. Except as otherwise indicated, the mailing address of each beneficial owner is c/o Capital Title Group, Inc., 14648 North Scottsdale Road, Suite 125, Scottsdale, Arizona 85254.
(2)	The total number of shares of Capital Title common stock outstanding used in calculating the percentage owned by each person includes the shares of common stock issuable upon the exercise of options held by that person that are exercisable within 60 days of July 11, 2006.
(3)	Represents (a) 80,739 shares held by Mr. Head or his spouse; (b) 1,147,245 shares held by the Head Revocable Trust Dated April 1, 1975, of which Mr. Head and his spouse serve as trustees; and (c) 4,896 shares held by Mr. Head’s grandson, for which Mr. Head serves as custodian. This amount also includes options to purchase 100,000 shares of Capital Title common stock.
(4)	Includes options to purchase 50,000 shares of Capital Title common stock.
(5)	Includes options to purchase 25,000 shares of Capital Title common stock.
(6)	Includes options to purchase 10,000 shares of Capital Title common stock.
(7)	Number of shares held based solely on information contained in a Schedule 13F filed with the SEC by Wellington Management Company, LLP on May 15, 2006. According to this filing, the mailing address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

DESCRIPTION OF LANDAMERICA COMMON STOCK

General

The following description briefly summarizes LandAmerica’s common stock. This description may not be complete and is qualified in its entirety by reference to applicable provisions of Virginia law and LandAmerica’s articles of incorporation and bylaws. Its articles of incorporation and bylaws are on file with the SEC and are exhibits to the registration statement of which this proxy statement/prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

Authorized Common Stock

LandAmerica’s authorized capital stock consists of 45,000,000 shares of common stock, without par value. On July 7, 2006, there were 17,059,307 shares of common stock issued and outstanding.

Terms

The holders of LandAmerica common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. LandAmerica’s articles of incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available for dividends. Upon liquidation of LandAmerica, holders of the common stock are entitled to receive pro rata all of the assets available for distribution to such holders.

Preemptive Rights

No holder of any share of common stock or preferred stock has any preemptive right to subscribe to any of LandAmerica’s securities.

Preferred Share Purchase Rights

Each outstanding share of common stock has associated with it one Preferred Share Purchase Right. Each Right entitles the registered holder to purchase from LandAmerica one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $85, subject to adjustment. The terms of the Rights are set forth in an Amended and Restated Rights Agreement, dated August 20, 1997, between LandAmerica and Wachovia Bank, N.A. as Rights Agent, as amended by the First Amendment to Amended and Restated Rights Agreement, dated December 11, 1997, between LandAmerica and Wachovia, and the Second Amendment to Amended and Restated Rights Agreement, dated June 1, 1999, between LandAmerica, Wachovia and State Street Bank and Trust Company, as successor Rights Agent, and the Third Amendment to Amended and Restated Rights Agreement, dated July 26, 2000, between LandAmerica and State Street. The following summary of certain terms of the Preferred Share Purchase Rights is qualified in its entirety by reference to the Amended and Restated Rights Agreement, as amended, which is on file with the SEC.

The Rights will become exercisable only if a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, 20% or more of the outstanding shares of LandAmerica’s common stock. Under certain circumstances, the board of directors may reduce this threshold percentage to not less than 10%. If a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, the threshold percentage, each Right will entitle the registered holder, other than such person or group, to buy, at the then current exercise price of the Right, shares of common stock or Series A Preferred Stock having a market value equal to twice the exercise price of the Right. If LandAmerica is acquired in a merger or other business combination, each Right will entitle the registered holder, other than such person or group, to purchase, at the then current exercise price of the Right, securities of the surviving company having a market value equal to twice the exercise price of the Right. The Rights will expire on August 20, 2007, and LandAmerica may redeem or exchange them at any time before they become exercisable.

Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferred only with such certificates.

Certain Provisions of LandAmerica’s Articles of Incorporation and Bylaws

LandAmerica’s articles of incorporation and bylaws contain provisions which may have the effect of delaying or preventing a change in control of LandAmerica. The articles of incorporation and bylaws provide:

•	for division of the board of directors into three classes, with one class elected each year to serve a three-year term;

•	that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote; and

•	that a vacancy on the board of directors shall be filled by the remaining directors.

LandAmerica’s articles of incorporation also provides that the holders of capital stock of LandAmerica may alter, amend or repeal provisions of the bylaws only upon the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote on the matter. LandAmerica’s articles of incorporation and bylaws require advance notification for a stockholder to bring business before a stockholders’ meeting or to nominate a person for election as a director. The articles of incorporation and bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of stockholders may be called only by the Chairman of the Board or a majority of the total number of directors which the board of directors would have if there were no vacancies. Special meetings of the stockholders may not be called by the stockholders. The business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by or at the direction of the board of directors.

LandAmerica’s articles of incorporation also contain an “affiliated transaction provision.” The affiliated transaction provision provides that, in the event that holders of common stock are entitled to vote on certain transactions, a supermajority of at least 80% of all the votes that the holders of common stock are entitled to cast shall be required for the approval of such transactions. Such supermajority approval would be required for:

•	a merger or consolidation involving any “Interested Stockholder” (as defined below), at the record date for determining stockholders entitled to vote; and

•	a sale, lease or exchange of substantially all of LandAmerica’s assets or property to or with an Interested Stockholder, or for the approval of a sale, lease or exchange of substantially all of the assets or property of an Interested Stockholder to or with LandAmerica.

For the purpose of the affiliated transaction provision, an “Interested Stockholder” means any person or entity who directly or indirectly owns or controls 10% or more of the voting power of LandAmerica. In addition, LandAmerica’s articles of incorporation provides that the same 80% vote shall be required for the approval of certain transactions including a reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of common stock after any person or entity has become an Interested Stockholder. However, the supermajority approval requirement does not apply to any transaction that is approved by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.

The shares of common stock and preferred stock authorized by LandAmerica’s articles of incorporation provide the board of directors with as much flexibility as possible in using such shares for corporate purposes.

However, these additional shares may also be used by the board of directors to deter future attempts to gain control of LandAmerica. The board of directors has sole authority to determine the terms of any series of the preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power to issue a series of preferred stock to persons friendly to management. Such an issuance could be used by the board of directors in an attempt to block a post-tender offer merger or other transaction by which a third party seeks a change in control of LandAmerica.

The foregoing provisions of LandAmerica’s articles of incorporation and bylaws are intended to prevent inequitable stockholder treatment in a two-tier takeover. These provisions are also intended to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the board of directors without the support of the incumbent board of directors, even if such a change were desired by or would be beneficial to a majority of the stockholders. As a result, such provisions may have the effect of discouraging certain unsolicited offers for LandAmerica’s capital stock.

Liability and Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Virginia Code, and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or stockholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the stockholders, or any resolution adopted, before or after the event, by the stockholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

As permitted by the Virginia Stock Corporation Act, LandAmerica’s articles of incorporation contains provisions that indemnify its directors and officers to the full extent permitted by Virginia law and seek to eliminate the personal liability of directors and officers for monetary damages to LandAmerica or its stockholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by the Virginia Stock Corporation Act. These provisions do not limit or eliminate the rights of LandAmerica or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, LandAmerica’s articles of incorporation provides for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers.

The purpose of these provisions is to assist LandAmerica in retaining qualified individuals to serve as directors by limiting their exposure to personal liability for serving as such. LandAmerica has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of LandAmerica, or of an affiliate pursuant to LandAmerica’s articles of incorporation or otherwise, the board of directors has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Affiliated Transactions

Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an “Interested Stockholder” (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Stockholder by more than 5%. For purposes of the Act, an “Interested Stockholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any stockholder becomes an Interested Stockholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Stockholder. This prohibition does not apply if the Affiliated Transaction is approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Stockholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Stockholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Stockholder became an Interested Stockholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Stockholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the stockholders must receive the highest per share price for their shares as was paid by the Interested Stockholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Stockholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Stockholder whose acquisition of shares making such person an Interested Stockholder was approved by a majority of the corporation’s Disinterested Directors. These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Stockholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. LandAmerica has not adopted such an amendment.

Control Share Acquisitions

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the stockholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. LandAmerica’s articles of incorporation makes these provisions inapplicable to acquisitions of its shares.

COMPARATIVE RIGHTS OF STOCKHOLDERS

The rights of LandAmerica’s stockholders are governed by the Virginia Stock Corporation Act and LandAmerica’s articles of incorporation and bylaws. The rights of Capital Title’s stockholders are governed by the Delaware General Corporation Law and Capital Title’s certificate of incorporation and bylaws. Following the merger, the rights of Capital Title’s stockholders that receive LandAmerica common stock will be governed by the Virginia Stock Corporation Act and the articles and bylaws of LandAmerica. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Capital Title’s certificate of incorporation and bylaws, LandAmerica’s articles of incorporation and bylaws, Virginia law and Delaware law.

Authorized Capital Stock

LandAmerica	Capital Title

45,000,000 shares of common stock, without par value and 5,000,000 shares of preferred stock, without par value.	50,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.001 par value per share.

Size of Board of Directors

LandAmerica	Capital Title

LandAmerica’s articles of incorporation and bylaws provide that the board of directors shall fix the number of directors from time to time by resolution, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances. Currently, twelve individuals serve on the board of directors of LandAmerica.	Capital Title’s certificate of incorporation provides that the board of directors shall consist of no less than three but no more than nine directors. Currently, seven individuals serve on the board of directors of Capital Title.

Cumulative Voting for Directors

Cumulative voting entitles each stockholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each stockholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation, thereby precluding the election of any directors by the holders of less than a majority of the outstanding shares of voting stock. Virginia and Delaware law both provide that stockholders do not have the right to cumulate votes for directors unless the articles of incorporation so provide.

LandAmerica	Capital Title

LandAmerica’s stockholders do not have a right to cumulative voting in the election of directors because the articles of incorporation do not provide for such a right.	Capital Title’s stockholders do not have a right to cumulative voting in the election of directors because the certificate of incorporation does not provide for such a right.

Classes of Directors

LandAmerica	Capital Title

LandAmerica’s articles of incorporation and bylaws divide LandAmerica’s board of directors into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.	Capital Title’s certificate of incorporation divides Capital Title’s board of directors into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.

Qualifications of Directors

LandAmerica	Capital Title

LandAmerica’s bylaws do not allow any person who is seventy years old or older to stand for election as a director. The bylaws do not require that a director own shares of stock of LandAmerica to qualify as a director.	Capital Title’s bylaws set forth no age requirements for directors, nor do the bylaws require that a director own shares of stock of Capital Title to qualify as a director.

Filling Vacancies on the Board

LandAmerica	Capital Title

LandAmerica’s articles of incorporation and bylaws provide that, subject to the rights of any preferred stock then outstanding, any vacancy occurring on LandAmerica’s board of directors may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum.	Capital Title’s certificate of incorporation provides that, subject to the rights of any preferred stock then outstanding, any vacancy occurring on Capital Title’s board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Removal of Directors

LandAmerica	Capital Title

LandAmerica’s articles of incorporation and bylaws provide that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of voting stock, voting together as a single class.	Capital Title’s bylaws provide that a director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that directors elected by the holders of a particular class or series of stock may be removed without cause only by a vote of the holders of a majority of the outstanding shares of such class or series.

Notice of Stockholder Proposals and Director Nominations

LandAmerica	Capital Title

LandAmerica’s bylaws provide that nominations of persons for election to the board of directors may be made by the board of directors or any committee designated by the board of directors or by any stockholder entitled to vote for the election of directors that gives written notice of its intent to nominate one or more persons for election as directors to the secretary of LandAmerica and the notice is received (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the LandAmerica’s proxy statement in connection with the last annual meeting of stockholders, or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of the special meeting is first given to stockholders. This notice must contain specific information as further delineated in LandAmerica’s bylaws.

LandAmerica’s bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice that is received at the principal executive offices of LandAmerica (i) not less than 120 days nor more than 150 days before the first anniversary of the date of LandAmerica’s proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. Such notice must contain specific information as further delineated in LandAmerica’s bylaws. A stockholder seeking to have a proposal included in LandAmerica’s proxy statement must comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

Capital Title’s bylaws do not contain provisions with respect to stockholder proposals and nominations, but Capital Title’s board of directors has adopted the following policies with respect to stockholder proposals and directors nominations:

Nominations of candidates for election as directors may be made by the board of directors upon recommendation by the Corporate Governance and Nominating Committee, or by stockholders. The Corporate Governance and Nominating Committee will consider, but is not required to approve, nominations for directors by stockholders for any annual meeting of Capital Title, provided a written recommendation is received by Capital Title no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting.

Anti-Takeover Provisions — Business Combinations

LandAmerica	Capital Title

Virginia law contains provisions limiting “affiliated transactions.” Affiliated transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an “interested stockholder” (defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an interested stockholder by more than 5%.

Subject to certain exceptions, the provisions governing affiliated transactions require that, for three years following the date upon which any stockholder becomes an interested stockholder, a Virginia corporation cannot engage in an affiliated transaction with such interested stockholder. This prohibition does not apply if the affiliated transaction is approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the interested stockholder, and by a majority (but not less than two) of the “disinterested directors.” A disinterested director means, with respect to a particular interested stockholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an interested stockholder became an interested stockholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the board. At the expiration of the three-year period, these provisions require approval of affiliated transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the interested stockholder.

The principal exceptions to the special voting requirement apply to affiliated transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the disinterested directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the stockholders must receive the highest per share price

Delaware law generally prohibits a corporation from engaging in a “business combination” with an “interested stockholder” (generally, one who beneficially owns 15% or more of the voting power) for a period of three years following the date that the stockholder became an “interested stockholder” unless:

•     prior to that time the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder;”

•     upon completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to specified adjustments, or

•     at or subsequent to that time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the “interested stockholder.”

The three-year prohibition on business combinations with an “interested stockholder” does not apply under certain circumstances, including business combinations with a corporation that does not have a class of voting stock that is:

•     listed on a national securities exchange;

•     authorized for quotation on the Nasdaq Stock Market; or

•     held of record by more than 2,000 stockholders;

unless, in each case, this result was directly or indirectly caused by the “interested stockholder” or from a transaction in which a person became an “interested stockholder.”

The term “business combination” is defined to include a wide variety of transactions, including mergers, consolidations, sales or other dispositions of 10% or more of a corporation’s assets and various

LandAmerica	Capital Title

for their shares as was paid by the interested stockholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed affiliated transaction, all required dividends have been paid and no special financial accommodations have been accorded the interested stockholder unless approved by a majority of the disinterested directors.

None of the foregoing limitations and special voting requirements applies to an affiliated transaction with an interested stockholder whose acquisition of shares making such person an interested stockholder was approved by a majority of the corporation’s disinterested directors.

In addition to Virginia law, LandAmerica’s articles of incorporation include an “affiliated transaction provision,” which provides that, in the event that holders of common stock are entitled to vote on certain transactions, a supermajority of at least 80% of all the votes that the holders of common stock are entitled to cast shall be required for the approval of such transactions. This supermajority approval would be required for a merger or consolidation involving any “interested stockholder,” or for a transaction between LandAmerica and an interested stockholder for substantially all of the assets of either party. “Interested stockholder” means any person or entity who directly or indirectly owns or controls 10% or more of the voting power of LandAmerica. In addition, the articles of incorporation provide that the same 80% vote shall be required for the approval of certain transactions including a reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of common stock after any person or entity has become an interested stockholder. However, the supermajority approval requirement does not apply to any transaction that is approved by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

LandAmerica’s articles of incorporation provide that the provisions of Virginia law that regulate certain “control share acquisitions” do not apply. “Control share acquisitions” are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or other transactions that may benefit an “interested stockholder.” Capital Title’s certificate of incorporation is silent on this issue, therefore Delaware law applies.

LandAmerica	Capital Title

exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors.

Stockholder Action Without a Meeting

LandAmerica	Capital Title

Virginia law provides that action required or permitted by law to be taken at a stockholders’ meeting may be taken without a meeting and without prior notice, if the action is taken by all the stockholders entitled to vote on the action, in which case no action by the board of directors would be required.

LandAmerica’s articles of incorporation and bylaws are silent as to stockholder action without a meeting. Accordingly, Virginia law would govern.

Delaware law provides that, unless otherwise provided in the corporation’s certificate of incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Capital Title’s certificate of incorporation provides for stockholder action without a meeting consistent with Delaware law.

Calling Special Meetings of Stockholders

LandAmerica	Capital Title

LandAmerica’s articles of incorporation and bylaws provide that, subject to the rights of preferred stock holders, special meetings of stockholders may be called only by the chairman of the board or a majority of the total number of directors which the board of directors would have if there were no vacancies. The notice must contain specific items as delineated in LandAmerica’s bylaws.	Capital Title’s bylaws provide that a special meeting of the stockholders may be called by the chairman of the board of directors, the board of directors or by the holders of not less than one-fourth of all the shares entitled to vote at the meeting. The notice must contain specific items as delineated in Capital Title’s bylaws.

Notice of Meetings

LandAmerica	Capital Title

LandAmerica’s bylaws require that notice of any annual or special meeting of the stockholders be mailed not less than 10 nor more than 60 days before the date of the meeting. Virginia law provides that notice must be given not less than 25 days nor more than 60 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, domestication or entity conversion, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of	Capital Title’s bylaws require that notice of any annual or special meeting of the stockholders be given not less than 10 nor more than 60 days before the date of the meeting. Such notice must contain specific information as delineated in the bylaws and under Delaware law.

LandAmerica	Capital Title

a corporation other than in the usual and regular course of business, or the dissolution of a corporation. Such notice must contain specific information as delineated in the bylaws and under Virginia law.

Vote Required for Amendments to Articles

LandAmerica	Capital Title

Virginia law provides that a corporation’s articles of incorporation may be amended upon approval of the amendment by the affirmative vote of the holders of more than two thirds of the outstanding shares of stock entitled to be cast in each voting group. Each voting group must approve the amendment. The articles of incorporation may provide for a greater or lesser vote.

LandAmerica’s articles of incorporation provide that, unless the articles of incorporation require a greater vote, any amendment to the articles requiring stockholder approval under Virginia law shall be approved by the affirmative vote of a majority of the shares outstanding and entitled to vote. Any amendment to the following provisions of the articles of incorporation requires the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of voting stock, voting together as a class:

•     the provisions governing the removal of directors;

•     the provision governing the amendment of the bylaws;

•     the provision governing the calling of a special stockholder meeting;

•     the provisions governing the approval of certain interested stockholder transactions;

Delaware law provides that an amendment to the certificate of incorporation requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

Capital Title’s certificate of incorporation does not alter the requirements under Delaware law to amend the certificate of incorporation. Accordingly, Delaware law would govern.

Vote Required for Certain Transactions

LandAmerica	Capital Title

Virginia law provides that a merger, sale of substantially all of a company’s assets or similar transaction may be approved by the affirmative vote of the holders of more than two thirds of the outstanding shares of stock entitled to be cast in each voting group. Each voting group must approve the transaction. The articles of incorporation may provide for a greater or lesser vote.	Delaware law provides that, unless otherwise provided in the corporation’s certificate of incorporation, a sale or other disposition of all or substantially all of the corporation’s assets, a merger or a consolidation of the corporation with another corporation requires the affirmative vote of a majority of the board of directors (except in certain limited circumstances) and, with certain exceptions, the

LandAmerica	Capital Title

LandAmerica’s articles provide that, unless the articles of incorporation require a greater vote, any merger, sale of substantially all of LandAmerica’s assets or similar transaction requiring stockholder approval under Virginia law shall be approved by the affirmative vote of a majority of the shares outstanding and entitled to vote. If the transaction is an “affiliated transaction,” a greater vote is required. See “Description of LandAmerica Common Stock — Affiliated Transactions” beginning on page 70.

affirmative vote of a majority of the outstanding shares entitled to vote on the matter. Furthermore, under Delaware law, unless otherwise provided in the corporation’s certificate of incorporation, approval of the stockholders of a surviving corporation in a merger is not required if: (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares outstanding immediately before the effectiveness of the merger are not changed by the merger and (3) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into this stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under the plan do not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the merger.

Capital Title’s certificate of incorporation does not alter the requirements under Delaware law for stockholder approval of extraordinary transactions. Accordingly, Delaware law would govern.

Amendment of Bylaws

LandAmerica	Capital Title

LandAmerica’s articles of incorporation require the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to alter, amend or repeal any provision of the bylaws.	Capital Title’s certificate of incorporation and bylaws vest the power to make, alter, amend, change, add to or repeal the bylaws concurrently in the stockholders and the board of directors.

PROPOSAL II — ADJOURNMENT OF THE MEETING

In the event that there are not sufficient votes to constitute a quorum or approve the matters to be considered at the time of the special meeting, the merger agreement and the transaction contemplated thereby could not be approved unless the special meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received at the time of the meeting to be voted for an adjournment, if necessary, Capital Title has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Capital Title recommend that its stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to the company’s stockholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned, if the meeting is adjourned for 30 days or less.

The board of directors of Capital Title recommend that you vote “FOR” approval of this proposal.

LEGAL MATTERS

Williams Mullen, Richmond, Virginia, will opine as to the legality of the common stock of LandAmerica offered by this proxy statement/prospectus. Julious P. Smith, Jr., a principal in Williams Mullen, is one of LandAmerica’s directors and beneficially owned an aggregate of 4,780 shares of LandAmerica common stock and 7,022.2607 LandAmerica deferred stock units as of May 22, 2006. Other attorneys employed by the firm beneficially owned an aggregate of approximately 780 shares of LandAmerica common stock as of May 22, 2006.

EXPERTS

The consolidated financial statements of LandAmerica included in LandAmerica’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and LandAmerica management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Capital Title Group, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

Capital Title will hold an annual meeting in the year 2006 only if the merger has not already been completed. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if Capital Title holds an annual meeting in 2006, stockholders may present proper proposals for inclusion in Capital Title’s proxy statement and for consideration at the next annual meeting of Capital Title’s stockholders if they submit their proposals to Capital Title in a reasonable time before Capital Title begins to print and mail its proxy materials.

WHERE YOU CAN FIND MORE INFORMATION

LandAmerica filed with the SEC under the Securities Act the registration statement that registers the shares of LandAmerica common stock to be issued to Capital Title’s stockholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about LandAmerica and its common stock. The rules and regulations of the SEC allow LandAmerica and Capital Title to omit certain information included in the registration statement from this proxy statement/prospectus.

LandAmerica (File No. 1-13990) also files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also inspect reports, proxy statements and other information that LandAmerica has filed with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like LandAmerica, who file electronically with the SEC. The address of that site is www.sec.gov. LandAmerica also posts its SEC filings on its web site. Its website address is www.landam.com. Information contained on the LandAmerica website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained in its website as part of this proxy statement/prospectus.

The SEC allows LandAmerica to “incorporate by reference” information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately by LandAmerica with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that LandAmerica has previously filed with the SEC:

• Annual Report on Form 10-K	Year ended December 31, 2005; filed on March 9, 2006.

• Definitive Proxy Materials for the 2006 Annual Meeting of Stockholders	Filed on April 4, 2006.

• Quarterly Report on Form 10-Q	Filed on May 2, 2006.

• Current Reports on Form 8-K	Filed on January 18, 2006 (plan to relocate national headquarters), February 13, 2006 (restatement of audited financial results from 2000 through 2004), February 27, 2006 (amendments to compensation plans), March 28, 2006 (termination of Senior Management Compensation Program and establishment of Executive Officer Incentive Plan), March 29, 2006 (announcement of merger agreement) and May 24, 2006 (amendment and restatement of articles of incorporation).

Capital Title (File No. 0-21417) also files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also inspect reports, proxy statements and other information that Capital Title has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Capital Title, who file electronically with the SEC. The address of that site is www.sec.gov. Capital Title also posts its SEC filings on its web site. Its website address is www.capitaltitlegroup.com. Information contained on the Capital Title website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained in its website as part of this proxy statement/prospectus.

The SEC allows LandAmerica to “incorporate by reference” information regarding Capital Title into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Capital Title has previously filed with the SEC:

• Annual Report on Form 10-K	Year ended December 31, 2005; filed on March 27, 2006.

• Quarterly Report on Form 10-Q	Filed on May 10, 2006.

• Current Reports on Form 8-K	Filed on March 29, 2006 (announcement of merger agreement), April 21, 2006 (new chief financial officer) and May 26, 2006 (announcement of no quarterly cash dividend).

This proxy statement/prospectus also incorporates by reference all documents that LandAmerica and Capital Title file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement/prospectus and the date of the special meeting of Capital Title stockholders or, if sooner, the termination of the merger agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain additional copies of the documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the following address:

LandAmerica Financial Group, Inc.	Capital Title Group, Inc
101 Gateway Centre Parkway	14648 North Scottsdale Road
Richmond, Virginia 23235-5153	Suite 125
Attention: Corporate Secretary	Scottsdale, Arizona 85254
Telephone: (804) 267-8000	Attention: Corporate Secretary
Telephone: (480) 624-4200

If you would like to request any documents, please do so by August 2, 2006 in order to receive them before the stockholder meeting.

LandAmerica has not authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this proxy statement/prospectus about LandAmerica has been supplied by LandAmerica and information about Capital Title has been supplied by Capital Title. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

LANDAMERICA FINANCIAL GROUP, INC.

CTG ACQUISITION CORPORATION,

and

CAPITAL TITLE GROUP, INC.

March 28, 2006

LIST OF EXHIBITS

Exhibit 5.7:	Form of Affiliate Letter
Exhibit 8.3:	Matters to which Squire, Sanders & Dempsey L.L.P. will opine
Exhibit 9.4:	Matters to which Williams Mullen will opine

AGREEMENT AND PLAN OF MERGER

DISCLOSURE SCHEDULES

Disclosure Schedule 3.1(b)(i)	- Subsidiaries
Disclosure Schedule 3.1(b)(ii)(A)	- Company Insurance Subsidiaries
Disclosure Schedule 3.1(b)(ii)(B)	- Company Lender Services Subsidiaries
Disclosure Schedule 3.2	- Capitalization
Disclosure Schedule 3.3(c)	- Financial Statements; Obligations or Liabilities
Disclosure Schedule 3.3(e)	- Financial Statements; Loss Reserve Methodology
Disclosure Schedule 3.4	- Accounts and Investment Securities
Disclosure Schedule 3.6(b)	- Authority; No Violation
Disclosure Schedule 3.7(A)	- Banking Regulatory Consents
Disclosure Schedule 3.7(B)	- Insurance Regulatory Consents
Disclosure Schedule 3.7(C)	- Lender Services Regulatory Consents and Licenses
Disclosure Schedule 3.8	- Broker’s Fees
Disclosure Schedule 3.9(a)	- Absence of Certain Changes or Events
Disclosure Schedule 3.10	- Legal Proceedings; Etc.
Disclosure Schedule 3.11	- Transactions with Affiliates
Disclosure Schedule 3.12	- Taxes and Tax Returns
Disclosure Schedule 3.12(f)	- Taxes and Tax Returns
Disclosure Schedule 3.13(a)	- Employee Benefit Plans
Disclosure Schedule 3.13(g)	- Employee Benefit Plans
Disclosure Schedule 3.13(k)	- Employee Benefit Plans
Disclosure Schedule 3.13(l)	- Employee Benefit Plans
Disclosure Schedule 3.14(a)	- Title and Related Matters
Disclosure Schedule 3.14(b)	- Title and Related Matters
Disclosure Schedule 3.15(a)	- Real Estate
Disclosure Schedule 3.15(b)	- Real Estate
Disclosure Schedule 3.17	- Commitments and Contracts
Disclosure Schedule 3.17(g)	- Contract Actions
Disclosure Schedule 3.20	- Insurance
Disclosure Schedule 3.21(d)	- Labor
Disclosure Schedule 3.22	- Compliance with Laws
Disclosure Schedule 3.23	- Transactions with Management
Disclosure Schedule 3.27(a)(i)	- Intellectual Property
Disclosure Schedule 3.27(b)	- Third Party Intellectual Property
Disclosure Schedule 3.27(c)	- No Infringement
Disclosure Schedule 4.6	- Legal Proceedings, Etc.
Disclosure Schedule 5.1(b)(iv)	- Conduct of the Business of Company
Disclosure Schedule 5.1(b)(vi)	- Conduct of the Business of Company
Disclosure Schedule 5.6	- Notice of Deadlines
Disclosure Schedule 11.2(A)	- Knowledge Group — Company
Disclosure Schedule 11.2(B)	- Knowledge Group — Parent

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 28, 2006 (this “Agreement”), by and among LANDAMERICA FINANCIAL GROUP, INC., a Virginia corporation (“Parent”), CTG ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and CAPITAL TITLE GROUP, INC., a Delaware corporation (“Company”).

RECITALS

A. The Proposed Transaction. The parties hereto intend to effect a strategic business combination through a reverse triangular merger of Merger Sub with and into Company (the “Merger”), with Company being the Surviving Corporation and, thereafter, a wholly-owned subsidiary of Parent.

B. Board Determinations. The respective boards of directors of Parent, Merger Sub and Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and will further, their respective business strategies and goals, and are in the best interests of their respective shareholders and, therefore, have approved the Merger, this Agreement, the plan of merger contained in this Agreement and the other transactions contemplated hereby, as applicable, and Parent has approved the Merger, this Agreement and the plan of merger contained in this Agreement as the sole shareholder of Merger Sub.

NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 Consummation of Merger; Closing Date.

(a) Subject to the provisions hereof, Merger Sub shall be merged with and into Company pursuant to the laws of the State of Delaware, and Company shall be the surviving corporation (sometimes hereinafter referred to as “Surviving Corporation” when reference is made to it after the Effective Time of the Merger). Subject to the provisions hereof, Merger Sub and Company shall file with the Delaware Secretary of State a Certificate of Merger in accordance with all applicable legal requirements. The Merger shall become effective on the date and at the time the Certificate of Merger has been accepted for filing with said Secretary of State (such time is hereinafter referred to as the “Effective Time of the Merger” or the “Effective Time”). Unless otherwise agreed upon by Parent and Company, the Effective Time of the Merger shall occur no later than the third Business Day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over the transactions contemplated under the Merger Agreement and (ii) the date on which the shareholders of Company approve the transactions contemplated by this Agreement.

(b) The Closing shall take place at the offices of Williams Mullen at 1021 East Cary Street, Richmond, Virginia, at 10:00 a.m. (Eastern Time) on the day that the Effective Time of the Merger occurs, or such other date, time and place as the parties hereto may agree (the “Closing Date” or “Closing”). At the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

Section 1.2 Effect of Merger. At the Effective Time of the Merger, Merger Sub shall be merged with and into Company and the separate existence of Merger Sub shall cease. The Certificate of Incorporation and Bylaws of Merger Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Merger shall have the effects set forth in Section 259 of the DGCL.

Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of Company last in office shall execute and deliver or cause to be executed and delivered in the name of Company, or any of its Subsidiaries, such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Company and its Subsidiaries.

Section 1.4 Directors. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those Persons serving as directors of Merger Sub immediately prior to the Effective Time of the Merger.

ARTICLE 2

BASIS AND MANNER OF CONVERSION; MANNER OF EXCHANGE

Section 2.1 Conversion of Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of Company Shares:

(a) Each Parent Share that is issued and outstanding at the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger. Each Company Share held by Company as treasury stock or by any of its Subsidiaries prior to the Effective Time shall be cancelled, and no payment shall be made in respect thereof.

(b) Subject to Sections 2.1(a), 2.1(c), 2.1(e), 2.2, 2.3, 2.5 and 2.6, each Company Share issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

(i) a fraction, rounded to the nearest one thousandth, of a Parent Share equal to “A” divided by “B” where “A” shall equal $8.00 and where “B” shall equal the Parent Average Price as of the date of this Agreement (the “Exchange Ratio”); provided, however, if the Parent Average Price as of the Effective Time multiplied by the Exchange Ratio (the “Effective Time Stock Value”) is: (A) more than $8.25, then the Exchange Ratio shall be adjusted so that the Effective Time Stock Value shall equal $8.25; or (B) less than $7.75, then the Exchange Ratio shall be adjusted so that the Effective Time Stock Value shall equal $7.75 (the “Per Share Stock Consideration”); or

(ii) cash in the amount of $8.00 (the “Per Share Cash Consideration”).

(c) Notwithstanding anything in this Agreement to the contrary, the aggregate Merger Consideration shall be composed of 20% Parent Shares and 80% cash (the “Consideration Mix”); provided, however, (x) Company may terminate this Agreement if the Parent Average Price as of the Effective Time is equal to or less than 85% of the Parent Average Price as of the date of this Agreement, unless (i) Parent and Company mutually agree to alter the Consideration Mix or (ii) Parent elects to pay 100% of the Merger Consideration in cash, and (y) Parent may elect to pay 100% of the Merger Consideration in cash if the Parent Average Price as of the Effective Time is equal to or less than 85% of the Parent Average Price as of the date of this Agreement.

(d) After determining the aggregate amount of Merger Consideration in accordance with Sections 2(b) and (c), a determination shall be made as to the total amount of cash to be paid as Merger Consideration, excluding amounts deposited for Dissenting Shares pursuant to Section 2.4(a) (the “Aggregate Cash Consideration”) and the total number of Parent Shares to be paid as Merger Consideration (the “Aggregate Stock Consideration”).

(e) In the event the number of outstanding Company Shares on a fully-diluted basis immediately before the Effective Time exceeds the number of outstanding Company Shares on a fully-diluted basis specified in Section 3.2, then the dollar amounts specified in Section 2.1(b)(i) and (ii) shall be adjusted by multiplying such dollar amounts by a fraction, the numerator of which shall be the number of outstanding Company Shares on a fully-diluted basis specified in Section 3.2 and the denominator of which shall be the number of outstanding Company Shares on a fully-diluted basis immediately before the Effective Time.

Section 2.2 Election and Allocation Procedures.

(a) Subject to the allocation and election procedures set forth in this Section 2.2, each record holder (or beneficial owner through appropriate and customary documentation and instructions) of Company Shares immediately prior to the Effective Time shall be entitled (i) to elect to receive the Merger Consideration in respect of each such Company Share entirely in cash (a “Cash Election”), (ii) to elect to receive the Merger Consideration in respect of each such Company Share entirely in Parent Shares (a “Stock Election”), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Parent Shares with respect to such holder’s Company Shares (a “Non-Election”; and any Cash Election, Stock Election or Non-Election shall be referred to herein as an “Election”); provided, however, that no holder of Dissenting Shares shall be entitled to make an Election. All such Elections shall be made on a form furnished by Parent for that purpose (a “Form of Election”) and reasonably satisfactory to Company. If more than one certificate which immediately prior to the Effective Time represented outstanding Company Shares (a “Certificate”) shall be surrendered in accordance with Section 2.2(f) hereof for the account of the same holder, the number of Parent Shares, if any, to be issued to such holder in exchange for the Certificates which have been surrendered in accordance with Section 2.2(f) hereof shall be computed on the basis of the aggregate number of Company Shares represented by all of the Certificates surrendered for the account of such holder. Holders of record of Company Shares who hold such Company Shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election, provided that such nominee, trustee or representative certifies that each such Form of Election covers all Company Shares held for a particular beneficial owner.

(b) If the aggregate number of Company Shares with respect to which Cash Elections have been made exceeds the aggregate number of Company Shares that may be converted into the right to receive the Aggregate Cash Consideration (the “Aggregate Cash Shares”), then:

(i) each Company Share with respect to which a Stock Election shall have been made shall be converted into the right to receive the Per Share Stock Consideration;

(ii) each Company Share with respect to which a Non-Election shall have been made (or deemed to have been made) shall be converted into the right to receive the Per Share Stock Consideration; and

(iii) each Company Share with respect to which a Cash Election shall have been made shall be converted into the right to receive: (x) the amount in cash, without interest, equal to the product of (A) the Per Share Cash Consideration and (B) a fraction (the “Cash Fraction”), the numerator of which shall be the Aggregate Cash Shares, and the denominator of which shall be the aggregate number of Company Shares with respect to which Cash Elections shall have been made, and (y) the number of Parent Shares equal to the product of (A) the Per Share Stock Consideration and (B) a fraction equal to one minus the Cash Fraction.

(c) If the aggregate number of Company Shares with respect to which Stock Elections have been made exceeds the aggregate number of Company Shares that may be converted into the right to receive the Aggregate Stock Consideration (the “Aggregate Stock Shares”), then:

(i) each Company Share with respect to which a Cash Election shall have been made shall be converted into the right to receive the Per Share Cash Consideration;

(ii) each Company Share with respect to which a Non-Election shall have been made (or deemed to have been made) shall be converted into the right to receive the Per Share Cash Consideration; and

(iii) each Company Share with respect to which a Stock Election shall have been made shall be converted into the right to receive: (x) the number of Parent Shares equal to the product of (A) the Per Share Stock Consideration and (B) a fraction (the “Stock Fraction”), the numerator of which shall be the Aggregate Stock Shares, and the denominator of which shall be the aggregate number of Company Shares with respect to which Stock Elections shall have been made, and (y) the amount in cash, without interest, equal to the product of (A) the Per Share Cash Consideration and (B) a fraction equal to one minus the Stock Fraction.

(d) In the event that neither Section 2.2(b) nor Section 2.2(c) is applicable, then:

(i) each Company Share with respect to which a Cash Election shall have been made shall be converted into the right to receive the Per Share Cash Consideration;

(ii) each Company Common Share with respect to which a Stock Election shall have been made shall be converted into the right to receive the Per Share Stock Consideration; and

(iii) each Company Common Share with respect to which a Non-Election shall have been made (or deemed to have been made) (the “Non-Electing Shares”), if any, shall be converted into the right to receive: (x) an amount in cash, without interest, equal to the product of (A) the Per Share Cash Consideration and (B) a fraction (the “Non-Election Fraction”), the numerator of which shall be the excess of (1) the Aggregate Cash Shares over (2) the sum of the aggregate number of Company Shares with respect to which a Cash Election shall have been made, and the denominator of which shall be the excess of (1) the aggregate number of shares of Company Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares to be cancelled in accordance with Section 2.1(a)) over (2) the sum of the aggregate number of Company Shares with respect to which a Cash Election and a Stock Election shall have been made; and (y) the number of Parent Shares equal to the product of (A) the Per Share Stock Consideration and (B) a fraction equal to one minus the Non-Election Fraction.

(e) A Form of Election and a letter of transmittal shall be included with or mailed contemporaneously with each copy of the Proxy Statement mailed to stockholders of Company in connection with the Company Shareholders’ Meeting (as hereinafter defined). Parent and Company shall each use its reasonable best efforts to mail or otherwise make available the Form of Election and a letter of transmittal to all persons who become holders of Company Shares during the period between the record date for Company Shareholders’ Meeting and the Effective Time.

(f) Elections shall be made by holders of Company Shares by delivering the Form of Election to the Exchange Agent (as hereinafter defined). To be effective, a Form of Election must be properly completed, signed and submitted to and received by the Exchange Agent by no later than 5:00 p.m. (Eastern Standard) on the date that is five (5) Business Days following the Effective Time (the “Election Deadline”), and accompanied by (1)(x) the Certificates representing Company Shares as to which the election is being made or (y) an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the NASDAQ or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery (a “Guarantee of Delivery”), (2) a properly completed and signed letter of transmittal and (3) if applicable, a properly completed and signed affiliate letter in the form of Exhibit 5.7. Failure to deliver Certificates covered by any Guarantee of Delivery within three NYSE trading days after the date of execution of such Guarantee of Delivery shall be deemed to invalidate any otherwise properly made Cash Election or Stock Election. Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the

Exchange Agent. A Form of Election with respect to Dissenting Shares shall not be valid. The Exchange Agent shall also make all computations contemplated by Sections 2.2(b), 2.2(c) and 2.2(d) above and all such computations shall be conclusive and binding on the holders of Company Shares in the absence of manifest error. Any Form of Election may be changed or revoked prior to the Election Deadline. In the event a Form of Election is revoked prior to the Election Deadline, Parent shall, or shall cause the Exchange Agent to, cause the Certificates representing Company Shares covered by such Form of Election to be promptly returned without charge to the Person submitting the Form of Election upon written request to that effect from such Person.

(g) For the purposes hereof, a holder of Company Shares who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), or who submits a Form of Election without the other documents required by Section 2.2(f), shall be deemed to have made a Non-Election. Holders of Dissenting Shares shall not be entitled to make an Election and shall not be deemed to have made a Non-Election; the rights of such holders of Dissenting Shares shall be determined in accordance with Section 262 of the DGCL and as provided in Section 2.6 hereof. If any Form of Election is defective in any manner such that the Exchange Agent cannot reasonably determine the election preference of the stockholder submitting such Form of Election, the purported Cash Election or Stock Election set forth therein shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

Section 2.3 Fractional Shares; Adjustment.

(a) No certificate or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Parent Share multiplied by the Parent Average Price at the Effective Time.

(b) If at any time during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of Parent or securities convertible, exercisable or exchangeable into capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any dividend or distribution thereon (other than regular quarterly cash dividends, the grant of capital stock or securities convertible, exercisable or exchangeable into capital stock of Parent pursuant to any equity compensation plan or arrangement of Parent, or the conversion, exercise or exchange of securities in the capital stock of Parent pursuant to the terms and conditions of any security of Parent issued and outstanding as set forth Parent’s most recent 10-K) or a record date with respect to any of the foregoing shall occur during such period, the number of Parent Shares constituting part of the Merger Consideration shall be appropriately adjusted to provide to the holders of the Parent Shares and Company Shares the same economic effect as contemplated by this Agreement prior to the consummation of such event.

Section 2.4 Exchange of Certificates.

(a) Exchange Agent. Parent shall designate Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), or such other company as Parent and Company may mutually agree, to act as the exchange agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange procedure described in this Article 2. At or immediately prior to the Effective Time, (i) Parent shall deposit with the Exchange Agent, for exchange or payment in accordance with this Section 2.4, through the Exchange Agent, (A) certificates evidencing the total number of Parent Shares to be issued in the Merger, (B) the Aggregate Cash Consideration, less the amount deposited pursuant to Section 2.4(a)(ii), (C) any cash necessary to pay amounts due pursuant to Section 2.3(a) and (D) the Per Share Cash Consideration amount for each Dissenting Share and

(ii) Company shall deposit with the Exchange Agent all monies received by it after the date of this Agreement and prior to the Effective Time due to the exercise of the Company Options and the Company Warrants (such certificates for Parent Shares and such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article II, deliver the Parent Shares and cash contemplated to be issued pursuant to this Article II out of the Exchange Fund. Except as contemplated by Section 2.4(e), Section 2.4(f) or Section 2.7 hereof, the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. Upon surrender of a Certificate to the Exchange Agent together with a duly executed letter of transmittal prior to the Election Deadline, the holder of such Certificate shall be entitled to receive promptly, but in no event later than fifteen (15) Business Days following the Effective Time in exchange therefor a certificate representing that number of whole Parent Shares and/or cash which such holder has the right to receive pursuant to the provisions of this Article II (after giving effect to any required withholding tax). Until surrendered as contemplated by Section 2.2(f), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and unpaid dividends and distributions thereon, if any, as provided in this Article II. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration as if such Certificates were properly surrendered in accordance herewith, together with any unpaid dividends and distributions on any such Parent Shares, as contemplated by this Article II and such Certificate shall thereafter be deemed to have been properly surrendered for all purposes hereunder.

(c) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Parent in respect of the Parent Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Parent Shares issuable pursuant to this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such Certificate is surrendered as provided in this Section 2.4. Following such surrender, there shall be paid, without interest, to the Person in whose name the Parent Shares have been registered (i) at the time of such surrender, the amount of dividends or other distributions with a record date at or after the Effective Time previously paid or payable on the date of such surrender with respect to such whole Parent Shares, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares, less the amount of any withholding taxes which may be required thereon.

(d) No Further Ownership Rights in Company Shares. As of the Effective Time, all Company Shares shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate, the Merger Consideration subject, however, to Company’s obligation to pay any dividends set forth on Disclosure Schedule 3.9(a) that are declared in accordance therewith before the Effective Time. As of the Effective Time, the stock transfer books of Company shall be closed and there shall be no further registration of transfers on Company’s stock transfer books of Company Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Parent for any reason, they shall be cancelled and exchanged as provided in this Section 2.4.

(e) Return of Merger Consideration. Upon demand by Parent, the Exchange Agent shall deliver to Parent any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.4 that remains undistributed to holders of Company Shares one year after the Effective Time. Holders of Certificates who have not complied with this Section 2.4 prior to such demand shall thereafter look only to Parent for payment of any claim to the Merger Consideration and dividends or distributions, if any, in respect thereof.

(f) Withholding Rights. Parent shall be entitled to deduct and withhold from the Merger Consideration and amounts payable pursuant to the Company Options and the Company Warrants (and any dividends or distributions thereon) otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that Parent so withholds those amounts and pays such amounts over to the applicable taxing authorities, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares in respect of which such deduction and withholding was made by Parent.

Section 2.5 Company Stock Options and Warrants.

(a) As of the Effective Time, all rights with respect to Company Shares issuable pursuant to the exercise of the Company Options and the Company Warrants, which are outstanding and not exercised immediately prior to the Effective Time of the Merger, shall expire and be canceled as of the Effective Time without any action on the part of the holder thereof and no consideration paid therefor.

(b) Prior to the Effective Time, the Company shall take all reasonable actions that are necessary or appropriate to give effect to the transactions contemplated by Section 2.5(a). Without in any manner limiting the foregoing sentence, prior to the Effective Time, the Company shall procure from each holder of Company Options and Company Warrants, and shall deliver to Parent at the Closing, to the extent required by the terms of the applicable Company Options and Company Warrants to give effect to the transactions contemplated by this Agreement, an executed acknowledgment of the treatment and disposition of such holder’s Company Options and Company Warrants and that each such holder of Company Options and Company Warrants no longer has any rights under any such Company Option or Company Warrant.

Section 2.6 Shares of Dissenting Shareholders.

(a) Notwithstanding anything in this Agreement to the contrary, any Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the DGCL and who object to the Merger and comply with all provisions of the DGCL concerning the right of such person to dissent from the Merger and demand appraisal of such shares (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive the amounts determined in accordance with the provisions of such Section 262. If, after the Effective Time, any such holder effectively withdraws the demand for appraisal or fails to preserve such right to appraisal, in either case pursuant to the DGCL, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Per Share Cash Consideration.

(b) Any payments relating to Dissenting Shares shall be made solely by the Surviving Corporation from amounts set aside pursuant to Section 2.4(a)(i)(D) or from other sources, and Company shall not make any payment with respect to, or settle or offer to settle with, the holders of Dissenting Shares without the prior consent of Parent. Company shall give Parent prompt notice of any demands received by Company for the payment of fair value for Dissenting Shares, and Parent shall have the right to direct all negotiations and proceedings with respect to Dissenting Shares.

Section 2.7 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Company Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Parent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Company, Parent, Merger Sub, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of Company Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company, on behalf of itself and each of its Subsidiaries, hereby represents and warrants to Merger Sub and Parent as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

Section 3.1 Corporate Organization.

(a) Company.

(i) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Company is duly licensed or qualified to do business in Arizona and in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets leased by it makes such licensing or qualification necessary. True and correct copies of the Certificate of Incorporation and the Bylaws of Company, each as amended to the date hereof, have been delivered to Parent.

(ii) Company has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

(iii) Neither Company nor any of its Subsidiaries owns any capital stock of any Person, or has any interest in any partnership or joint venture except as set forth in Disclosure Schedule 3.1(b)(i).

(iv) The minute books of Company contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof). True and correct copies of the minute books of Company have been delivered to Parent.

(b) Subsidiaries.

(i) Disclosure Schedule 3.1(b)(i) lists each Subsidiary of Company and the owner(s) and percentage ownership of each Subsidiary disclosed thereon. Each Subsidiary of Company is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material licenses, authorizations, consents and approvals required by each Governmental Authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. True and correct copies of the Certificate of Incorporation and the Bylaws of each Subsidiary of Company, each as amended to the date hereof, have been delivered to Parent.

(ii) Company conducts its insurance operations through certain of the Subsidiaries listed and identified as such on Disclosure Schedule 3.1(b)(ii)(A) (collectively, the “Company Insurance Subsidiaries”). Each of the Company Insurance Subsidiaries is, where required, (A) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (B) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed, authorized or eligible, and (C) duly authorized or eligible in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company Statutory Financial Statements. Company has made all required filings under applicable insurance holding company statutes. Company conducts its lender services operations through certain of the Subsidiaries listed and identified as such on Disclosure Schedule 3.1(b)(ii)(B) (collectively, the “Company Lender Services Subsidiaries”). Each of the Company Lender Services Subsidiaries is, where required, (i) duly licensed or authorized to provide its services in its jurisdiction of incorporation and (ii) duly licensed or authorized to provide its services in each other jurisdiction where it is required to be so licensed, authorized or eligible. Company has made all required filings under applicable statutes that concern the lender services provided by each Company Lender Services Subsidiary.

(iii) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of Company has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest, which is owned, directly or indirectly, by Company, in each of its Subsidiaries is owned free and clear of any lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (A) securities of Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (B) options, warrants or other rights to acquire from Company or any of its Subsidiaries, and no other obligation of Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries or (C) obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries.

(iv) The minute books of each Subsidiary of Company contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof). True and correct copies of the minute books of each Subsidiary of Company have been delivered to Parent.

Section 3.2 Capitalization. The authorized capital stock of Company consists of 50,000,000 Company Shares, $.001 par value, of which 29,477,834 Company Shares are issued and outstanding as of the date hereof (none of which is held in the treasury of Company) and 10,000,000 shares of preferred stock, $.001 par value, none of which are issued and outstanding (the “Series A Cumulative Preferred Stock”). All of the issued and outstanding Company Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any Company Shares, or any securities or rights convertible into or exchangeable for Company Shares, except for (i) warrants for the purchase of 589,852 Company Shares awarded pursuant to the 2004 private offering to which the Company’s registration statement No. 333-115864 relates (the “Company Warrants”) and (ii) options for the purchase of: (A) 3,033,077 Company Shares granted under the Company’s 1996 Stock Option Plan, (B) 260,000 Company Shares under the Non-Employee Directors Stock Option Plan and (C) 150,000 Company Shares granted under the Miller Agreements (the “Company Options”) (each such plan and/or arrangement is described in more detail in Disclosure Schedule 3.2). As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote. As of the date hereof, there are 33,510,763 Company Shares outstanding on a fully-diluted basis.

Section 3.3 Financial Statements; Filings.

(a) The financial statements of Company and its Subsidiaries as of and for the years ended December 31, 2003, December 31, 2004, and December 31, 2005, and for each subsequent calendar quarter (or other reporting period) or year of Company (the “Financial Statements of Company”) have been or will be prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Company, and its Subsidiaries, have been, are being, and will be maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Company (including the related notes, where applicable) fairly present or will fairly present in all material respects the financial position of Company and its Subsidiaries, as applicable, as of the respective dates thereof and fairly present or will fairly present in all material respects the results of operations of Company and its Subsidiaries, as applicable, for the respective periods therein set forth, subject to normal year end audit adjustments in the case of quarterly unaudited statements.

(b) Company has delivered or made available to Parent all reports and filings made or required to be made by Company or any of its Subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Except as set forth in Disclosure Schedule 3.3(c), since December 31, 2005, neither Company nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise), except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Company, or reflected in the notes thereto, or (ii) which were incurred after December 31, 2005, in the ordinary course of business consistent with past practices. Since December 31, 2005, neither Company nor any of its Subsidiaries has incurred or paid any obligation or liability which would be material to the Condition of Company, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

(d) Company has made available to Parent true and complete copies of the Annual Convention Statement on NAIC Form 9 for the years ended December 31, 2005, 2004 and 2003 of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the “Company Statutory Financial Statements”). The Company Statutory Financial Statements fairly present in all material respects, in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis, the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company Statutory Financial Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company Statutory Financial Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company Statutory Financial Statements have been audited by KPMG LLP, and Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto.

(e) Disclosure Schedule 3.3(e) sets forth a description of Company’s method or methods for providing title insurance loss reserves on the Financial Statements of Company and on the Company Statutory Financial Statements.

Section 3.4 Accounts and Investment Securities. Except as disclosed in Disclosure Schedule 3.4, each bank account or similar account for the deposit of cash or securities maintained or utilized by Company or its

Subsidiaries is: (i) wholly owned by Company or such Subsidiary; (ii) reconciled to the bank statements Company or respective Subsidiary on a regular and timely basis in accordance with reasonably prudent business practices; and (iii) to the extent such Company or Subsidiary accounts in the aggregate hold monies or securities in an escrow or trust capacity, contain in the aggregate a balance sufficient to meet in the aggregate as required all escrow and trust obligations of Company and, as appropriate, its Subsidiaries to which such monies or securities relate. Company’s and its Subsidiaries’, as appropriate, general accounts contain a balance sufficient to meet its obligations to its underwriters as of the Closing Date. The ownership by Company and each of its Subsidiaries of stocks, bonds and other securities complies in all material respects with all applicable insurance and trust laws and regulations. Company and its Subsidiaries have good and valid title to all such investment securities shown as Company or Subsidiary assets in the Financial Statements of the Company (unless disposed of in the ordinary course of business thereafter), free and clear of all liens except for restrictions in respect of deposits, statutory premium reserve requirements and statutory pledges with state regulatory authorities disclosed in the Financial Statements of the Company.

Section 3.5 Accounts Receivable. All accounts receivable of Company and its Subsidiaries that are reflected on the Financial Statements of Company represent valid obligations arising from services actually performed by Company or one of its Subsidiaries in the ordinary course of business, net of any applicable allowance for doubtful accounts.

Section 3.6 Authority; No Violation.

(a) Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Company and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Company has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement, the Certificate of Merger and the transactions contemplated hereby be submitted to Company’s shareholders for approval at a meeting of such shareholders and, except for the approval of such Agreement by its shareholders, no other corporate proceeding on the part of Company, or any of its Subsidiaries, is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Company and delivered by Company (and assuming due authorization, execution and delivery by Parent and Merger Sub), will constitute a valid and binding obligation of Company and will be enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. The Board of Directors of Company, by resolutions duly adopted by unanimous vote of the Board of Directors of Company (the “Company Board Approval”), has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Company and its shareholders and declared the Merger to be advisable, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) recommended that the shareholders of Company approve this Agreement and directed that such matter be submitted for consideration by Company shareholders at the Company Shareholders’ Meeting.

(b) Except as set forth in Disclosure Schedule 3.6(b), neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company, or any of its Subsidiaries, with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Company or any of its Subsidiaries, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained (including, but not limited to, satisfaction of the requirements of the HSR Act), violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its Subsidiaries, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

Section 3.7 Consents and Approvals. Except for (i) the filing with the SEC of a Proxy Statement in definitive form relating to the meeting of Company’s shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the “Proxy Statement”), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable industry self-regulatory organization (“SRO”), and the rules of the NASDAQ, or that are required under insurance industry regulations and other similar laws, (iv) filings required under the HSR Act, (v) the regulatory consents, approvals and clearances from banking regulatory Governmental Authorities set forth on Disclosure Schedule 3.7(A) (the “Banking Regulatory Consents”), (vi) the regulatory consents, approvals and clearances from insurance regulatory Governmental Authorities set forth on Disclosure Schedule 3.7(B) (the “Insurance Regulatory Consents”), (vii) the regulatory consents, approvals, clearances and licenses from lender services regulatory Governmental Authorities set forth on Disclosure Schedule 3.7(C) (the “Lender Services Regulatory Consents and Licenses”), or (viii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on the ability of Company and its Subsidiaries to perform their obligations under this Agreement or consummate the transactions contemplated hereby no consents or approvals of or filings or registrations with any Governmental Authority are necessary to be obtained or made by Company or any of its Subsidiaries in connection with the consummation by Company of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by Company of this Agreement.

Section 3.8 Broker’s Fees. Except for Miller Capital Markets, LLC, whose engagement letter is attached as Disclosure Schedule 3.8, neither Company, nor any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 3.9 Absence of Certain Changes or Events.

(a) Since December 31, 2005, except as set forth on Disclosure Schedule 3.9(a) or as disclosed in the Company annual report on Form 10-K filed on March 27, 2006, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Company Shares or (ii) any event, change or occurrence with respect to Company that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on Company, including, without limitation any change in the administration or supervisory standing or rating of Company with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event, change or occurrence in the future.

(b) Since December 31, 2005 through and including the date of this Agreement, Company and its Subsidiaries have carried on their business in all material respects in the ordinary course of business consistent with its past practice.

Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10 and except for title insurance, escrow or reinsurance Actions in the ordinary course of business, neither Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Company, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Company or any of its Subsidiaries challenging the validity of the transactions contemplated by this

Agreement and, to the Knowledge of Company as of the date hereof, there is no proceeding, claim, action or governmental investigation against Company or any of its Subsidiaries; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Company or any of its Subsidiaries; there is no default by Company or any of its Subsidiaries under any material contract or agreement to which Company or any of its Subsidiaries is a party; and neither Company nor any of its Subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Company or any of its Subsidiaries and neither Company nor any of its Subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

Section 3.11 Transactions with Affiliates. Except as disclosed in Company’s most recent Form 10-K filed with the SEC or as set forth on Disclosure Schedule 3.11, none of Company nor any of its Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is a party to any contract with, Company or any of its Subsidiaries that would be required to be disclosed in a proxy statement filed by Company pursuant to the Exchange Act.

Section 3.12 Taxes and Tax Returns.

(a) Company has made available to Parent copies of the federal, state and local income tax returns of Company and its Subsidiaries for the years 2002, 2003 and 2004 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Disclosure Schedule 3.12, Company and its Subsidiaries have duly filed (or obtained extensions to file) in correct form in all material respects all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and Company and its Subsidiaries have duly paid or made provision in accordance with generally accepted accounting principles for all taxes shown as owing on such returns. The amounts set forth as liabilities for taxes on the Financial Statements of Company have been computed in accordance with generally accepted accounting principles and any unpaid taxes of Company or any of its Subsidiaries do not exceed by any amount the reserve for taxes showing on the Financial Statements of Company. Neither Company nor any of its Subsidiaries is responsible for the taxes of any other Person under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

(b) Except as disclosed in Disclosure Schedule 3.12, neither Company nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of Company and its Subsidiaries have been provided for in the Financial Statements of Company in accordance with generally accepted accounting principles.

(c) Except as disclosed in Disclosure Schedule 3.12, neither Company nor any of its Subsidiaries has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code and neither Company nor any of its Subsidiaries has in effect a “nonqualified deferred compensation plan” as that term is defined in Code §409A that fails to meet the requirements of paragraphs (2), (3) and (4) of Code §409A(a) or which is not operated in good faith compliance with such requirements. Neither Company nor any of its Subsidiaries has taken any action that would cause a stock right to become subject to Code §409A.

(d) (i) Proper and accurate amounts have been withheld by Company and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by Company and its Subsidiaries for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or provision therefor has been included by Company in the Financial Statements of Company in accordance with generally accepted accounting principles.

(e) In the past five years, neither Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(f) Except as set forth on Disclosure Schedule 3.12(f), Company and its Subsidiaries have no Knowledge that any authority intends to assess any additional taxes for any period for which tax returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Company has not filed tax returns) any (i) notice indicating an intent to open an audit or other review, or (ii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against Company or any of its Subsidiaries.

(g) Neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, its computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date, except to the extent any such item is taken into account in the Financial Statements of Company.

(h) Neither Company nor any of its Subsidiaries has engaged in a “reportable transaction” as defined in Section 1.6011-4(b) of the Treasury Regulations.

(i) Neither Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

Section 3.13 Employee Benefit Plans.

(a) Disclosure Schedule 3.13(a) contains a true and complete list of each pension, retirement, savings and profit-sharing, bonus, incentive deferred compensation, severance pay or any other employee benefit plan, fund or program with the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any stock purchase agreement or arrangement, supplemental savings and profit sharing plan, bonus retention plan, non-qualified deferred compensation plan, change in control agreement, and all other plans contributed to, maintained or sponsored by, any of, or on behalf of, Company, or any of its Subsidiaries, whether written or unwritten, whether or not subject to ERISA and a general description of Company incentive and/or commission plans typically used by Company (each, “Employee Benefit Plans”) covering present and former employees of Company, or any of its Subsidiaries. Except for the Employee Benefit Plans, Company and its Subsidiaries do not sponsor, maintain or administer any other employee benefit plan, program, contract, policy or arrangement covering current or former employees or directors of Company or any of its Subsidiaries. Company has, with respect to each such Employee Benefits Plan, delivered to Parent true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all current summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation (“PBGC”)) since January 1, 2002.

(b) Neither Company or any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV or ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) arising in the ordinary course of business), including, without limitation, any liability in connection with (i) the termination or reorganization of any Employee Benefit Plan subject to Title IV or ERISA; or (ii) the withdrawal from any multiemployer plan (as defined in Section 3(37) of ERISA) or a defined benefit pension plan that is subject to Section 4063 or 4064 of ERISA, and no fact or event exists which could give rise to any such liability. There has been no “reportable event” (as that term is defined in Section 4043 of ERISA and the regulations thereunder) with respect to any Employee Benefit Plan subject to Title IV of ERISA which would require the giving of notice to the PBGC, and the transactions contemplated by this Agreement would not trigger such a reportable event or withdrawal liability under Title IV of ERISA.

(c) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) and no accumulated funding deficiencies exist in any of the Employee Benefit Plans subject to section 412 or section 302 of ERISA.

(d) All Employee Benefit Plans, that are maintained by Company or any of its Subsidiaries comply, in all material respects, and are being administered and operated in material compliance with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law, all applicable regulations thereunder and the terms of the Employee Benefit Plans. Neither Company nor any of its Subsidiaries has any material liability under any Employee Benefit Plan that is not reflected in the Financial Statements of Company.

For purposes of this Agreement, “COBRA” means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and “HIPAA” means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

(e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan.

(f) No Employee Benefit Plan which is a pension plan (as such term is described in Section 3(2) of ERISA) has an “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, or an “unfunded benefit liability” and the present fair market value of the assets of any such plan exceeds the plan’s “benefit liabilities,” as that term is defined in Section 4001(a)(18) of ERISA.

(g) Except as described in Disclosure Schedule 3.13(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) limit Surviving Company’s right to administer, amend or terminate any of its Employee Benefit Plans, (ii) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Company or any of its Subsidiaries under any benefit plan or otherwise, (iii) materially increase any benefits otherwise payable under any benefit plan or (iv) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

(h) No Employee Benefit Plan is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. Neither Company nor any ERISA Affiliate has been a party to or participant in a multiemployer plan or has a current or contingent obligation to contribute to any multiemployer plan.

(i) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) by or on behalf of any Employee Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any Employee Benefit Plan, or against the assets of any Employee Benefit Plan; and no assets of Company or any ERISA Affiliate are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

(j) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked; and no event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust or result in the imposition of excise taxes or income taxes or unrelated business income under the Code or ERISA with respect to any Employee Benefit Plan.

(k) Except as described in Disclosure Schedule 3.13(k), no employee benefit plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA, and no Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(l) Except as described in Disclosure Schedule 3.13(l), each employee pension benefit plan, as defined in Section 3(2) of ERISA, that is not qualified under Section 401(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as set forth in Disclosure Schedule 3.13(l), no assets of Company or any of its Subsidiaries are allocated to or held in a “rabbi trust” or similar funding vehicle. Except as described in Disclosure Schedule 3.13(l), each Employee Benefit Plan providing nonqualified deferred compensation (as such term is defined in Code section 409A) complies in form and operation with such Code section or is subject to an exception under proposed Treasury Regulations promulgated thereunder, and no action has been taken by Company or any of its Subsidiaries which would cause a stock right to be subject to the requirements of Code section 409A.

(m) No Employee Benefit Plan provides benefits to any current or former employee of Company or any of its Subsidiaries beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents).

Section 3.14 Title and Related Matters.

(a) Except as set forth in Disclosure Schedule 3.14(a), Company and its Subsidiaries have good title, and as to owned real property, have good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or carried under any of their names on the Financial Statements of Company or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2005), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Company or incurred in the ordinary course of business after December 31, 2005 and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Company, or each Company Subsidiary, as applicable, has valid leasehold interests to all assets and properties, real or personal, tangible or intangible, reflected as leased or subleased by Company or any of its Subsidiaries, free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Company or incurred in the ordinary course of business after December 31, 2005 and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.

(b) Except as set forth in Disclosure Schedule 3.14(b), all agreements pursuant to which Company or any of its Subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms against the Company or Company Subsidiary party thereto (subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditor’s rights and to general principles of equity) and, to the Company’s Knowledge, against the other parties thereto and none of the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party to any such lease or license, is in breach or default, in any material respect, and there is not, under any of such leases or licenses, any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance. Except as set forth in Disclosure Schedule 3.14(b), Company and its Subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor or sublessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

(c) (i) All of the buildings, structures and fixtures owned, leased or subleased by Company or any of its Subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Company or any of its Subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

Section 3.15 Real Estate.

(a) Disclosure Schedule 3.15(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by Company or any of its Subsidiaries or in which Company or any of its Subsidiaries has any ownership or leasehold interest (the “Company Real Property”).

(b) Disclosure Schedule 3.15(b) lists or otherwise describes each and every written or oral lease or sublease, under which Company or any of its Subsidiaries is the lessee of any real property and which relates in any manner to the operation of the businesses of Company or any of its Subsidiaries.

(c) Company and its Subsidiaries have not violated, and are not currently in material violation of, any law, regulation or ordinance relating to the ownership or use of the Company Real Property including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

(d) As to any of the Company Real Properties, neither Company nor any of its Subsidiaries has received notice of any pending or, to the Knowledge of Company, threatened condemnation proceedings, litigation proceedings or mechanic’s or materialmen’s liens.

Section 3.16 Environmental Matters.

(a) Company and its Subsidiaries are, and have at all times been, in compliance in all material respects with all Environmental Laws. Company and its Subsidiaries have not received written notice of any Action pending against them nor, to the Knowledge of Company, is any Action threatened against Company or any of its Subsidiaries, in each case in respect of (i) noncompliance by Company or any of its Subsidiaries with any Environmental Laws, or (ii) the presence or release or threatened release into the environment of any Hazardous Substance whether or not generated by Company or any of its Subsidiaries or located at or about or emanating from or to a site included in the Company Real Property or any other facility, location, building or site currently or heretofore owned, leased or otherwise used by Company or any of its Subsidiaries or any predecessor entity of any of them.

(b) No event has occurred or condition exists or operating practice is being engaged in that would be reasonably likely to give rise to any Liabilities or Losses on the part of Company or any of its Subsidiaries (or, after the Closing, Parent or Surviving Company) either at the present or at any future time (including, without limitation, any obligation to conduct any remedial or monitoring work) under any Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal of any Hazardous Substance by or on behalf of Company or any of its Subsidiaries or any predecessor entity of any of them or otherwise.

(c) Company has previously made available to Parent true and correct copies of all material written reports and analytical data in the possession or control of Company, its Subsidiaries, environmental consultants of the

Company or any Company Subsidiary or such consultants’ agents and arising out of environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Company Real Property listed in Disclosure Schedule 3.15(a) or any Company Real Property owned, leased or otherwise used by Company or any of its Subsidiaries.

Section 3.17 Commitments and Contracts. Set forth in Disclosure Schedule 3.17, is a true and complete list of all of the material Contractual Obligations of Company and its Subsidiaries (except for or with respect to any Company or Company Subsidiary benefit plans referenced in Section 3.13), including without limitation, each of the following, to the extent material to the business of Company or any of its Subsidiaries:

(a) All collective bargaining agreements and other labor agreements; all employment or consulting agreements; and all other written plans, agreements, arrangements or practices which constitute compensation or benefits to any of the directors, officers or employees of Company or any of its Subsidiaries, other than those identified pursuant to Section 3.13;

(b) All Contractual Obligations under which Company or any of its Subsidiaries would reasonably likely become obligated to pay any brokerage, finder’s or similar fees or expenses in connection with, or incur any severance pay or special compensation obligations which would become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby;

(c) All Contractual Obligations under which Company or any of its Subsidiaries are or will after the Closing be restricted from carrying on any business or other activities anywhere in the world;

(d) Except for transactions in the investment portfolio of Company or its Subsidiaries in the ordinary course of business, all Contractual Obligations of Company or its Subsidiaries (including, without limitation, options) to: (i) sell or otherwise dispose of any material asset of Company or any of its Subsidiaries except in the ordinary course of business or (ii) purchase or otherwise acquire any material property or properties or other assets except for purchase orders in the ordinary course of business and less than $100,000 in amount;

(e) All Contractual Obligations under which Company or its Subsidiaries have any liability for debt or constituting or giving rise to a guarantee of any liability or obligation of any Person (other than any lease, any debt or intercompany advances between Company and its wholly-owned Subsidiaries), or under which any Person has any liability or obligation constituting or giving rise to a guarantee of any liability or obligation of Company or of its Subsidiaries (including, without limitation, partnership and joint venture agreements) other than any guarantee by Company or any of its Subsidiaries of any lease, or under which any material default could arise or material penalty or payment could be required in the event of any action or inaction of Company or any of its Subsidiaries other than any guarantee by Company or any of its Subsidiaries of any lease;

(f) Any lease or other Contractual Obligation under which any tangible personal property having a cost or capital lease obligation in excess of $100,000 is held or used by Company or any of its Subsidiaries;

(g) Any Contractual Obligation under which Company or any of its Subsidiaries is reasonably likely to become obligated to pay any amount in excess of $100,000 in respect of indemnification obligations or purchase price adjustment provisions in connection with any (i) acquisition or disposition of assets, securities or real property, (ii) other acquisition or disposition of assets other than in the ordinary course of business, (iii) assumption of liabilities or warranty, (iv) settlement of claims, (v) merger, consolidation or other business combination, or (vi) series or group of related transactions or events of a type specified in subclauses (i) through (v); and if with respect to any Contractual Obligation there exists any pending or, to the Knowledge of Company, threatened Action that could reasonably be expected to result in Company or any of its Subsidiaries being liable to pay an amount in excess of $100,000 or there currently exist circumstances that would reasonably be expected to give rise to such an Action, such Action or circumstances are described in Disclosure Schedule 3.17(g);

(h) All reinsurance treaties (including forfeiture agreements) (other than facultative reinsurance agreements entered into in the ordinary course of business) to which Company or one of its Subsidiaries is a party, or otherwise the beneficiary of or obligated under, either as ceding party or as reinsurer;

(i) All written agreements with agents or independent contractors (other than approved attorneys) in excess of $100,000; and

(j) Any other Contractual Obligation of a type not specifically covered in clauses (a) through (i) above entered into other than in the ordinary course of business, which involved payments by or on behalf of, or to, Company or any of its Subsidiaries in excess of $100,000 during the calendar year ended December 31, 2005 or $100,000 over the remaining term of such Contractual Obligation or the termination of which may reasonably be expected to require payments by Company or any of its Subsidiaries exceeding $100,000 (other than purchase orders entered into in the ordinary course of business).

Company has heretofore delivered to Parent a true and complete copy of each of the Contractual Obligations, including, without limitation, all amendments (such Contractual Obligations required to be listed in Disclosure Schedule 3.17, together with the Company Licenses and Company insurance policies set forth on Disclosure Schedule 3.20, being referred to herein collectively as the “Company Contracts”). Each Company Contract is enforceable by Company or a Subsidiary of Company, as the case may be, against each Person party thereto. No material breach or default by Company or any of its Subsidiaries under any of the Company Contracts has occurred and is continuing, and, to the Knowledge of Company, no event has occurred or circumstance exists which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration by any other Person under any of the Company Contracts or would result in creation of any lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the transaction documents related hereto. To the Knowledge of Company, no material breach or default by any Person under any of the Company Contracts has occurred and is continuing, and no event has occurred or circumstance exists that with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration by Company or any of its Subsidiaries under any of the Company Contracts or would result in creation of any lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the transaction documents related hereto.

Section 3.18 Regulatory Matters. Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 2002 with the Regulatory Authorities and each other applicable Governmental Authority, and all other reports and statements required to be filed by them since December 31, 2002, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority or Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Authority or Governmental Authority in the ordinary course of the business of Company and its Subsidiaries, no Regulatory Authority or Governmental Authority has initiated since December 31, 2002 or has pending any proceeding, enforcement action or, to the Knowledge of Company, investigation into the business, disclosures or operations of Company or any of its Subsidiaries. Since December 31, 2002, no Regulatory Authority or Governmental Authority has resolved any proceeding, enforcement action or, to the Knowledge of Company, investigation into the business, disclosures or operations of Company. There is no unresolved violation, comment or exception by any Regulatory Authority or Governmental Authority with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries. Since December 31, 2002, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority or Governmental Authority with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries (other than normal examinations conducted by a Regulatory Authority or Governmental Authority in Company and its Subsidiaries ordinary course of business). Neither Company nor its Subsidiaries has taken or agreed to take any action or has any Knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement.

Section 3.19 Registration Obligations. Company and its Subsidiaries are not under any obligation, contingent or otherwise, that will survive the Merger to register any of their securities under the Securities Act or any state securities laws.

Section 3.20 Insurance. Company and its Subsidiaries are presently insured, and during each of the past three calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and its Subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which Company and its Subsidiaries are named and insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

Section 3.21 Labor.

(a) No work stoppage involving Company or any of its Subsidiaries is pending as of the date hereof or, to the Knowledge of Company, threatened. Company and its Subsidiaries are not involved in, or, to the Knowledge of Company, threatened with or affected by, any proceeding asserting that Company or any of its Subsidiaries have committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding. No union represents or claims to represent any employees of Company or any of its Subsidiaries and, to the Knowledge of Company, no labor union is attempting to organize employees of Company or any of its Subsidiaries.

(b) Company has provided to Parent a true and complete list of all employees of Company and its Subsidiaries as of the date hereof who earn $100,000 or more on an annualized basis, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees.

(c) Company and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

(d) Except as set forth on Disclosure Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and, to the Knowledge of Company, there is not threatened any proceeding against or affecting Company or any of its Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Company or any of its Subsidiaries.

Section 3.22 Compliance with Laws. Except as specifically described elsewhere in Disclosure Schedules, Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders. Except as disclosed in Disclosure Schedule 3.22, Company and its Subsidiaries:

(a) are not in violation in any material respect of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting their respective businesses;

(b) have not had their licenses or qualifications to conduct title insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend any such license or qualification, nor to Company’s Knowledge, has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license; have been, since the enactment of the Sarbanes-Oxley Act, and are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ;

(c) are in compliance in all material respects with the Gramm-Leach-Bliley Act of 1999 and any state or federal regulations related thereto; and

(d) have not received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Company or any of its Subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any permit, (iii) requiring Company or any of its Subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of Company or any of its Subsidiaries, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit policies, management or business.

Disclosure Schedule 3.22 states the two most recent dates of the last completed insurance regulatory examinations and audits, regular or special, as the case may be, as to Company and each of its Subsidiaries for the jurisdictions listed therein, and sets forth a copy of the two most recent reports of such examinations that have heretofore been delivered to Company or any of its Subsidiaries. There is no agreement or understanding between Company or any of its Subsidiaries, on the one hand, and any Regulatory Authority, on the other hand, concerning the payment of dividends by Company or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves. Disclosure Schedule 3.22 sets forth a complete description of all securities of Company and its Subsidiaries on deposit with each state insurance department as of March 24, 2006.

Section 3.23 Transactions with Management. Except for (a) the agreements listed on Disclosure Schedule 3.17, (b) obligations under employee benefit plans of Company and Company Subsidiaries set forth in Disclosure Schedule 3.13 and (c) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former shareholders who own or owned more than 5% of Company’s outstanding shares of common stock, directors, officers or employees involving the expenditure of more than $60,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such Person.

Section 3.24 Derivative Contracts. Neither Company nor any of its Subsidiaries are parties to or have agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement which is a financial derivative contract (including various combinations thereof) (“Derivative Contracts”).

Section 3.25 Accounting Records and Controls.

(a) The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company, its Subsidiaries or its accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to materially adversely affect the system of internal accounting controls described below in this Section 3.25. Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to Company, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of Company by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. These disclosures were made in writing by management to Company’s auditors and audit committee and a copy has previously been made available to Parent.

(b) Since December 31, 2005, (i) through the date hereof, neither Company, nor any of its Subsidiaries, nor, to the Knowledge of Company, any director, officer, employee, auditor, accountant or representative of Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company, or its Subsidiaries, or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company, its Subsidiaries, or any of their respective officers, directors, employees or agents to the Board of Directors of Company or any Company Subsidiary or any committee thereof or to any director or officer of Company or any Company Subsidiary.

Section 3.26 Form S-4; Proxy Statement. None of the information to be supplied by Company or its Subsidiaries in the Form S-4 or the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Company with respect to information supplied by Parent for inclusion therein.

Section 3.27 Intellectual Property.

(a) Company Intangibles.

(i) Disclosure Schedule 3.27(a)(i) lists and identifies all Intellectual Property that is directly owned by Company or its Subsidiaries and that is material to Company’s, or any of its Subsidiaries’, business (the “Company Intangibles”) and, with respect to the foregoing, specifically identifies the owner and each material license, agreement, or other permission that Company or its Subsidiaries have granted to any third party with respect to any of the Company Intangibles.

(ii) Disclosure Schedule 3.27(a)(i) identifies each patent or registration that has been issued to Company or any of its Subsidiaries with respect to any of the Company Intangibles, and lists and identifies each pending patent application or application for registration that Company or any of its Subsidiaries have made with respect to the Company Intangibles.

(iii) Company has made available to Parent and Merger Sub correct and complete copies of all patent, trademark, and copyright registrations, applications, and written licenses, agreements, and permissions (as any of the foregoing has been amended to date) and correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each of Company Intangibles.

(iv) With respect to the Company Intangibles, and except as otherwise indicated in Disclosure Schedule 3.27(a)(i):

(A) Company, or a Subsidiary of Company, possesses all right, title, and interest in and to the Company Intangibles free and clear of any Security Interest, license, or other restriction and such Company Intangibles are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

(B) no Action is pending and, to the Knowledge of Company, no Action is threatened that challenges the legality, validity, enforceability, use, or ownership of the Company Intangibles; and

(C) neither Company nor any Subsidiary of Company has in the past three years in writing agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Company Intangibles, except for indemnification provisions included within license and assignment agreements entered into in the ordinary course of business; and

(D) Company and its Subsidiaries are in material compliance with any and all material security standards and disaster recovery plans maintained by Company or its Subsidiaries (including, but not limited to, Company “IT security policy and standards,” “senior management security summary,” and “disaster recovery plans”) designed to protect the information technology of Company and its Subsidiaries.

(b) Third Party Intellectual Property. Disclosure Schedule 3.27(b) lists and identifies any Intellectual Property licensed to Company or any of its Subsidiaries by a third party (other than Intellectual Property licensed pursuant to shrink-wrap and similar agreements) that is material to Company’s, or any Subsidiary of Company’s, business (“Third Party Intellectual Property”) pursuant to a written license, sublicense, agreement or permission (the “Company License”) and identifies the owner or licensor of the Third Party Intellectual Property. Company has made available to Parent correct and complete copies of each such Company License. With respect to each item of Third Party Intellectual Property:

(i) each Company License covering the item of Third Party Intellectual Property is an enforceable agreement of Company or the Subsidiary who is a party thereto, and, to Company’s Knowledge, is enforceable against the other parties thereto;

(ii) each Company License covering the item of Third Party Intellectual Property will continue to be enforceable on identical terms following the consummation of the transactions contemplated by this Agreement;

(iii) no party to a Company License covering the item of Third Party Intellectual Property is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(iv) no party to a Company License covering the item of Third Party Intellectual Property has repudiated in writing to the other party any provision thereof;

(v) with respect to each Company License covering the item of Third Party Intellectual Property, the representations and warranties set forth in subsections (i) through (iv) above are true and correct in all material respects with respect to the underlying license;

(vi) no Action is pending or, to Company’s Knowledge, is threatened that challenges the legality, validity, or enforceability of the underlying item of Third Party Intellectual Property; and

(vii) neither Company nor any Subsidiary of Company has granted any written sublicense with respect to the Third Party Intellectual Property.

(c) No Infringement. Except as set forth in Disclosure Schedule 3.27(c), the use or sale by Company or any of its Subsidiaries of any products or services in Company’s or one of its Subsidiaries’ businesses and use by Company or any of its Subsidiaries of the Intellectual Property does not materially interfere with, infringe on, misappropriate or otherwise come into conflict with any Intellectual Property rights of third parties and has not materially interfered with, infringed on, misappropriated or otherwise come into conflict with, any Intellectual Property rights of any third party and no activity of any third party materially infringes upon the rights of Company or any Subsidiary of Company with respect to any of the Company Intangibles. Except as set forth in Disclosure Schedule 3.27(c), no Action alleging or relating to any such infringement against the rights of Company of any Subsidiary of Company or any third parties is currently pending or, to Company’s Knowledge, threatened. To Company’s Knowledge, no third party has materially interfered with, infringed upon or misappropriated any Intellectual Property rights of Company or any of its Subsidiaries in the Company Intangibles.

(e) Use of Third Party Intellectual Property. Each material item of Intellectual Property owned or licensed by Company or any of its Subsidiaries immediately prior to the Effective Time hereunder will be owned or available for use by Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder.

Section 3.28 Securities Laws Filings. Company has previously made available to Parent an accurate and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Company since December 31, 2002 pursuant to the Securities Act or the Exchange Act, and prior to the date of this Agreement (the “Company SEC Reports”) and (ii) communication mailed by Company to its stockholders since December 31, 2002 and prior to the date of this Agreement. No such Company SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

Section 3.29 Takeover Statutes. The Board of Directors of Company has taken all necessary action so that the provisions of Section 203 of the DGCL and any applicable provisions of the takeover laws of any other state (and any comparable provisions of Company’s Certificate of Incorporation and Bylaws), do not and will not apply to this Agreement or the transactions contemplated hereby or thereby.

Section 3.30 Claims under Insurance Policies. Except as previously disclosed to Parent, neither Company nor any of its Subsidiaries has Knowledge of any pending or threatened claim under its directors and officers’ insurance policy or fidelity bond coverage.

Section 3.31 Company Fairness Opinion. Prior to the execution of this Agreement, Company has received an opinion from Houlihan Lokey Howard & Zukin to the effect that, as of the date thereof, the Merger Consideration is fair to the stockholders of Company from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. Company has provided Parent with a true, correct and complete copy of such opinion for informational purposes.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to Company as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

Section 4.1 Organization and Related Matters of Parent.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Parent is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by Parent, or the character or location of the properties and assets owned or leased by Parent makes such licensing or qualification necessary. True and correct copies of the Articles of Incorporation of Parent and the Bylaws of Parent, each as amended to the date hereof, have been made available to Company.

(b) Parent has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of Parent on a consolidated basis.

(c) Merger Sub is a wholly-owned Subsidiary of Parent and is in compliance in all material respects with all rules and regulations promulgated by any relevant Regulatory Authority.

(d) Merger Sub was formed by Parent for the purpose of engaging in the transactions contemplated hereby and has engaged in no business and has incurred no liabilities other than in connection with the transactions contemplated by this Agreement.

Section 4.2 Organization and Related Matters of Merger Sub.

(a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Merger Sub is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by Merger Sub, or the character or location or the properties and assets owned or leased by Merger Sub make such licensing or qualification necessary. True and correct copies of the Certificate of Incorporation and Bylaws of Merger Sub, each as amended to the date hereof, have been made available to Company.

(b) Merger Sub has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted.

Section 4.3 Capitalization.

(a) The authorized capital stock of Parent consists of 45,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, no par value. As of March 27, 2006, there were outstanding (i) 17,256,958 Parent Shares (ii) no shares of Parent preferred stock and (iii) stock options to purchase an aggregate of up to 225,250 Parent Shares. All issued and outstanding Parent Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Parent Shares, except for (A) the options described in this Section 4.3(iii), (B) Parent Shares reserved for issuance in connection with its 3.125% Convertible Senior Debentures due 2033, (C) Parent Shares reserved for issuance in connection with its 3.25% Convertible Senior Debentures due 2034 and the bond hedge transaction concurrently entered into with the sale of such debentures and (D) rights to acquire Parent Shares under, or contracts or commitments pursuant to, Parent’s previous or currently existing stock incentive and other similar officer, director or employee benefit plans.

(b) The Parent Shares issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(c) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders may vote are issued or outstanding.

Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements have been duly authorized by the Boards of Directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of Parent and Merger Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or, (ii) to Parent’s or Merger Sub’s Knowledge and assuming that any necessary Consents of Regulatory Authorities are duly obtained (including, but not limited to, satisfaction of the requirements of the HSR Act), (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or any of their respective material properties or assets.

Section 4.5 Financial Statements, Condition and Reports.

(a) Parent has made available to Company copies of the consolidated financial statements of Parent as of and for the years ended December 31, 2003, 2004 and 2005 and Parent will make available to Company, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of Parent, the consolidated financial statements of Parent as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the “Financial Statements of Parent”).

(b) Except as set forth in Parent’s most recent Form 10-K, each of the Financial Statements of Parent (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Parent have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Except as set forth in Parent’s most recent Form 10-K, each of the Financial Statements of Parent (including the related notes) fairly presents or will fairly present the consolidated financial position of Parent as of the respective dates thereof and fairly presents or will fairly present the results of operations of Parent for the respective periods therein set forth.

(c) Since December 31, 2005, Parent has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of Parent on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Parent or reflected in the notes thereto, or (ii) which were incurred after December 31, 2005 in the ordinary course of business consistent with past practices.

(d) Parent has previously made available to Company an accurate and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Parent since December 31, 2002 pursuant to the Securities Act or the Exchange Act and prior to the date of this Agreement (the “Parent SEC Reports”) and (ii) communication mailed by Parent to its stockholders since December 31, 2002 and prior to the date of this Agreement. No such Parent SEC Report or communication, at the time filed, furnished or communicated, and no Parent SEC Report or communication after the date of this Agreement but prior to the Effective Time, at the time it will be filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement with respect to Parent SEC Reports dated prior to the date of this Agreement and before the Effective Time with respect to Parent SEC Reports dated prior to the Effective Time) shall be deemed to modify information as of an earlier date. As of their respective dates, all Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

Section 4.6 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.6 hereto, or as disclosed in any filing by Parent with the SEC and made available to Company hereunder, there is no pending or, to the Knowledge of Parent, threatened legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against Parent or any of its Affiliates challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by Parent pursuant to Item 103 of Regulation S-K promulgated by the SEC.

Section 4.7 Regulatory Matters. Parent has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2002 with the Regulatory Authorities and each other applicable Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. Except as disclosed in the most recent Form 10-K of Parent and in other public disclosures, there is no (i) pending or, to Parent’s Knowledge, threatened Regulatory Authority or Governmental Authority proceeding, enforcement action or, to Parent’s Knowledge, investigation into the business disclosures or operations of Parent, or (ii) unresolved violation, comment or exception by any Regulatory Authority or Governmental Authority with respect to any report or statement relating to any examinations or inspections of Parent, except for such events that would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has no Knowledge of any fact, and has not agreed to any circumstance, that would materially impede or delay receipt of any Consent from any Regulatory Authorities referred to in this Agreement.

Section 4.8 No Default. Parent, Merger Sub and each of the other Subsidiaries of Parent are neither in default under nor in violation of any provision of their charter or articles of organization, bylaws, or any promissory note, indenture, evidence of indebtedness or security therefor, contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

Section 4.9 Accounting Records and Controls.

(a) Except as set forth in Parent’s most recent Form 10-K filed with the SEC, the records, systems, controls, data and information of Parent are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.9. Parent (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. These disclosures were made in writing by management to Parent’s auditors and audit committee and a copy has previously been made available to Company.

(b) Except as set forth in Parent’s most recent Form 10-K filed with the SEC, since December 31, 2005, (i) through the date hereof, neither Parent nor, to the Knowledge of the officers of Parent, any director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls, including any material complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to any director or officer of Parent.

Section 4.10 Consents and Approvals. Except for (i) the filing with the SEC and declaration of effectiveness of the Form S-4 registration statement contemplated by Section 7.3, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO, or that are required under any insurance industry regulations and other similar laws, (iv) approval of listing of such Parent common stock on the NYSE, (v) filings required under the HSR Act, (vi) the Banking Regulatory Consents, (vii) the Insurance Regulatory Consents, and (viii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on the ability of Parent or Merger Sub to perform their obligations under this Agreement or consummate the transactions contemplated hereby, no consents or approvals of or filings or registrations with any Governmental Authority are necessary to be obtained or made by Parent or Merger Sub in connection with the consummation by Parent of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by Parent of this Agreement.

Section 4.11 Form S-4; Proxy Statement. None of the information to be supplied by Parent or its Subsidiaries in the Form S-4 and the Proxy Statement that is included therein will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Form S-4 will comply as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Parent with respect to information supplied by Company for inclusion therein.

Section 4.12 Financial Advisors. No actions have been taken by Parent that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fee to be paid to Keefe, Bruyette & Woods, Inc.

Section 4.13 Absence of Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries had at December 31, 2005, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that

(A) are accrued or reserved against in the financial statements of Parent in its 2005 Form 10-K or reflected in the notes thereto or (B) were incurred in the ordinary course of business, (ii) liabilities, obligations or contingencies that (A) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Parent and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

Section 4.14 Absence of Certain Changes or Events. Since December 31, 2005, Parent has conducted its business only in the ordinary course, and since such date there has not been any event, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.15 Contracts.

(a) As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Parent SEC Documents, or (ii) which materially restricts the ability of Parent or the surviving corporation to engage in any line of business. Each contract, arrangement, commitment or understanding of the type described in clause (i) of this Section 4.15(a) is referred to herein as a “Parent Contract” (for purposes of clarification, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, whether or not filed with the SEC, is a Parent Contract).

(b) (i) Each Parent Contract is valid and binding on Parent and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law)), (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Parent Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, and (iii) neither Parent nor any of its Subsidiaries has Knowledge of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Parent or any of its Subsidiaries under any such Parent Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.16 Ownership of Company Capital Stock. As of the date of this Agreement, Parent and Merger Sub do not beneficially own any shares of Company capital stock.

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of the Business of Company and its Subsidiaries.

(a) During the period from the date of this Agreement to the Effective Time of the Merger, Company shall and shall cause each of its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve intact for itself and for Parent its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees (except to the extent that the pending Merger encourages officers or employees to leave), (iii) renew its executive and organization liability insurance policy or, if such policy cannot be renewed, exercise its option to extend coverage under such policy for claims made after the end of the policy period, and (iv) except as required by law or regulation, take no action which would adversely affect or materially delay the ability of Company or Parent to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement (except in Connection with an Alternative Proposal).

(b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld:

(i) change, delete or add any provision of or to the Certificate of Incorporation or Bylaws of Company;

(ii) except for the issuance of Company Shares pursuant to the terms of the Company Options and the Company Warrants outstanding as of the date of this Agreement, change the number of shares of the authorized, issued or outstanding capital stock of Company, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Company, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Company, except as set forth on Disclosure Schedule 3.9(a);

(iii) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice (provided, however, that in no event shall the aggregate obligations for borrowed money exceed $18,000,000);

(iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $350,000 other than pursuant to binding commitments existing on December 31, 2005 and disclosed in Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

(v) sell, transfer, convey or otherwise dispose of any Company Real Property or interest therein;

(vi) except as disclosed in Disclosure Schedule 5.1(b)(vi), pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend or extend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any Person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increase in fees or other increase in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

(vii) enter into or extend any material agreement, lease or license relating to real property, personal property or data processing having a term of more than three years or payments exceeding $10,000 per month;

(viii) acquire the assets or equity securities of any Person or acquire direct or indirect control of any Person, other than in connection with (A) any internal reorganization or consolidation involving existing Company Subsidiaries which has been approved in advance in writing by Parent or (B) foreclosures in the ordinary course of business;

(ix) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied;

(x) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than one (1) year; or

(xi) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Company or any of its Subsidiaries for material money damages or material restrictions upon any of their operations.

Notwithstanding anything stated in Section 5.1(b)(iv) to the contrary, Company may make certain purchases in exigent circumstances without Parent’s prior consent, but (A) only in those rare situations in which there is no time to obtain Parent’s prior consent and it is likely that Company will suffer a material loss in the absence of such emergency action, and (B) subject to notification of Parent within 24 hours after Company has committed itself to such purchase.

Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Company will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Parent and to report the general status of the ongoing operations of Company. Company will promptly notify Parent if it discovers that any of its, or its Subsidiaries’, representations or warranties in Article 3 were untrue on the date hereof or become untrue as the result of subsequent events and of any material change in the normal course of business or the operations or the properties of Company or any of its Subsidiaries, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Company or any of its Subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving Company or any of its Subsidiaries, and will keep Parent fully informed of such events. Company will furnish to Parent, promptly after the preparation and/or receipt by Company thereof, copies of its unaudited periodic financial statements for the applicable periods then ended, and such financial statements, upon delivery to Parent, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Company.

Section 5.3 Access to Properties; Personnel and Records.

(a) For so long as this Agreement shall remain in effect, Company shall, and shall cause its Subsidiaries to, permit Parent or its agents full access, during normal business hours and upon reasonable notice, to the properties of Company and its Subsidiaries and shall disclose and make available, and shall cause its Subsidiaries to disclose and make available, (together with the right to copy) to Parent and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Company and its Subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant’s reports, plans affecting employees, securities transfer records and shareholder lists, and any other assets, business activities or prospects in which Parent may have a reasonable interest, and Company shall use its reasonable best efforts to provide Parent and its representatives access to the work papers of Company’s accountants.

(b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten Business Days prior notice thereof so that such other party may seek a protective order or other appropriate remedy, and provided further, in the event such other party is unable to obtain a protective order or such other remedy, the party that is subject to such legal requirement shall furnish only that portion of such information which it is advised by counsel is legally required and shall use best efforts to insure that confidential treatment will be accorded such information. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law. In addition, that certain Confidentiality Agreement between Parent and Company, dated February 1, 2006 (the “Confidentiality Agreement”), shall remain in full force and effect (unless any terms therein conflict with this Agreement, in which case the terms of this Agreement shall prevail) until the Termination of this Agreement or the Effective Time, whichever shall occur first.

Section 5.4 Shareholder Approval.

(a) Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”), to be held as soon as practicable after the date on which the Form S-4 becomes effective, for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. Except as permitted by Section 5.4(b) below, the Board of Directors of Company shall recommend approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (the “Company Recommendation”), shall include such recommendation in the Proxy Statement and shall use all reasonable efforts to obtain the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Shares entitled to vote thereon at the Company Shareholders’ Meeting (the “Company Shareholder Approval”). Unless permitted by Section 5.4(b) below, neither the Board of Directors of Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Parent, the approval of this Agreement, the transactions contemplated hereby or the Company Recommendation (any of the foregoing, a “Change in the Company Recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend) by the Board of Directors of Company or any committee thereof of an Alternative Transaction, or any failure by the Board of Directors of Company to recommend against an Alternative Transaction within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act. In the event that Parent determines that additional time may be required in order to seek the vote of Company shareholders required to obtain the Company Shareholder Approval, Company will delay, postpone or adjourn the Company Shareholders’ Meeting as requested by Parent.

(b) Prior to obtaining the Company Shareholder Approval, if the Board of Directors of Company has not breached the provisions of Section 5.5, the Board of Directors of Company may effect a Change in the Company Recommendation, if and only to the extent that the Board of Directors of Company determines in good faith (after consulting with outside legal counsel) that failure to effect such Change in the Company Recommendation would violate the fiduciary duties of Company Board of Directors under Delaware corporation law; provided, that, prior to taking any such action, Company has given Parent (orally and in writing) notice at least ten (10) Business Days prior to such change, which notice advises Parent of the decision of the Board of Directors of Company to take such action, including the reasons therefor.

(c) Nothing contained in this Agreement shall prevent the Board of Directors of Company from complying with Rules 14d-9 or 14e-2 under the Exchange Act with regard to an Alternative Transaction; provided, however, that any such disclosure that relates to a Alternative Transaction (other than a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change in Company Recommendation (and, for the avoidance of doubt, any such Change in Company Recommendation shall be subject to the provisions of Section 5.4(b)) unless the Board of Directors of Company reaffirms the Company Recommendation in such disclosure.

(d) Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, (i) this Agreement shall be submitted to the shareholders of Company for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby, and nothing contained herein shall be deemed to relieve Company of such obligation, and (ii) Company shall not submit to the vote of its shareholders any Alternative Proposal, shall not enter into any contract or agreement providing for any Alternative Transaction and shall not permit the consummation of any Alternative Transaction.

Section 5.5 No Solicitation.

(a) None of Company, or any of its Subsidiaries, or any officer, director, employee, agent or representative (including any financial advisor, attorney or other representative) of Company or any of its Subsidiaries shall directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving Company or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an “Alternative Proposal”), (ii) participate in any discussions or negotiations regarding an Alternative Transaction or (iii) enter into any agreement regarding any Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of Company shall be permitted, prior to the meeting of Company shareholders to be held pursuant to Section 5.4, and following at least 24 hours prior notice to Parent, and subject to compliance with the other terms of this Section 5.5 and to first entering into a confidentiality agreement with the Person proposing such Alternative Proposal on terms substantially similar to, and no less favorable to Company than those contained in the Confidentiality Agreement, to consider and participate in discussions and negotiations with respect to a bona fide Alternative Proposal received by Company, if and only to the extent that and so long as the Board of Directors of Company reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would cause it to violate its fiduciary duties.

(b) As used in this Agreement, “Alternative Transaction” means any of (i) a transaction pursuant to which any Person (or group of Persons) (other than Parent or its Affiliates), directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of Company common stock, Series A Cumulative Preferred Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving Company (other than the Merger), (iii) any transaction pursuant to which any Person (or group of Persons) (other than Parent or its Affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Company and securities of the entity surviving any merger or business combination including any of Company’s Subsidiaries) of Company representing more than 25% of the fair market value of all the assets, net revenues or net income of Company, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving Company, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of Company immediately prior to such transactions do not, in the aggregate, own at least 75% of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of Company common stock immediately prior to the consummation thereof.

(c) Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Alternative Proposal, or any material modification of or material amendment to any Alternative Proposal, or any request for nonpublic information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any Person or entity that informs Company that it is considering making, or has made, an Alternative Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the Person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting nonpublic information or access to the books and records of Company or any of its Subsidiaries, and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal. Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request. Company shall also promptly, and in any event within 24 hours, notify Parent, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal in accordance with this Section 5.5.

(d) Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted heretofore with respect to any of the foregoing. Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which Company is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Alternative Proposal.

(e) Company shall ensure that the officers, directors and all employees, agents and representatives (including any financial advisors, attorneys or other representatives) of Company and its Subsidiaries are aware of the restrictions described in this Section 5.5 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 5.5 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Company or any of its Subsidiaries, at the direction or with the consent of Company or any of its Subsidiaries, or otherwise as a result of the failure of Company or any of its Subsidiaries to meet their respective obligations hereunder, shall be deemed to be a breach of this Section 5.5 by Company.

Section 5.6 Notice of Deadlines. Disclosure Schedule 5.6 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Company or any of its Subsidiaries is a party.

Section 5.7 Affiliates. No later than thirty days following the execution of this Agreement, Company shall deliver to Parent a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the shareholders of Company, “affiliates” of Company for purposes of Rule 145 under the Securities Act. In addition, Company shall use commercially reasonable best efforts to cause each Person who is identified as an “affiliate” in the letter referred to above to deliver to Parent not later than thirty days prior to the Effective Time of the Merger, a written agreement substantially in the form of Exhibit 5.7 providing that such Person will not sell, pledge, transfer or otherwise dispose of Company Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the Parent Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act, and the rules and regulations thereunder. Parent shall not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Shares by such Persons.

Section 5.8 Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

Section 5.9 Consents to Assign and Use Leased Premises; Extensions.

(a) With respect to the leases disclosed in Disclosure Schedule 3.15(b), Company will obtain all Consents necessary to transfer and assign all right, title and interest of Company to Merger Sub and to permit the use and operation of the leased premises by Merger Sub on such terms as are reasonably acceptable to Parent.

(b) At the election of Parent, with respect to each lease disclosed in Disclosure Schedule 3.15(b) that expires on or prior to December 31, 2006, Company shall take, or shall cause to be taken, all steps reasonably requested by Parent to negotiate extensions of such leases on such terms as are reasonably acceptable to Parent.

Section 5.10 Conforming Accounting and Reserve Policies. At the request of Parent, Company shall immediately prior to Closing establish and take such reserves and accruals as Parent reasonably shall request to conform Company’s accounting policies to the policies of Parent, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on Company and further provided that no adjustment will be made that does not conform to generally accepted accounting principles. No adjustment shall violate any law, rule or regulation applicable to Company.

Section 5.11 Publicity. Except as otherwise required by law or the rules of the NYSE or the NASDAQ, so long as this Agreement is in effect, neither Parent nor Company shall, or shall permit any of their respective Subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

Section 5.12 Warrant Cancellation and Reserve of Exercise Proceeds. Contemporaneously with the mailing of the Proxy Statement, Company agrees to send the appropriate notice under the Company Warrant agreements so that any Company Warrants not exercised prior to the Effective Time shall be cancelled. Company shall set aside and reserve all monies to be deposited pursuant to Section 2.4(a)(ii) until deposited with the Exchange Agent.

Section 5.13 Option Cancellation and Reserve of Exercise Proceeds. Contemporaneously with the mailing of the Proxy Statement, Company agrees to send the appropriate notice under the Company Option agreements (or plans) so that any Company Options not exercised prior to the Effective Time shall be cancelled. Company shall set aside and reserve all monies to be deposited pursuant to Section 2.4(a)(ii) until deposited with the Exchange Agent.

Section 5.14 Directors and Officers Insurance.

(a) For a period of six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time, against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable provisions of the DGCL and the terms of the Company’s articles of organization or by-laws; provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

(b) Parent or the Surviving Corporation shall maintain the Company’s existing officers’ and directors’ liability insurance (“D&O Insurance”) for a period of not less than six years after the Effective Time; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall use its reasonable best efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall Parent be required to pay annual premiums for insurance under this Section 5.14 in excess of $290,000; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.14 for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance (up to the amount of insurance required by this Section 5.14) as can be obtained for an annual premium not in excess of $290,000 plus any amounts paid to Parent or the Surviving Corporation for the purpose of obtaining such insurance by such former directors and officers after the date hereof. In lieu of the foregoing, the Surviving Corporation may obtain a “tail” policy of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers covering events occurring at or prior to the Effective Time for a period of not more than six years after the Effective Time at a cost not to exceed $290,000.

Section 5.15 Ordinary Course of Business. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except (i) as expressly contemplated or permitted by this Agreement and (ii) for transactions between and among Parent and its wholly owned Subsidiaries), without the prior written consent of Company, which shall not be unreasonably withheld or delayed, Parent and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

ARTICLE 6

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

Section 6.2 Regulatory Matters.

(a) As promptly as practicable following the execution and delivery of this Agreement, Parent and Company shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger and a notification with respect to the transactions contemplated hereunder pursuant to the HSR Act. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Company. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

(b) Each party hereto will furnish the other party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

Section 6.3 Other Matters. The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between Parent or any of its Affiliates and any officer or employee of Company, or any of its Subsidiaries, or an obligation on the part of Parent or any of its Affiliates to employ any such officers or employees.

Section 6.4 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, Parent, on the one hand, and Company, on the other hand, will cause one or more of its respective designated representatives to confer on a regular and frequent basis with each other and to report with respect to the general status and the ongoing operations of each of their respective entities.

Section 6.5 Filing of Registration Statement.

(a) As promptly as reasonably practicable following the date hereof, Parent and Company shall cooperate in preparing mutually acceptable proxy materials that shall constitute the Proxy Statement and Parent and Company shall prepare, and Parent shall file with the SEC, a registration statement on Form S-4, of which the Proxy Statement will constitute a part, relating to the Parent Shares to be issued in connection with the transactions contemplated hereby (the “Form S-4”). Parent shall use reasonable best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Parent shall, as promptly as practicable after receipt thereof, provide Company with copies of any written comments, and advise it of any oral comments, with respect to the Form S-4 received from the SEC. Parent shall provide Company with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and Parent will provide Company with a copy of all such filings made with the SEC.

(b) No filing of, or any amendment or supplement to, the Proxy Statement or Form S-4 will be made by Company or Parent, respectively, without providing the other party the opportunity to review and comment thereon.

(c) Company will use reasonable best efforts to cause the Proxy Statement to be mailed to Company stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent will advise Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4. If, at any time prior to the Effective Time, any information relating to Parent or Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or Company and such information should be set forth in an amendment or supplement to any of the Form S-4 so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Company.

(d) Parent shall take all actions required to qualify or obtain exemptions from such qualifications for the Parent Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

Section 6.6 Reservation of Shares. Parent shall reserve for issuance such number of Parent Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of Parent Shares remaining unissued shall not be sufficient to meet such obligation, Parent shall take all appropriate actions to increase the amount of its authorized common stock.

Section 6.7 Consideration. Parent shall issue the Parent Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.

Section 6.8 Retention Bonus Pool. Parent shall agree to the payment by Company of up to $1,000,000 to be distributed to certain Company employees. The names of such employees, the bonus amounts to be paid and the timing of payment of such amounts shall be determined by mutual agreement of Parent and Company prior to the Effective Time. Each employee receiving a retention bonus pursuant to this Section 6.8 shall, prior to payment, sign a retention bonus agreement in form and substance agreeable to Parent and Company.

Section 6.9 NYSE Listing. Parent shall cause the Parent Shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

Section 6.10 Benefit Plans.

(a) Upon consummation of the Merger, employees of Company shall be entitled, at the discretion of Parent, to either participate in Parent retirement, welfare benefit and similar plans without waiting periods, exceptions for pre-existing conditions, requirement of insurability or actively at work requirement or exclusion and giving effect to years of service with Company as if such service were with Parent as well as credit under Parent’s group health plans for all deductibles and co-payments and amounts paid toward out of pocket limits made by such employees under the group health plans maintained by Company prior to the Effective Time or, alternatively, to remain in the employee benefit plans sponsored by Company and in which they are entitled to participate.

(b) Merger Sub and Parent also shall honor in accordance with their terms as in effect on the date of this Agreement (or as amended or extended thereafter with the prior written consent of Merger Sub and Parent), (1) all of Company’s obligations for vacation, sick leave, personal leave and the like accrued and unused through the date of the consummation of the Merger and (2) all employment, severance, consulting and other compensation contracts and agreements disclosed in writing by Company to Merger Sub and executed in writing by Company on the one hand and any individual current or former director, officer or employee thereof on the other hand.

ARTICLE 7

MUTUAL CONDITIONS TO CLOSING

The obligations of Parent and Merger Sub, on the one hand, and Company, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of Company.

Section 7.2 Regulatory Approvals. All Consents of the Regulatory Authorities required in order to consummate the Merger shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the Merger as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of Parent; and, provided further, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent of any Regulatory Authority shall be deemed to materially adversely impact the economic or business benefits of the Merger unless it materially differs from terms and conditions customarily imposed by any such Regulatory Authority in connection with the acquisition of similar companies under similar circumstances.

Section 7.3 Registration Statement. The Form S-4 shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Form S-4 shall have been initiated.

Section 7.4 NYSE Listing. The Parent Shares to be issued to the holders of Company Shares upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

Section 7.5 No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger.

ARTICLE 8

CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB

The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent and Merger Sub, at or prior to the Effective Time, of the following conditions:

Section 8.1 Representations and Warranties. The representations and warranties of Company and its Subsidiaries set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 3.1, which shall be true and correct in all material respects, and Section 3.2, which shall be true and correct in all respects) shall be deemed to be true and correct in all respects as of the date of this Agreement and the Effective Time unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Company. Parent shall have received a certificate signed on behalf of Company by the Chief Executive Officer or Chief Financial Officer of Company to the foregoing effect.

Section 8.2 Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Parent shall have received a certificate signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to such effect.

Section 8.3 Opinion of Counsel. Parent shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to Company, acceptable to Parent to the effect set forth in Exhibit 8.3 hereto.

Section 8.4 Consents Under Agreements. Company shall have obtained the consent or approval of any Person not identified in Disclosure Schedule 3.6(b) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of Company, or any of its Subsidiaries, under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument (except as would not reasonably be expected to have a Material Adverse Effect on Company).

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF COMPANY

The obligation of Company to effect the Merger is also subject to the satisfaction, or waiver by Company, at or prior to the Effective Time, of the following conditions:

Section 9.1 Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Parent. Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent to the foregoing effect.

Section 9.2 Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

Section 9.3 Parent Shares. The Parent Shares to be issued in connection herewith shall be (i) duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through Parent; and (ii) authorized for listing on the NYSE, subject to official notice of issuance.

Section 9.4 Opinion of Counsel. Company shall have received an opinion of Williams Mullen, counsel to Parent, acceptable to Company to the effect set forth in Exhibit 9.4 hereof.

ARTICLE 10

TERMINATION, WAIVER AND AMENDMENT

Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company:

(a) by mutual consent of Company and Parent in a written instrument authorized by the Boards of Directors of Company and Parent;

(b) by either Parent or Company, if any Governmental Authority that must grant approval to Parent or Company, respectively, has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c) by either Parent or Company, if the Merger shall not have been consummated on or before December 31, 2006, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

(d) by either Parent or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement by the non-terminating party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Article 8 or Article 9, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

(e) by Parent, if the Board of Directors of Company shall have (i) failed to include the Company Recommendation in the Form S-4, (ii) breached its obligations under Section 5.4, or (iii) in a manner adverse to Parent, (x) withdrawn, modified or qualified, or proposed to withdraw, modify or qualify, the Company Recommendation, (y) taken any public action or made any public statement in connection with the Company Shareholders’ Meeting inconsistent with such recommendation or (z) recommended any Alternative Proposal (or, in the case of this clause (iii), resolved to take any such action), whether or not permitted by the terms hereof;

(f) by Company as permitted by Section 2.1(c); or

(g) by either Parent or Company if the Company Shareholder Approval has not been obtained by reason of failure to obtain the required vote at the Company Shareholders’ Meeting.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f) or (g) of this Section 10.1 shall give written notice of such termination to the other party in accordance with Section 11.4, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that (i) the provisions of this Section 10.2, Section 10.5, Section 10.6 and Article 11 of this Agreement shall survive any such termination and abandonment, and (ii) neither Company nor Parent shall be released from liability for damages arising out of its intentional breach of any provision of this Agreement.

Section 10.3 Amendments. To the extent permitted by law, this Agreement and the Certificate of Merger may be amended by a subsequent writing signed by each of Parent, Merger Sub, and Company.

Section 10.4 Waivers. Subject to Section 11.11 hereof, prior to or at the Effective Time of the Merger, Parent and Merger Sub, on the one hand, and Company, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other’s obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

Section 10.5 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Parent or Merger Sub, or Company shall not survive the Effective Time of Merger, except that any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any Person other than Parent, Merger Sub, Company (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of Parent, Merger Sub or Company contained herein shall be deemed to be terminated or extinguished so as to deprive Parent or Merger Sub, on the one hand, and Company, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any Person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Parent, Merger Sub or Company and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

Section 10.6 Termination Fee; Expenses.

(a) Except as provided in Section 10.6(b), all fees and expenses incurred by the parties hereto shall be borne solely by the party that has incurred such fees and expenses.

(b) In the event that (i) an Alternative Proposal shall have been made known to Company or shall have been made directly to its shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal and thereafter this Agreement is terminated either pursuant to Section 10.1(c), Section 10.1(d) (provided Parent terminates due to Company or Company Subsidiary breach) or 10.1(g), and such Alternative Proposal (whether or not modified after it was first made) is consummated within one year after such termination, or (ii) this Agreement is terminated by Parent pursuant to Section 10.1(e) (other than as a result of a Change in Company Recommendation resulting from the occurrence of a Parent Material Adverse Effect and the election of Parent not to pay 100% of the Merger Consideration in cash) then Company shall pay to Parent on the date of such termination, or in the case of sub clause (i) upon the earlier of entering into an agreement providing for an Alternative Transaction and consummation of an Alternative Transaction, a termination fee in the amount of $15,000,000 (the “Termination Fee”). Company acknowledges that the agreements contained in this Section 10.6(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. The fee arrangement contemplated hereby shall be paid pursuant to this Section 10.6(b) regardless of any alleged breach by Parent of its obligations hereunder.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Alternative Structure. The parties agree that Parent may change the method of effecting the business combination with Company, including, without limitation, by merging Company into a wholly-owned Subsidiary of Parent, or by undertaking an ex-change/tender offer followed by a second-step merger, and Company shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement; provided, however, that any actions taken pursuant to this Section 11.1 shall not (i) alter or change the kind or amount of consideration to be issued to holders of Company common stock or in exchange for Company Options or Company Warrants as provided for in this Agreement or (ii) materially delay receipt of the Regulatory Approvals or consummation of the Merger.

Section 11.2 Definitions; Rules of Construction.

(a) Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“Action” shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, proceeding or investigation by or before any Governmental Authority (and whether brought by any Governmental Authority or any other Person).

“Affiliate” of a Person shall mean (i) any other Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such Person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such Person or (iii) any other Persons for which a Person described in clause (ii) acts in any such capacity.

“Aggregate Cash Consideration” shall have the meaning set forth in Section 2.1(d) of this Agreement.

“Aggregate Cash Shares” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“Aggregate Stock Consideration” shall have the meaning set forth in Section 2.1(d) of this Agreement.

“Aggregate Stock Shares” shall have the meaning set forth in Section 2.2(c) of this Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Alternative Proposal” shall have the meaning set forth in Section 5.5(a) of this Agreement.

“Alternative Transaction” shall have the meaning set forth in Section 5.5(b) of this Agreement.

“Banking Regulatory Consents” shall have the meaning set forth in Section 3.7 of this Agreement.

“Bureaus of Insurance” shall mean, collectively, the bureaus of insurance (or similar agency or Governmental Authority) for each state or federal jurisdiction in which Company or any Company Subsidiary is a licensed insurance underwriter, including, but not limited to, the California Department of Insurance.

“Business Day” shall mean any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

“Cash Election” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Cash Fraction” shall have the meaning set forth in Section 2.2(b)(iii) of this Agreement.

“Certificate” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Change in the Company Recommendation” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“Closing Date” or “Closing” shall have the meaning set forth in Section 1.1(b) of this Agreement.

“COBRA” shall have the meaning set forth in Section 3.13(d) of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company Contracts” shall have the meaning set forth in Section 3.17 of this Agreement.

“Company Insurance Subsidiaries” shall have the meaning set forth in Section 3.1(b)(ii) of this Agreement.

“Company Intangibles” shall have the meaning set forth in Section 3.27(a)(i) of this Agreement.

“Company Lender Services Subsidiaries” shall have the meaning set forth in Section 3.1(b)(ii) of this Agreement.

“Company License” shall have the meaning set forth in Section 3.27(b) of this Agreement.

“Company Options” shall have the meaning set forth in Section 3.2 of this Agreement.

“Company Real Property” shall have the meaning set forth in Section 3.15(a) of this Agreement.

“Company Recommendation” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“Company SEC Reports” shall have the meaning set forth in Section 3.28 of this Agreement.

“Company Shares” shall mean the common stock, par value $.001 per share, of Company.

“Company Shareholder Approval” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“Company Shareholders’ Meeting” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“Company Warrants” shall have the meaning set forth in Section 3.2 of this Agreement.

“Confidentiality Agreement” shall have the meaning set forth in Section 5.3(b) of this Agreement.

“Consent” shall mean a consent, approval or authorization; waiver, clearance, exemption or similar affirmation by any Person pursuant to any lease, contract, permit, law, regulation or order.

“Consideration Mix” shall have the meaning set forth in Section 2.1(c).

“Contractual Obligation” shall mean, with respect to any Person, any written contract, agreement, deed, mortgage, lease, sublease, license, indenture, guarantee, commitment, undertaking or arrangement, or other consensual document or instrument, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and Bylaws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property of such Person is subject or bound; provided, that the term “Contractual Obligation” shall not include obligations with respect to title insurance policies underwritten by Parent, Company, a Company Subsidiary or Merger Sub.

“Derivative Contracts” shall have the meaning set forth in Section 3.24 of this Agreement.

“DGCL” shall mean the Delaware General Corporation Law.

“D&O Insurance” shall have the meaning set forth in Section 5.14 of this Agreement.

“Dissenting Shares” shall have the meaning set forth in Section 2.6(a) of this Agreement.

“Effective Time of the Merger” or “Effective Time” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Effective Time Stock Value” shall have the meaning set forth in Section 2.1(b)(i) of this Agreement.

“Election Deadline” shall have the meaning set forth in Section 2.2(f) of this Agreement.

“Environmental Laws” shall mean any Legal Requirement in effect on or prior to the Closing Date relating to (i) releases or threatened releases of Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution of the environment or the protection of human health or the environment.

“ERISA” shall have the meaning set forth in Section 3.13(a) of this Agreement.

“ERISA Affiliate” means Company and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Company under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 2.2(f) of this Agreement.

“Exchange Fund” shall have the meaning set forth in Section 2.4(a) of this Agreement.

“Exchange Ratio” means the fraction a Parent Share that is issued for an Company Share pursuant to Section 2.1(b)(i) hereof.

“Financial Statements of Company” shall have the meaning set forth in Section 3.3(a) of this Agreement.

“Financial Statements of Parent” shall have the meaning set forth in Section 4.5(a) of this Agreement.

“Form of Election” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Form S-4” shall have the meaning set forth in Section 6.5 of this Agreement.

“Governmental Authority” shall mean any United States federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

“Governmental Order” shall mean any written order, writ, judgment, injunction, decree, determination or award entered by or with any Governmental Authority.

“Guarantee of Delivery” shall have the meaning set forth in Section 2.2(f) of this Agreement.

“Hazardous Substances” shall mean (i) substances defined in or regulated under the following federal statutes and their state counterparts as amended on or prior to the Effective Time, as well as these statutes’ implementing regulations as amended on or prior to the Effective Time as interpreted by administering Governmental Authorities: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) PCBs; and (vi) asbestos.

“HIPAA” shall have the meaning set forth in Section 3.13(d) of this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Insurance Regulatory Consents” shall have the meaning set forth in Section 3.7 of this Agreement.

“Intellectual Property” shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” shall mean, with respect to (i) Company and/or its Subsidiaries, the knowledge, after due inquiry, of each person listed on Disclosure Schedule 11.2(A), including any facts or information that any such person should have known in the course of performing his or her duties in a reasonable and prudent manner and (ii) Parent, the knowledge, after due inquiry, of each person listed on Disclosure Schedule 11.2(B), including any facts or information that any such person should have known in the course of performing his or her duties in a reasonable and prudent manner.

“Liabilities” shall mean any and all liabilities and obligations, whether accrued, fixed, absolute or contingent, matured or unmatured or determined or determinable, or otherwise.

“Legal Requirement” shall mean any United States federal, state or local or any foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

“Losses” shall mean any and all losses, damages, obligations, liabilities, claims, awards (including, without limitation, awards of punitive or treble damages or interest), assessments, amounts paid in settlement, judgments, orders, decrees, fines and penalties, costs and expenses (including, without limitation, reasonable legal costs and expenses).

“Material Adverse Effect” with respect to a party hereto shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or shareholders equity of such party, (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, (iii) involves Company or a Subsidiary of Company and would be materially adverse to the interests of Parent, (iv) involves Parent or Merger Sub and will be materially adverse to the interests of Company or its shareholders, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) actions and omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement. Notwithstanding the foregoing, the term Material Adverse Effect shall not include any event, change, or occurrence to the extent attributable to changes in general economic conditions in the United States or conditions affecting the title insurance industry generally (including without limitation changes in financial or market conditions) that do not have a materially disproportionate impact on the Company and its Subsidiaries.

“Merger” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Merger Sub” shall have the meaning set forth in the preamble to this Agreement.

“Merger Consideration” means the number of whole Parent Shares, plus cash in lieu of any fractional share interest, and/or the amount of cash into which Company Shares shall be converted pursuant to the provisions of Section 2.1(b) hereof.

“Miller Agreements” shall mean the Stock Option Agreement dated June 16, 2004, between the Company and Miller Capital Corporation, the Consulting Agreement dated February 1, 2006, between the Company and Miller Capital Corporation, and the Letter of Agreement dated June 16, 2002.

“NAIC” means the National Association of Insurance Commissioners.

“NASDAQ” means the National Association of Securities Dealers, Inc.

“Non-Electing Shares” shall have the meaning set forth in Section 2.2(d)(iii) of this Agreement.

“Non-Election” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Non-Election Fraction” shall have the meaning set forth in Section 2.2(d)(iii) of this Agreement.

“NYSE” shall mean the New York Stock Exchange.

“Parent” shall have the meaning set forth in the preamble to this Agreement.

“Parent Average Price” shall mean the average of the daily closing prices of Parent Shares on the NYSE for the 15 trading days immediately preceding any given date; provided that for any trading day within such 15 day period there are no trades of Parent Shares, then the closing price on any such day shall be deemed to be the closing price on the immediately preceding day on which Parent Shares traded.

“Parent Contract” shall have the meaning set forth in Section 4.15(a) of this Agreement.

“Parent SEC Reports” shall have the meaning set forth in Section 4.5(d) of this Agreement.

“Parent Shares” shall mean the common stock, with no par value, of Parent and the Rights to Purchase Series A Junior Participating Preferred Stock attached to and traded with the shares of common stock of Parent. The value attributable to such rights, if any, is reflected in the market price of the shares of Parent common stock.

“PBGC” shall have the meaning set forth in Section 3.13(a) of this Agreement.

“Per Share Cash Consideration” shall have the meaning set forth in Section 2.1(b)(ii) of this Agreement.

“Per Share Stock Consideration” shall have the meaning set forth in Section 2.1(b)(i) of this Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity, Governmental Authority or other legal entity.

“Proxy Statement” shall have the meaning set forth in Section 3.7 of this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission (the “FTC”), the United States Department of Justice (the “Justice Department”), the Bureaus of Insurance and all other federal and state regulatory agencies having jurisdiction over the parties, the NASDAQ, the NYSE, all national securities exchanges and the SEC.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Cumulative Preferred Stock” shall have the meaning set forth in Section 3.2 of this Agreement.

“SRO” shall have the meaning set forth in Section 3.7 of this Agreement.

“Stock Election” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Subsidiary” shall mean, as the case may be, any Person of which either Merger Sub, Parent, Company (or other specified Person) shall own directly or indirectly at least a majority of the outstanding capital stock (or other equity interest) or in which either Merger Sub, Parent, Company (or other specified Person) is a general partner or joint venturer without limited liability.

“Surviving Corporation” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Termination Fee” shall have the meaning set forth in Section 10.6(b) of this Agreement.

“Third Party Intellectual Property” shall have the meaning set forth in Section 3.27(b) of this Agreement.

Section 11.3 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among Parent, Merger Sub and Company with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

If to Company:

Donald R. Head

Capital Title Group, Inc.

14648 North Scottsdale Road, Suite 125

Scottsdale, Arizona 85254

Facsimile: (480) 624-4201

with a copy to:

Christopher D. Johnson, Esquire

Squire, Sanders & Dempsey L.L.P.

Two Renaissance Square

40 North Central Avenue, Suite 2700

Phoenix, Arizona 85004-4498

Facsimile: (602) 253-8129

If to Merger Sub or Parent, then to:

Holly H. Wenger, Esquire

LandAmerica Financial Group, Inc.

101 Gateway Centre Parkway

Gateway One

Richmond, Virginia 23235

Facsimile: (804) 267-8827

with a copy to:

R. Brian Ball, Esquire

Williams Mullen

Two James Center

16th Floor

Richmond, Virginia 23218-1320

Facsimile: (804) 783-6507

All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third Business Day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

Section 11.5 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

Section 11.6 Costs and Expenses. Except as provided herein, expenses incurred by Company on the one hand and Parent on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party which has incurred same.

Section 11.7 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

Section 11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by Merger Sub to another Affiliate of Parent).

Section 11.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

Section 11.11 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

Section 11.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof”, “herein”, and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including”, “included”, “such as”, or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

Section 11.13 Subsidiaries. Unless a different meaning is expressly required, each covenant, representation or warranty of a party contained herein shall be construed to apply to such party and its Subsidiaries.

Section 11.14 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to its principles of conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

PARENT:

ATTEST:	LANDAMERICA FINANCIAL GROUP, INC.

/s/ CHRISTOPHER J. MINER	By:	/s/ THEODORE CHANDLER JR.
	Name:	Theodore Chandler Jr.
	Title:	President and Chief Executive Officer

MERGER SUB:

ATTEST:	CTG ACQUISITION CORPORATION

/s/ CHRISTOPHER J. MINER	By:	/s/ THEODORE CHANDLER JR.
	Name:	Theodore Chandler Jr.
	Title:	President and Chief Executive Officer

COMPANY:

ATTEST:	CAPITAL TITLE GROUP, INC.

/s/ MARK C. WALKER	By:	/s/ DONALD R. HEAD
	Name:	Donald R. Head
	Title:	President, CEO and Chairman

Annex B

SHAREHOLDER VOTING AGREEMENT

THIS SHAREHOLDER VOTING AGREEMENT, dated as of March 28, 2006 (this “Agreement”), by and among the persons or entities designated as Shareholders on the signature page hereto (the “Shareholders” and each a “Shareholder”), LandAmerica Financial Group, Inc., a Virginia corporation (“Parent”), and CTG Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, each Shareholder is a director and/or officer of Capital Title Group, Inc., a Delaware corporation (“Company”), “beneficially owns” (as such term is defined in Rule 31-d promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of the common stock, par value $.001 per share (collectively, the “Common Stock”), of Company, set forth next to his name on Exhibit A attached hereto and incorporated by reference herein (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by any Shareholder prior to the termination of this Agreement, whether by exercise of options, warrants or otherwise, are collectively referred to herein as the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub shall merge with and into Company, whereupon the separate existence of Merger Sub shall cease, and Company shall be the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as inducement and in consideration therefore, each Shareholder has agreed to enter into this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

1.	Nature of Agreement. This Agreement is intended to qualify as a voting agreement entered into and in accordance with and pursuant to the terms of Section 218(c) of the Delaware Corporation Law, as amended.

2.	Representations and Warranties of the Shareholders.

Each Shareholder represents and warrants to Parent and Merger Sub, severally as to himself and with respect to his Shares, as follows:

(a) Such Shareholder’s Shares constitute all of the shares of Common Stock beneficially owned, directly or indirectly, by such Shareholder or for his benefit. Such Shareholder’s Shares are owned of record and beneficially by such Shareholder with good and valid title thereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions (collectively, “Liens”).

(b) The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Shareholder’s Shares under (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound or (ii) any judgment, writ, decree, order or ruling applicable to such Shareholder.

(c) Such Shareholder has full power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms.

(d) Such Shareholder has the unqualified right and authority (i) to vote (or cause to be voted) the Shares that are beneficially owned by him for the matters addressed in Section 6(a) below and (ii) to grant the proxy to vote on such matters pursuant to Section 6(b) below.

(e) Neither the execution and delivery of this Agreement nor the performance by such Shareholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Shareholder or (ii) violate any law, decree, statute, rule or regulation applicable to such Shareholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority.

3.	Transfer of the Shares.

During the term of this Agreement, except as otherwise provided herein, no Shareholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Shareholder’s Shares, (b) deposit such Shareholder’s Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Common Stock or any other securities of Company.

4.	No Solicitation.

Each Shareholder agrees that he or she shall not, and he shall use all reasonable efforts to cause his respective agents and representatives not to, take any action that Company would be prohibited from taking pursuant to Section 5.5 of the Merger Agreement.

5.	Waiver of Dissenters Rights.

Each Shareholder hereby irrevocably waives any dissenters rights with respect to the Merger that such Shareholder may have.

6.	Voting of Shares; Irrevocable Proxy.

(a) During the term of this Agreement, each Shareholder, in his capacity as such, hereby agrees at any annual, special or adjourned meeting of the shareholders of Company, however called, or in connection with any written consent of the shareholders of Company, such Shareholder shall vote (or cause to be voted) each of his Shares (1) in favor of the Merger, the execution and delivery by Company of the Merger Agreement and the approval and adoption of the terms thereof; and (2) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any action, proposal, transaction or agreement that would result in a breach in ay respect of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement or of any Shareholder contained in this Agreement, (ii) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Company or its subsidiaries; (iii) a sale, lease or transfer of a material amount of assets of Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Company or its subsidiaries; or (iv) (A) any change in a majority of the persons who constitute the Board of Directors of Company as of the date hereof; (B) any change in the present capitalization of Company or any amendment of Company’s articles of incorporation or bylaws, as amended to date; (C) any other material change in Company’s corporate structure or business; or (D) any Competing Transaction or any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

(b) Each Shareholder hereby irrevocably constitutes and appoints Parent and any designee of Parent, and each of them as his sole and exclusive and true and lawful agent and attorney-in-fact, with full power of substitution, to vote or act by written consent with respect to the Shares beneficially held by him as indicated in Section 6(a) above, to the same extent and with the same effect as the Shareholder might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Delaware corporation. This proxy shall become effective as of the date hereof and shall expire upon termination of this Agreement. This proxy is coupled with an interest and shall be irrevocable and binding upon any and all transferees of the Common Stock so long as it remains in effect pursuant to the terms hereof. This proxy/power of attorney shall survive the dissolution, bankruptcy, death or incapacity of each Shareholder. Each Shareholder will take such further action as may be necessary to effect the foregoing and hereby revokes any proxy previously granted by such Shareholder with respect to such Shareholder’s Common Stock. The proxy given herein is limited to the matters addressed in Section 6(a) above, and nothing herein shall be deemed to constitute a proxy to vote on any matter that is not addressed in Section 6(a).

(c) Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit the rights and obligations of the Shareholder in his capacity as a director or officer of the Company from taking any action consistent with his fiduciary duties as a director or officer of the Company, and no action taken by the Shareholder in any such capacity shall be deemed to constitute a breach of any provision of this Agreement.

7.	Enforcement of the Agreement.

Each Shareholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Sub will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

8.	Adjustments.

The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Shareholder’s ownership of Company’s capital stock or other securities.

9.	Termination.

This Agreement will terminate upon the earliest to occur of (a) the mutual consent of Parent and Company, (b) the effective time of the Merger, or (c) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, all obligations of the parties hereto shall terminate except to the extent that any such party has committed a material breach of this Agreement prior to such termination.

10.	Expenses.

All fees and expenses incurred by any of the parties hereto after the date hereof shall be borne by the party incurring such fees and expenses.

11.	Miscellaneous.

(a) Each Shareholder agrees promptly to make all necessary filings, if any, and thereafter make any other required submissions, if any, with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any antitrust and competition laws of any other applicable jurisdiction and any other applicable law. Each Shareholder shall cooperate with Parent in connection with the making of any such filings referenced in the preceding sentence, including providing copies of all such documents to Parent and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

(b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(c) This Agreement contains the entire agreement among Parent, Merger Sub and the Shareholders with respect to the subject matter hereof, and supersedes all prior agreements among Parent, Merger Sub and the Shareholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

(d) The descriptive headings contained herein are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

(e) Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reliable overnight courier, telecopied or mailed by first class mail, return receipt requested, to the recipient at the address below indicated, or if to a Shareholder, the address listed below such Shareholder’s name on Exhibit A hereto.

12.	Notices to Parent or Merger Sub:

Holly H. Wenger, Esquire
LandAmerica Financial Group, Inc.
101 Gateway Centre Parkway
Gateway One
Richmond, Virginia 23235
Facsimile: (804) 267-8827

With a copy (which will not constitute Notice to Parent or Merger Sub) to:

R. Brian Ball, Esquire
Williams Mullen
Two James Center
16th Floor
Richmond, Virginia 23218-1320
Fax: (804) 783-6507

or to such other address or to the attention of such other party as any party may have furnished to the other parties in writing in accordance herewith.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

(g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub shall have the right to assign to Parent or any other direct or indirect wholly owned Subsidiary of Parent any and all rights and obligations of Merger Sub under this Agreement, provided that any such assignment shall not relieve Merger Sub from any of its obligations hereunder.

(h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(j) All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.

PARENT:

By:	/s/ THEODORE L. CHANDLER, JR.
Name:	Theodore L. Chandler, Jr.
Title:	President and Chief Executive Officer

MERGER SUB:

By:	/s/ THEODORE L. CHANDLER, JR.
Name:	Theodore L. Chandler, Jr.
Title:	President and Chief Executive Officer

/s/ DONALD R. HEAD
Donald R. Head

/s/ THEO F. LAMB
Theo F. Lamb

/s/ ROBERT B. LIVERANT
Robert B. Liverant

/s/ MARK C. WALKER
Mark C. Walker

/s/ DAVID C. DEWAR
David C. Dewar

/s/ TERRY S. JACOBS
Terry S. Jacobs

/s/ STEPHEN A MCCONNELL
Stephen A McConnell

/s/ BEN T. MORRIS
Ben T. Morris

Exhibit A

Name and Address of Shareholder(1)	Number of Shares Beneficially Owned
	Common Stock Directly Owned		Common Stock Owned Through Options	Common Stock Owned Through Warrants	Total
Donald R. Head	1,232,880	(2)	250,000		1,482,880
Theo F. Lamb	1,536,723		20,000		1,556,723
Robert B. Liverant	170,000		20,000		190,000
Mark C. Walker	108,000		150,000		258,000
David C. Dewar	60,000		20,000		80,000
Terry S. Jacobs	25,000		5,000		30,000
Stephen A McConnell	177,037		0		177,037
Ben T. Morris	97,037		20,000		117,037

(1)	The mailing address of each Shareholder is c/o Capital Title Group, Inc., 14648 North Scottsdale Road, Suite 125, Scottsdale, Arizona 85254.
(2)	Represents (a) 80,739 shares held by Mr. Head or his spouse; (b) 1,147,245 shares held by the Head Revocable Trust Dated April 1, 1975, of which Mr. Head and his spouse serve as trustees; and (c) 4,896 shares held by Mr. Head’s grandson, for which Mr. Head serves as custodian.

Annex C

[LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.]

March 24, 2006

The Board of Directors of Capital Title Group, Inc.

14648 North Scottsdale Road, Suite 125

Scottsdale, AZ 85254

Dear Members of the Board of Directors of Capital Title Group, Inc.:

We understand that Capital Title Group, Inc. (“Capital Title” or the “Company”) intends to enter into an agreement and plan of merger with LandAmerica Financial Group, Inc. (“LFG” or “LandAmerica”) whereby Capital Title shall be merged with and into a newly formed merger subsidiary of LFG (the “Merger”). In connection with the Merger, and subject to the Consideration Mix (defined herein) and the election procedures (as to which procedures we are expressing no opinion) set forth in the Merger Agreement (defined herein), each share of the Company’s common stock issued and outstanding shall be canceled in exchange for the right to receive, at the election of the holder thereof:

(i) a fraction (or the “Exchange Ratio”), rounded to the nearest one thousandth, of LFG’s common stock equal to “A” divided by “B” where “A” shall equal $8.00 and where “B” shall equal the average closing price of LFG’s common stock for the 15 days prior to the date of the Merger Agreement (the “Average Price”); however the Exchange Ratio is subject to certain adjustments in the event that the Average Price is greater than $8.25 or less than $7.75 at the effective time of the Merger (the “Per Share Stock Consideration”); or

(ii) cash in the amount of $8.00 (the “Per Share Cash Consideration”).

The Per Share Stock Consideration and the Per Share Cash Consideration are collectively referred to herein as the Merger Consideration. We further understand that the Merger Agreement sets forth that the aggregate Merger Consideration shall be composed of 20% LFG common shares and 80% cash (the “Consideration Mix”); subject to certain adjustments based upon the Average Price. The Merger and LFG’s payment of the Merger Consideration are referred to herein as the “Transaction.”

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board of Directors of Capital Title (the “Board”) of Capital Title as to whether, as of the date hereof, the Merger Consideration to be received by the Company’s common shareholders in connection with the Transaction is fair to such shareholders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company’s draft annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2005, which the Company’s management has identified as being the most current financial statements available; reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2004 and quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

2. reviewed LandAmerica’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2005;

3. met with certain members of the management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction and spoken with representatives of the Company’s investment bankers and counsel regarding the Company, the Transaction, and related matters;

4. visited the Company’s headquarters located in Scottsdale, Arizona;

The Board of Directors of Capital Title Group, Inc.

March 24, 2006

5. reviewed the draft Agreement and Plan of Merger by and among LandAmerica and Capital Title, dated March 21, 2006 ( the “Merger Agreement”);

6. reviewed forecasts and projections prepared by the Company’s management with respect to the Company for the fiscal year ended December 31, 2006 and discussed forecasts of certain cost savings, operating efficiencies and other synergies expected by management of the Company and LandAmerica to result from the Transaction (the “Synergies”);

7. reviewed the historical market prices and trading volume for the Company’s and LandAmerica’s publicly traded securities and those of certain publicly traded companies which we deemed relevant;

8. reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in related industries to the Company;

9. reviewed the Prospectus dated November 15, 2005 relating to a common stock offering of Capital Title shares;

10. reviewed presentations prepared by Ryan Beck & Co. relating to the November 15, 2005 common stock offering;

11. reviewed LandAmerica’s “Third Quarter 2005” presentation;

12. reviewed a Draft Indicative Offer Term Sheet dated February 21, 2006 and an Indicative Offer Term Sheet dated February 27, 2006 relating to the Transaction; and

13. conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, we have relied upon and assumed, without independent verification, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company and we express no opinion with respect to such forecasts and projections, including the Synergies, or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or LandAmerica since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading. We have also assumed that neither the Company nor LandAmerica is party to any material pending transaction, including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the Transaction).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement identified in item 5 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms set forth in the agreements provided to us, without any adjustment to the aggregate Merger Consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the

The Board of Directors of Capital Title Group, Inc.

March 24, 2006

disposition of any material portion of the assets of the Company or LandAmerica, or otherwise have an adverse effect on the Company or LandAmerica or the expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft agreements identified above will not differ in any material respect from such draft agreements to the extent that any such difference would affect the financial benefits to the common stockholders of the Company from the Transaction.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or LandAmerica is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or LandAmerica is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise any committee of the Board, the Board of Directors or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Except as set forth in our engagement letter, we have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We have not considered, nor are we expressing any opinion herein with respect to, the prices at which the common stock of LandAmerica has traded or may trade subsequent to the disclosure or consummation of the Transaction. We have assumed that the common stock to be issued in the Transaction to the shareholders of the Company will be listed on the NYSE.

This Opinion is furnished for the use and benefit of the Board of Directors of Capital Title in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to tender of their shares in connection with the Transaction. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan Lokey or any of its affiliates be made by any recipient of this Opinion, without the prior written consent of Houlihan Lokey. Notwithstanding the foregoing, this Opinion may be disclosed and reproduced, and references to Houlihan Lokey may be made, in proxy materials to be delivered to the stockholders of the Company in connection with their approval of the Merger, to the extent required in order to comply with applicable regulations of the Securities and Exchange Commission.

In the ordinary course of business, certain of our affiliates may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of the Company, LandAmerica and any other party that may be involved in the Transaction.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Board, the Company, their respective security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this

The Board of Directors of Capital Title Group, Inc.

March 24, 2006

Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, their respective security holders, or any other party, (vi) whether any security holder should vote in favor of the Transaction, (vii) the mix of Merger Consideration that any of the Company’s shareholders elect to receive in connection with the Transaction, or (viii) how LandAmerica shares trade once the Transaction is effectuated. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, the Board, and on the assumptions of the management of the Company as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, LandAmerica and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the common shareholders of the Company in the Transaction is fair to such shareholders from a financial point of view.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Annex D

DELAWARE CODE ANNOTATED

8 DEL. C. SEC. 262

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Virginia Code, and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or stockholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

As permitted by the Virginia Stock Corporation Act, our Articles of Incorporation contains provisions that indemnify our directors and officers to the full extent permitted by Virginia law and seek to eliminate the personal liability of directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by the Virginia Stock Corporation Act. These provisions do not limit or eliminate the rights of us or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, our Articles of Incorporation provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers.

The purpose of these provisions is to assist us in retaining qualified individuals to serve as directors by limiting their exposure to personal liability for serving as such. We have limited our exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us, or of an affiliate of us pursuant to our Articles of Incorporation or otherwise, the Board of Directors has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of March 28, 2006, by and among LandAmerica Financial Group, Inc., CTG Acquisition Corporation and Capital Title Group, Inc, included in Part I as Annex A to the proxy statement/prospectus that is a part of this Registration Statement.*

3.1	Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed May 24, 2006, File No. 1-13990.

3.2	Bylaws of LandAmerica Financial Group, Inc. (amended and restated October 26, 2005), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated October 26, 2005, File No. 1-13990.

4.1	Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

4.2	First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

4.3	Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

4.4	Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Registrant and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

4.5	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.5 of the Registrant’s Form 10-K for the year ended December 31, 2005, File No. 1-13990.

4.6	Note Purchase Agreement, dated as of August 31, 2001, by and among the Registrant and the purchasers named therein, with accompanying forms of 7.16% Senior Notes, Series A, due 2006, 7.45% Senior Notes, Series B, due 2008 and 7.88% Senior Notes, Series C, due 2011. The foregoing exhibits need not be filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant, by signing this Registration Statement on Form S-4, agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries, and for any unconsolidated subsidiaries for which financial statements are required to be filed that authorizes a total amount of securities not in excess of 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

4.7	Indenture, dated November 26, 2003, between the Registrant and JP Morgan Chase Bank, as trustee, including Form of 3.125% Convertible Senior Notes due 2033, incorporated by reference to Exhibit 4.7 of the Registrant’s Registration Statement on Form S-3, File No. 333-113004, filed February 23, 2004.

Exhibit No.	Document

4.8	Registration Rights Agreement, dated November 26, 2003, between the Registrant and the initial purchasers of the Registrant’s 3.125% Convertible Senior Notes due 2033, incorporated by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form S-3, File No. 333-113004, filed February 23, 2004.

4.9	Indenture, dated May 11, 2004, between the Registrant and JP Morgan Chase Bank, as Trustee, including Form of 3.25% Senior Convertible Debentures due 2034, incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-Q for the quarter ended June 30, 2004, File No. 1-13990.

4.10	Registration Rights Agreement, dated May 11, 2004, between the Registrant and the initial purchasers of the Registrant’s 3.25% Senior Convertible Debentures due 2034, incorporated by reference to Exhibit 4.2 of the Registrant’s Form 10-Q for the quarter ended June 30, 2004, File No. 1-13990.

5.1	Legal opinion of Williams Mullen.*

21.1	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21 of the Registrant’s Form 10-K for the year ended December 31, 2005, File No. 1-13990.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of Ernst & Young LLP.*

23.3	Consent of KPMG LLP.*

23.4	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.*

24.1	Powers of attorney (included on signature page).*

99.1	Form of Proxy Card of Capital Title Group, Inc.**

*	Filed previously
**	Filed herewith

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on July 11, 2006.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ THEODORE L. CHANDLER, JR.
Theodore L. Chandler, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Director	July 11, 2006
Charles H. Foster, Jr.

/s/ THEODORE L. CHANDLER, JR.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2006
Theodore L. Chandler, Jr.

*	Chief Financial Officer (Principal Financial Officer)	July 11, 2006
G. William Evans

/s/ CHRISTINE R. VLAHCEVIC	Senior Vice President — Corporate Controller (Principal Accounting Officer)	July 11, 2006
Christine R. Vlahcevic

*	Director	July 11, 2006
Janet A. Alpert

*	Director	July 11, 2006
Gale K. Caruso

*	Director	July 11, 2006
Michael Dinkins

*	Director	July 11, 2006
John P. McCann

*	Director	July 11, 2006
Robert F. Norfleet, Jr.

*	Director	July 11, 2006
Robert T. Skunda

Signature	Title	Date

*	Director	July 11, 2006
Julious P. Smith, Jr.

*	Director	July 11, 2006
Thomas G. Snead, Jr.

*	Director	July 11, 2006
Eugene P. Trani

*	Director	July 11, 2006
Marshall B. Wishnack

*	Michelle H. Gluck, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of the registration statement.

July 11, 2006	/S/ MICHELLE H. GLUCK
Michelle H. Gluck Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of March 28, 2006, by and among LandAmerica Financial Group, Inc., CTG Acquisition Corporation and Capital Title Group, Inc, included in Part I as Annex A to the proxy statement/prospectus that is a part of this Registration Statement.

3.1	Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed May 24, 2006, File No. 1-13990.

3.2	Bylaws of LandAmerica Financial Group, Inc. (amended and restated October 26, 2005), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated October 26, 2005, File No. 1-13990.

4.1	Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

4.2	First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

4.3	Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

4.4	Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Registrant and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

4.5	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.5 of the Registrant’s Form 10-K for the year ended December 31, 2005, File No. 1-13990.

4.6	Note Purchase Agreement, dated as of August 31, 2001, by and among the Registrant and the purchasers named therein, with accompanying forms of 7.16% Senior Notes, Series A, due 2006, 7.45% Senior Notes, Series B, due 2008 and 7.88% Senior Notes, Series C, due 2011. The foregoing exhibits need not be filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant, by signing this Registration Statement on Form S-4, agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries, and for any unconsolidated subsidiaries for which financial statements are required to be filed that authorizes a total amount of securities not in excess of 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

4.7	Indenture, dated November 26, 2003, between the Registrant and JP Morgan Chase Bank, as trustee, including Form of 3.125% Convertible Senior Notes due 2033, incorporated by reference to Exhibit 4.7 of the Registrant’s Registration Statement on Form S-3, File No. 333-113004, filed February 23, 2004.

Exhibit No.	Document
4.8	Registration Rights Agreement, dated November 26, 2003, between the Registrant and the initial purchasers of the Registrant’s 3.125% Convertible Senior Notes due 2033, incorporated by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form S-3, File No. 333-113004, filed February 23, 2004.

4.9	Indenture, dated May 11, 2004, between the Registrant and JP Morgan Chase Bank, as Trustee, including Form of 3.25% Senior Convertible Debentures due 2034, incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-Q for the quarter ended June 30, 2004, File No. 1-13990.

4.10	Registration Rights Agreement, dated May 11, 2004, between the Registrant and the initial purchasers of the Registrant’s 3.25% Senior Convertible Debentures due 2034, incorporated by reference to Exhibit 4.2 of the Registrant’s Form 10-Q for the quarter ended June 30, 2004, File No. 1-13990.

5.1	Legal opinion of Williams Mullen.*

21.1	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21 of the Registrant’s Form 10-K for the year ended December 31, 2005, File No. 1-13990.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of Ernst & Young LLP.*

23.3	Consent of KPMG LLP.*

23.4	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.*

24.1	Powers of attorney (included on signature page).*

99.1	Form of Proxy Card of Capital Title Group, Inc.**

*	Filed previously
**	Filed herewith